UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(Rule 14a-101)
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
WEX Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022 WEX Inc.

Notice of Annual Meeting and Proxy Statement

LETTER TO OUR STOCKHOLDERS
WEX INC.
1 Hancock Street
Portland, Maine 04101
April 19, 2022
Dear Fellow Stockholders,
You are cordially invited to attend the 2022 annual meeting of stockholders of WEX Inc. (the "Company"), which will be held on Thursday, May 12, 2022, at 8:00 a.m., Eastern Time. As was the case with the Company's last two annual meetings, this year's annual meeting will be conducted exclusively via the Internet as a virtual audio web conference. Details for attending, and an overview of the matters expected to be acted upon at the meeting, are described in detail in the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement.
The Proxy Statement also includes important information about the Company’s strong 2021 performance, governance practices, and executive compensation program. Our management team and Board of Directors are focused on delivering long-term stockholder value, and we appreciate you taking the time to review these materials.
Stockholder Engagement
Our management team and Board of Directors are committed to ongoing engagement with our stockholders. Over the course of 2021, WEX management reached out to holders of more than 87% of shares outstanding to discuss matters that interested them. Independent members of our Board participated in and led meetings with each investor that accepted our invitation. We listened carefully to our stockholders during these conversations and made several changes in response to the feedback we received.
Executive Compensation
We believe WEX’s executive compensation program is aligned with stockholder interests. WEX’s “pay-for-performance” philosophy regarding executive compensation is straightforward, and that is to reward our executives for their contributions to the Company’s success by tying a significant portion of their total compensation to key business drivers and stockholder value.
Our executive compensation program has historically received strong stockholder support (including, for example, we received approximately 98% support during the 2019 and 2020 annual meetings of stockholders). Through the outreach mentioned above we sought to understand any stockholder concerns with respect to our executive compensation program and incorporated them into our actions, including: returning to our prior, standard executive pay program; incorporating new ESG-related objectives; and creating a performance benchmarking peer group to provide additional reference information relating to our pay program and financial performance.
Corporate Governance
We are committed to ensuring WEX maintains strong corporate governance practices that align with our stockholders' expectations. In line with this commitment, we have taken the following actions:
•Began declassification of the Board, with phase-in of one year terms commencing with the four directors up for election at this 2022 annual meeting of stockholders.
•Charged the Corporate Governance Committee of the Board with overseeing our ESG program to clarify and enhance the Board's oversight of ESG risks and opportunities.
•Refreshed the Board with seven new members since 2018, with a strong mix of skills, qualifications, backgrounds, and experiences.
•Implemented a robust director orientation program for the three directors newly elected to the Board in 2021, the program was also made available to and attended by existing Board members as desired.
2022 Proxy Statement     1

LETTER TO OUR STOCKHOLDERS
Environmental, Social, and Governance (ESG)
With a purpose to "simplify the business of running a business." WEX is driven to help our customers succeed by enabling them to cut through an increasingly complex business environment. Our focus on environmental, social, and governance (ESG) considerations is integral to our culture and long-term strategy, and is underpinned by our core values: Integrity, Execution, Innovation, Relationships, and Community. Since the Company's 2021 annual meeting of stockholders, we have taken several important steps to advance our ESG strategy:
•Published our inaugural ESG Report and accompanying Sustainability Accounting Standards Board (SASB) index. Our report covered key topics like energy management, diversity, culture, talent development, social responsibility, ethical business practices, cybersecurity, and data privacy.
•Conducted our first ESG assessment to identify the ESG issues that matter to our long-term strategy and our stakeholders.
•Established an internal ESG Committee to lead the development and implementation of our ESG strategy and program.
•Enhanced our commitment to Diversity, Equity, and Inclusion (DEI) by creating the position of Chief Diversity and Inclusion Officer and releasing "Diversity Equity and Inclusion at WEX," a special report highlighting our current efforts in DEI.
Both our Board of Directors and Executive Leadership Team are actively engaged in WEX’s ESG strategy, and we believe that integrating relevant ESG considerations into our long-term business strategy is key to delivering on our commitments to our stakeholders. We will continue to engage with our investors and other stakeholders to understand their ESG priorities, and we welcome stockholder perspectives and feedback on our ESG strategy.
Strategic Summary
Overall, we are incredibly proud of our continued strategic progress. Today, WEX is better positioned than ever before as a market leader in each of our businesses, with proven product differentiation, deep expertise, data driven insights, and a platform that is both reliable and scalable. We and our customers benefit from the network effect generated by our growing customer base, allowing us to deploy customer driven innovation across our network.
Our commitment to our stockholders remains to deliver strong stockholder value by harnessing our leading technology, cultivating customer relationships and people, and continuing to help our customers “simplify the business of running a business.”
We encourage you to review the enclosed proxy materials and to participate in the stockholder voting process. It is important that your shares are represented and voted regardless of the size of your holdings. Please cast your vote as soon as possible, whether or not you plan on attending the virtual annual meeting
On behalf of the Board of Directors and the employees of WEX Inc., we would like to express our appreciation for your continued interest in the Company.

Sincerely,

Melissa Smith Chair and Chief Executive Officer
2     WEX Inc.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Date and Time Thursday, May 12, 2022 8:00 a.m. Eastern Time	Virtual Audio Web Conference https://web.lumiagm.com/289188153 Password: wex2022	Who Can Vote Stockholders who owned shares of our common stock at the close of business on March 31, 2022 are entitled to vote

Agenda	Board Recommendation	For Further Details
To elect four directors, each to serve for a term of one year, until the 2023 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal	FOR each director nominee	Page 12
To conduct an advisory (non-binding) vote on the compensation of our Named Executive Officers	FOR	Page 45
To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022	FOR	Page 80
Stockholders will also consider and transact any other business properly coming before the Annual Meeting.
In light of the ongoing pandemic, to enable broad access to the 2022 Annual Meeting of Stockholders ("Annual Meeting") and to continue to support the health and well-being of our stockholders, employees and directors, our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet as a virtual web conference and will enable greater stockholder attendance and participation from any location around the world. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that stockholders can attend the Annual Meeting online, vote their shares electronically during the online meeting and submit questions during the online meeting by visiting https://web.lumiagm.com/289188153. The password for the meeting is wex2022. If you have any questions, please contact D.F. King & Co., Inc., our proxy solicitor assisting us in connection with the Annual Meeting. Stockholders may call them toll free at (800) 283-9185. Banks and brokers may call them at (212) 269-5550.
We will begin mailing to our stockholders our annual report for the fiscal year ended December 31, 2021 and our proxy materials on or about April 19, 2022.
2022 Proxy Statement     3

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
Stockholders who owned shares of our common stock at the close of business on March 31, 2022 are entitled to attend the Annual Meeting online and vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. Stockholders that owned stock in “street name” as of such date must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from their bank, broker or other nominee to vote electronically during the Annual Meeting. A complete list of registered stockholders will be available to stockholders of record during the Annual Meeting for examination at https://web.lumiagm.com/289188153. Further information about how to register to attend the Annual Meeting, attend the Annual Meeting online, vote your shares electronically during the meeting and submit questions online during the meeting is included in the accompanying proxy statement.
By Order of the Board of Directors,
Hilary A. Rapkin
Chief Legal Officer
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 12, 2022:
The proxy statement and 2021 Annual Report, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available for viewing, printing and downloading, free of charge, at https://ir.wexinc.com/financials/proxy-statement.
How to Vote: If you are a stockholder of record, to vote prior to the Annual Meeting you may use the following voting methods:

Internet Go to www.voteproxy.com. You will need the control number included on your proxy card. Your vote must be received by 11:59 p.m. ET on May 11, 2022 to be counted.	Mail Complete, sign and date your enclosed proxy card and return it by mail in the enclosed prepaid and addressed envelope prior to the Annual Meeting.
Telephone
Dial 1-800-776-9437 in the United States or 1-718-921-8500 from foreign countries and follow the recorded instructions. You will need the control number on your proxy card. Your vote must be received by 11:59 p.m. ET on May 11, 2022 to be counted.

If you are a stockholder of record, you may also vote your shares electronically during the virtual Annual Meeting by visiting https://web.lumiagm.com/289188153. The password for the Annual Meeting is wex2022.
If you hold your stock in “street name,” that is, stock held for your account by a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee in order to vote prior to or during the Annual Meeting. If you hold your stock in “street name,” you must obtain a legal proxy from your bank, broker or other nominee in order to vote during the Annual Meeting.
4     WEX Inc.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
This Proxy Statement and enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of WEX Inc. for use at our annual meeting of stockholders to be held on Thursday, May 12, 2022 (the "Annual Meeting") via the Internet as a virtual web conference at https://web.lumiagm.com/289188153. On or about April 19, 2022, we will begin mailing to our stockholders our Proxy Statement, our Annual Report to Stockholders and our proxy card.
Company Overview
WEX Inc. ("WEX", "our(s)", "we" or "the Company") is the global commerce platform that simplifies the business of running a business. We have created a powerful ecosystem that offers seamlessly embedded, personalized solutions for our customers. Through our rich data and specialized expertise in simplifying benefits, reimagining mobility and paying and getting paid, we make it easy for companies to overcome complexity and reach their full potential. WEX was founded in 1983 and trades on the NYSE under the ticker WEX.
We currently operate in three reportable segments: Fleet Solutions, Travel and Corporate Solutions, and Health and Employee Benefit Solutions. Our Fleet Solutions segment provides payment processing, transaction processing, and information management services specifically designed for the needs of fleets of all sizes from small businesses to federal and state government fleets and over-the-road carriers. Our Travel and Corporate Solutions segment focuses on the complex payment environment of global B2B (business-to-business) payments, enabling customers to utilize our payments solutions to integrate into their own workflows and manage their accounts payable automation and spend management functions. Our Health and Employee Benefit Solutions segment provides a software-as-a service, or "SaaS" platform for consumer directed healthcare benefits and a full-service benefit enrollment solution, bringing together benefits administration, certain compliance services and consumer-directed and benefits accounts. Additionally, the Company serves as the non-bank custodian to certain health saving account assets. During 2021, Fleet Solutions' revenue represented approximately 60% of the Company's total revenue, Travel and Corporate Solutions' revenue represented approximately 18% of the Company's total revenue, and Health and Employee Benefit Solutions' revenue represented approximately 22% of the Company's total revenue.
2021 Performance Snapshot
With record revenue and many other accomplishments, 2021 was one of the best years in WEX's history. We continued to win new customers and expand our relationships with existing partners across the WEX ecosystem, a testament to our compelling solutions, which are underpinned by global scale and reliability, customer-focused innovation, and specialized focus with rich data. While we, along with the rest of the world, continued to navigate the unprecedented COVID-19 pandemic, the Company’s 2021 revenue increased 19% from 2020, while 2021 GAAP net income attributable to shareholders per diluted share was breakeven and adjusted net income attributable to shareholders per diluted share, a non-GAAP measure(1), increased 51% from 2020 to $9.14 per share, as shown in the charts below. In fact, over the past five years, we have grown revenue at a compounded annual rate of 13% and adjusted net income attributable to shareholders per diluted share at a compounded annual rate of 19%.
(1)Non GAAP Adjusted Net Income Attributable to Shareholders per Diluted Share is not a financial measure prepared in accordance with generally accepted accounting principles ("GAAP"). For information on how we compute this non-GAAP financial measure and a reconciliation to the most directly comparable financial measure prepared in accordance with GAAP, please refer to "Appendix A — Reconciliation of Non-GAAP Financial Measure" in this proxy statement.
2022 Proxy Statement     5

PROXY STATEMENT SUMMARY

Revenue $ million	Adjusted Net Income Attributable to Shareholders per Diluted Share(1)

+13% CAGR (2016-2021)
$2,000
$1,500
$1,000
$500
$0
$1,012
$1,249
$1,493
$1,724
$1,560
$1,851
2016
2017
2018
2019
2020
2021

+19% CAGR (2016-2021)
$12.0
$9.0
$6.0
$3.0
$0
$3.78
$5.32
$8.28
$9.20
$6.06
$9.14
2016
2017
2018
2019
2020
2021

(1)Non GAAP Adjusted Net Income Attributable to Shareholders per Diluted Share is not a financial measure prepared in accordance with generally accepted accounting principles ("GAAP"). For information on how we compute this non-GAAP financial measure and a reconciliation to the most directly comparable financial measure prepared in accordance with GAAP, please refer to "Appendix A — Reconciliation of Non-GAAP Financial Measure" in this proxy statement.
We attribute our success over time to these key differentiators:
•We are well-positioned in very large and growing addressable markets and we have a strong track record of growth.
•We are a market leader, at scale, with deep expertise that allows us to provide an ecosystem of seamlessly embedded, tailored solutions for customers both large and small.
•We have a highly recurring revenue model which allows us to invest in strategic growth opportunities.
•Each new customer and partner adds additional utility to our platform, enhancing the network effect.
•Our employees are highly focused on innovating to meet the needs of our customers and partners.
In 2021, we accomplished significant objectives that contributed to our 2021 financial results and positioned WEX for the future. We continued to expand our solutions, strengthening and diversifying our cloud-based commerce platform. Substantial progress was made on the integration of the eNett and Optal businesses that were acquired at the end of 2020 leading to more than $30 million in annualized cost synergies. We advanced our Electric Vehicle strategy, working closely with customers and expanding industry partners to support the needs of fleets managing the complexities of electrification. In the Health and Employee Benefits Solutions segment we acquired the benefitexpress business, which extends our business into the large and growing benefits administration marketplace. We also acquired the custodial or sub-custodial rights over certain health savings account assets, which allows us to better capture the economics from these assets. In addition, in April 2021 we amended our credit agreement to, among other things, extend the terms of, and increase the available loan amounts under, each component of the agreement. This amended credit facility will assist us in maintaining a strong liquidity position going forward as we continue to execute our strategy in an ever-changing business environment.
We also continued to expand and diversify our already strong leadership base. In June 2021, three new directors were elected to our Board of Directors, as part of our active Board refreshment process, and since 2018 we have added a total of seven new directors to our Board. This refreshment has strengthened the background, experiences, expertise, and diversity of our Board.
During the year, we also announced several changes to our Executive Leadership Team, effective in January 2022. We reorganized our Executive Leadership Team to better serve our customers and to enable better integration across our platform. As part of this reorganization, we created three new positions: Chief Operating Officer, Americas, to oversee the strategic growth of, and collaboration across, the Company’s fleet, health, travel and corporate payments businesses in the Americas; Chief Operating Officer, International, to lead the Company’s international growth; and our first Chief Digital Officer, to expand digital commerce and product development opportunities. These changes are designed to accelerate our business and unlock new growth opportunities by giving our customers an experience that puts them at the center of everything we do. Our leadership team guided the Company through unprecedented times in 2021, while continuing to position WEX for the future, and with these new leadership team additions, is poised to continue to do the same.
6     WEX Inc.

PROXY STATEMENT SUMMARY

Proposal 1
Election of Directors The Board recommends a vote FOR each director nominee. See page 12.

Our Board of Directors
As a result of the adoption of an Amended and Restated Certificate of Incorporation, which was approved during the Company's 2021 annual meeting of stockholders, the Company is in the process of declassifying its Board of Directors, which is currently divided into three classes. The declassification of the Board of Directors is being phased-in, and commencing with this Annual Meeting, directors standing for election will be elected for new terms of one year.
At this Annual Meeting, the directors who belong to Class II of the Board are standing for re-election for a term of one year expiring at the 2023 annual meeting of stockholders and until their respective successors are elected and qualified.
The members of Class I and Class III are not up for re-election at this Annual Meeting. The members of Class II elected at this Annual Meeting will be up for re-election, if renominated, at the 2023 annual meeting of stockholders as will the current Class III directors, if nominated, all for a term of one year expiring at the 2024 annual meeting of stockholders and until their respective successors are elected and qualified. The current Class I directors will be up for re-election, if nominated, at the 2024 annual meeting of stockholders, along with all other directors, if renominated, all for a term of one year expiring at the 2025 annual meeting of stockholders and until their respective successors are elected and qualified. This will result in the classified Board being fully phased-out (and all Board members standing for annual nomination and election) commencing with the 2024 annual meeting of stockholders.
The following table provides summary information about each director nominee (current Class II directors) and each continuing director (current Class I and Class III directors), including their current committee assignments:
2022 Proxy Statement     7

PROXY STATEMENT SUMMARY

Name and Primary Occupation	Age	Director Since	Current Committee Membership
			AC	LDCC	CGC	FC	TC
Susan Sobbott	57	2018	M		M
Former President of Global Commercial Services, American Express Company
Stephen Smith	51	2019		M		M
President and Chief Executive Officer, L.L.Bean
James Groch	60	2020	M			M
Former Global Group President and Chief Investment Officer, CBRE Group, Inc.
Regina Sommer	64	2005	C				M
Former Vice President and Chief Financial Officer, Netegrity, Inc.
Jack VanWoerkom	68	2005		M	C
Vice Chairman and Lead Director, Former General Counsel and Chief Compliance Officer, Porchlight Equity
Derrick Roman	58	2021	M			M
Former Partner, PricewaterhouseCoopers
Nancy Altobello	64	2021	M	M
Former Partner, Ernst & Young
Bhavana Bartholf	45	2021	M				M
Global Head of Digital and Sales Strategy, Partner General Manager, Microsoft Commercial Solution Areas
Daniel Callahan	65	2019		C			M
Former Global Head of Operations and Technology, Citigroup
Shikhar Ghosh	64	2005			M		C
Professor of Management Practice, Harvard Business School
James Neary	57	2016		M		C
Managing Director, Co-head of US Private Equity, and a member of the Executive Management Group of Warburg Pincus
Melissa Smith	53	2014
Chair and Chief Executive Officer, WEX Inc.

AC – Audit Committee	FC – Finance Committee	M – Member
LDCC – Leadership Development and Compensation Committee	TC – Technology Committee	– Independent
CGC – Corporate Governance Committee	C – Chair
8     WEX Inc.

PROXY STATEMENT SUMMARY
Projected Board Snapshot

Independence	Tenure	Age	Diversity
Independent	<3 years	<50 years	Female

Not Independent	3-7 years	50-60 years	Ethnically Diverse

	>7 years	61-70 years

Skills and Experiences

Susan Sobbott
Stephen Smith
James Groch
Regina Sommer
Jack VanWoerkom
Derrick Roman
Nancy Altobello
Bhavana Bartholf
Daniel Callahan
Shikhar Ghosh
James Neary
Melissa Smith

Finance, Accounting or Reporting	Risk Management	ESG (and HCM)
Legal	Global or International Business	Cyber Security
Business Development and M&A	Technology
Marketing or Public Relations	Industry
2022 Proxy Statement     9

PROXY STATEMENT SUMMARY

Proposal 2
Advisory (Non-Binding) Vote on the Compensation of Our Named Executive Officers The Board recommends a vote FOR this proposal. See page 45.

Our Approach to Compensation
Our compensation programs are designed and administered to balance the achievement of near-term operational results and long-term growth goals with the ultimate objective of increasing long-term stockholder value. The principal elements of an executive’s total compensation consist of: base salary, annual cash bonus (which we call our short term incentive program, or, STIP), and long-term incentives.
The majority of CEO compensation is variable (“at risk”). For 2021, 90% of target total direct compensation was variable for our CEO in her core compensation program. This directly ties pay to Company performance outcomes, including financial results, strategic initiatives, and stock price performance, which directly aligns with the interests of our stockholders.

2021 CEO Target Total Compensation Mix	2021 CEO Long-term Incentive Mix

10%
Salary
15%
Annual
Incentive
11%
RSUs
19%
Stock
Options
45%
PSUs
(90%)
Variable
Compensation

15%
RSUs
60%
PSUs
(85%)
Performance
Contingent
25%
Stock
Options

The majority of the compensation for the remaining Named Executive Officers is also variable and tied directly to Company performance outcomes, as described above.

Proposal 3
Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm For Fiscal Year 2022 The Board recommends a vote FOR this proposal. See page 80.

The Audit Committee has selected Deloitte & Touche LLP (D&T) as the Company’s independent registered public accountant for the 2022 fiscal year. D&T has served as the Company’s independent registered public accountant since 2003. We are asking our stockholders to ratify this selection.
10     WEX Inc.

TABLE OF CONTENTS

Letter to Our Stockholders	1

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may appear throughout this report. When used in this proxy statement, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future opportunity,” “intend,” “may,” “plan,” “project,” “should,” “strategy,” “target,” “would,” “will likely result,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially, including: the susceptibility of our industry and the markets addressed by our, and our customers’, products and services to economic downturns, including as a result of widespread illness such as COVID-19 pandemic; the scope and severity of the COVID-19 pandemic; and risks and uncertainties identified in Item 1A of our Annual Report for the year ended December 31, 2021, filed on Form 10-K with the Securities and Exchange Commission on March 1, 2022. In addition, descriptions of historic performance and performance targets may not be indicative of future performance in light of these risks and uncertainties. The proxy statement speaks only as to the date of mailing, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Notice of 2022 Annual Meeting of Stockholders	3
Proxy Statement Summary	5

Governance	12
Proposal 1: Election of Directors	12
The Board's Role and Responsibilities	13
The Board of Directors	17
Board Structure	31
Board Practices, Policies, and Processes	35
Director Compensation	40

Executive Officers	43

Executive Compensation	45

Proposal 2: Advisory (Non-Binding) Vote on the Compensation of Our Named Executive Officers	45
Compensation Discussion & Analysis	46
Compensation Committee Report	67
Executive Compensation Tables	68
Pay Ratio Disclosure	79

Audit Matters	80

Proposal 3: Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2022	80
Auditor Selection and Fees	81
Audit Committee Report	82

Information About Stock Ownership	83

Principal Stockholders	83
Securities Authorized for Issuance under Equity Compensation Plans	85

General Information about the Annual Meeting and Voting Your Shares	86
Other Business	92
Appendix A	93
2022 Proxy Statement     11

GOVERNANCE

Proposal 1
Election of Directors

As a result of the adoption of an Amended and Restated Certificate of Incorporation, which was approved during the Company’s 2021 annual meeting of stockholders, the Company is in the process of declassifying its Board of Directors, which is currently divided into three classes. The declassification of the Board of Directors is being phased-in, and commencing with this Annual Meeting, directors standing for election will be elected to new terms of one year. Therefore, at this Annual Meeting, the directors who belong to Class II of the Board are standing for re-election for a term of one year expiring at the 2023 annual meeting of stockholders and until their respective successors are elected and qualified.
The members of Class I and Class III are not up for re-election at this Annual Meeting. The members of Class II elected at this Annual Meeting will be up for re-election, if renominated, at the 2023 annual meeting of stockholders as will the current Class III directors, if nominated, all for a term of one year expiring at the 2024 annual meeting of stockholders and until their respective successors are elected and qualified. The current Class I directors will be up for re-election, if nominated, at the 2024 annual meeting of stockholders, along with all other directors, if renominated, all for a term of one year expiring at the 2025 annual meeting of stockholders and until their respective successors are elected and qualified. This will result in the classified Board being fully phased-out (and all Board members standing for annual nomination and election) commencing with the 2024 annual meeting of stockholders.
The following individuals are our director nominees for election to serve a one year term, until our 2023 annual meeting of stockholders and until their respective successors are elected and qualified:
•Shikhar Ghosh
•James Neary
•Melissa Smith
•Daniel Callahan
Mr. Ghosh, Mr. Neary, Ms. Smith, and Mr. Callahan are the current members of Class II and their current term as directors will expire at this Annual Meeting. Upon conclusion of this Annual Meeting, the current Class II directors shall no longer be considered part of a specific class of directors and they will be up for renomination and re-election annually.
As part of the Board's continual effort to maintain a breadth of skills, qualifications, backgrounds, and experience on the Board, after considering the recommendation of the Corporate Governance Committee, the Board determined to nominate Ms. Smith, Mr. Callahan, and Mr. Ghosh for re-election.
In addition, in accordance with a 2020 private placement of common stock and convertible notes (the "Private Placement Transaction") completed with an affiliate of Warburg Pincus, LLC, such affiliate has the right to designate one person for election to the Company's Board of Directors (the "Warburg Designee") for so long as the purchaser of the securities continues to own at least 50% of the aggregate amount of (i) shares of common stock and (ii) shares of common stock issuable upon conversion of the convertible notes, which were purchased in the Private Placement Transaction. The Warburg Designee is also entitled to be a member of the Leadership Development and Compensation Committee and the Finance Committee of the Board. The Warburg Designee is currently Mr. Neary. Pursuant to the terms of the Private Placement Transaction, the Warburg Designee must be qualified to serve as a Board member under applicable legal and regulatory requirements and must satisfy all director qualifications in effect from time to time that apply to all nominees for the Board. The Corporate Governance Committee and the Board determined that all required criteria were satisfied. In addition, Mr. Neary has served on the Company's Board of Directors since 2016 and therefore has extensive knowledge of the Company and adds a diverse set of skills, qualifications, background, and experience to the Board. Accordingly, after considering the recommendation of the Corporate Governance Committee and the terms of the Private Placement Transaction, the Board nominated Mr. Neary for re-election. For further information on the convertible senior notes transaction, please see "Board Practices, Policies, and Processes - Certain Relationships and Related Transactions - Warburg Pincus Private Placement Transaction." Ms. Smith, Mr. Callahan, Mr. Ghosh, and Mr. Neary have consented to be named in the proxy statement and to serve if elected.

The Board recommends a vote FOR these nominees.

12     WEX Inc.

GOVERNANCE
The Board’s Role and Responsibilities
Overview
Our business is managed under the direction of our Board pursuant to the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws ("By-Laws"), and Corporate Governance Guidelines. The Board has responsibility for establishing broad corporate policies and for our overall company performance. The Board keeps itself informed of company business through regular written reports and analyses and discussions with our CEO and our senior leadership; by reviewing materials provided to the Board; by consulting with outside advisors as appropriate; and by participating in Board and committee meetings. For example, each year, the Board holds a two-day strategy session, which includes presentations from many senior executives across our lines of business. Additionally, at Board meetings, the Board routinely engages with senior management on critical business matters that tie to the Company’s overall strategy. The Board actively oversees our long-term business strategy and is actively engaged in ensuring that our culture reflects a commitment to integrity, compliance, and inclusion.
Risk Oversight
Our Board recognizes the importance of effective risk oversight in running a successful business and fulfilling its fiduciary responsibilities to the Company and its stockholders. The Board is responsible for promoting an appropriate culture of risk management within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and monitoring how the Company addresses specific risks, such as strategic and competitive risks, human capital risks, financial risks, brand and reputation risks, cybersecurity and technology risks, legal and compliance risks, regulatory and operational risks, and risks related to our subsidiary WEX Bank. While all of our executive officers and other senior leaders are responsible for the day-to-day management of risk, the Company's Risk and Compliance Organization and Chief Risk and Compliance Officer (“CRCO”), who reports to the CEO but has direct access to the Board as needed, centralize all risk management and compliance functions.
As part of its mandate, the Risk and Compliance Organization identifies and prioritizes specific risks. Regularly, the CRCO will present those risks to the CEO and the full Board along with the steps that management has taken or will be taking to mitigate such risks. Oversight of particular risks are delegated to committees of the Board, as appropriate and as described below, based upon the nature of any particular risk. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. In addition, each of the committees may meet in executive session with the CRCO and other members of senior management to discuss our risks and exposures. The Risk and Compliance Organization provides written reports as needed to the Board for their discussion regarding recent business, legal, regulatory, competitive, and other risks impacting the Company.
2022 Proxy Statement     13

GOVERNANCE

AUDIT COMMITTEE	•Oversees the process by which various enterprise risks are managed and reported to the Board, as well as activities related to financial controls and legal and corporate compliance.

CORPORATE GOVERNANCE COMMITTEE
•Responsibilities include advising the Board regarding appropriate corporate governance practices, including the Chair providing appropriate oversight over outside Board directorships and conflicts of interest.
•Oversees risks related Board composition, the Company's ESG program, related party transactions, and political contributions.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE	•Oversees risks related to our compensation programs for employees, officers and directors. •Oversees strategies having significant human capital implications.

TECHNOLOGY COMMITTEE
•Assists the Board and Audit Committee in their oversight of the Company’s management of risks regarding technology, data security, disaster recovery, and business continuity.
•In connection with the oversight of cybersecurity risk, our Technology Committee receives quarterly reports from our Chief Information Security Officer, who presents a threat matrix and overall analysis of our cyber-health, as well as any recent threat activity.

FINANCE COMMITTEE
•Responsibilities include advising the Board and the Company’s management with respect to risks associated with potential corporate transactions, including strategic investments, mergers, acquisitions and divestitures.
•Oversees risk related to interest rates, fuel prices, and leverage.
•Evaluates and oversees policies governing the Company's capital structure.

Environmental, Social and Governance (ESG)
With a purpose to "simplify the business of running a business," WEX is driven to help our customers succeed by enabling them to cut through an increasingly complex business environment. Our focus on environmental, social and governance (ESG) considerations is integral to our culture and long-term strategy, and is underpinned by our core values: Integrity, Execution, Innovation, Relationships, and Community. Since the Company's 2021 annual meeting of stockholders, we have taken several important steps to advance our ESG strategy:
•Published our inaugural ESG Report and accompanying Sustainability Accounting Standards Board (SASB) index. Our report covered key topics like energy management, diversity, culture, talent development, social responsibility, ethical business practices, cybersecurity, and data privacy;
•Conducted our first ESG assessment to identify the ESG issues that matter to our long-term strategy and our stakeholders;
•Demonstrated progress toward diversity and inclusion aspirations by the addition of seven directors since 2018, including four persons of color or women, the reconstitution of our executive leadership team, which now consists of more than 50% women, and the maintenance of a continued focus on identifying diverse slates for external hiring;
•Established an internal ESG Committee to lead the development and implementation of our ESG strategy; and program; and
•Enhanced our commitment to Diversity, Equity, and Inclusion (DEI) by creating the position of Chief Diversity and Inclusion Officer and releasing "Diversity Equity and Inclusion at WEX," a special report highlighting our current efforts in DEI. Please visit our DEI website (https://www.wexinc.com/about/careers/diversity-and-inclusion/) to review our DEI special report.
14     WEX Inc.

GOVERNANCE
Leadership & Oversight
Both our Board of Directors and Executive Leadership Team are actively engaged in WEX’s ESG strategy. The Corporate Governance Committee of the Board has been charged with overseeing our program to demonstrate the Company's commitment to the ESG. In addition, our Leadership Development and Compensation Committee oversees all talent-related initiatives, including those relating to compensation equality, as well as DEI and talent development.
In 2021, we formalized our internal ESG Committee. This committee consists of senior leaders across the organization representing key business areas, including strategy, human resources (which includes facilities), finance, legal, risk, and communications. The ESG Committee is responsible for developing and overseeing the implementation of WEX’s ESG strategy and related programs, and for providing regular updates to the Executive Leadership Team, the Corporate Governance Committee, and Board of Directors.

Board of Directors

Audit Committee	Finance Committee	Technology Committee	Leadership Development and Compensation	Corporate Governance

Executive Leadership Team

ESG Committee
Process and Priorities
We know that an authentic and enduring ESG strategy reflects the issues that are most relevant for the Company. In 2021, we conducted our first ESG assessment to identify the topics that are most impactful to our business and to our stakeholders. This process took into consideration the priorities of our key stakeholders – our employees, our customers, our investors, and our communities – and integrated key long-term business initiatives. Through this process, we identified four ESG priorities:
•People and Culture: We are committed to creating an inclusive environment where all of our people can succeed and thrive.
•Environmental Innovation: We are enabling our customers' sustainability efforts through fleet efficiency, better data, and electrification.
•Environmental Stewardship: We are driving operational and energy efficiency to minimize our own corporate environmental impact.
•Social Impact: We are committed to enhancing the health and well-being of our communities, customers, and employees.
We believe that integrating relevant ESG considerations into our long-term business strategy is key to delivering on our commitments to our stakeholders. We will continue to engage with our investors and other stakeholders to understand their ESG priorities, and we welcome stockholder perspectives and feedback on our ESG strategy.
For more information about our ESG strategy and priorities, please visit our ESG website (www.wexinc.com/about/wex-esg-report/) to view our inaugural ESG report, published in June 2021, and our most recent EEO-1 Report. We plan to publish our second ESG report, which reflects our ESG priorities, later in 2022. Furthermore, our ESG website will be periodically updated with our most up-to-date EEO-1 reports as they are filed with the relevant agencies.
2022 Proxy Statement     15

GOVERNANCE
Cyber Security Risk Management
The Company's Board of Directors is ultimately responsible for the oversight of the Company's cyber security risk. In addition, the Audit Committee engages in the governance of the Company's enterprise risk management program, which includes information technology risk at a high level. The Board, has created the Technology Committee, which, pursuant to its charter, is responsible for assisting the Board and the Audit Committee in the oversight of the Company's management of risks regarding technology, data security, disaster recovery and business continuity. To perform this function, the Technology Committee receives quarterly reports from the Company's Chief Information Security Officer (CISO), who presents a threat matrix and overall analysis of our cyber health, as well as any recent threat activity. The Technology Committee then, in turn, regularly reports out to the Board and/or the Audit Committee as necessary during succeeding meetings. In addition, members of senior management, including the Chief Technology Officer, the CISO, and the Chief Legal Officer, among others, correspond directly with, or present to, the Board, the Audit Committee, and/or the Technology Committee, regarding issues or risks relating to cybersecurity matters as the case may be.
Succession Planning
The Board, with support from its committees as needed, regularly reviews short and long-term succession plans for the Chief Executive Officer and for other senior management positions. In assessing possible CEO candidates, the independent directors identify the skills, experience and attributes they believe are required to be an effective CEO in light of the Company’s global business strategies, opportunities and challenges. The Board also ensures that directors have substantial opportunities over the course of the year to engage with possible internal succession candidates.
16     WEX Inc.

GOVERNANCE
The Board of Directors
Selection of Directors
The Corporate Governance Committee of the Board of Directors of WEX Inc. is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending to the Board the persons to be nominated for election as directors at an annual meeting of stockholders in accordance with the Corporate Governance Guidelines, the policies and principles in the Corporate Governance Committee charter and the applicable criteria adopted by the Board. The Board regularly evaluates the Board and its committees for the proper mix and breadth of skills, experience, and backgrounds to maintain a high-functioning and adept Board. Since 2018, we have refreshed the Board with seven new members, with a strong mix of skills, qualifications, backgrounds, and experiences. The Corporate Governance Committee seeks individuals with the following types of experience:

FINANCE, ACCOUNTING, OR REPORTING EXPERIENCE — Individuals with an understanding of finance and financial reporting processes are valued on our Board because of the importance we place on accurate and transparent financial reporting and robust financial controls and compliance. We also seek to have a number of directors who qualify as audit committee financial experts.

LEGAL EXPERIENCE — Individuals who have had legal or regulatory experience provide insights into addressing significant legal and public policy issues, particularly in areas related to our Company’s business and operations. Because our Company’s business requires compliance with a variety of regulatory requirements across a number of countries, our Board values directors with relevant legal or regulatory experience.

BUSINESS DEVELOPMENT AND M&A EXPERIENCE — Individuals with a background in business development and in M&A provide insight into developing and implementing strategies for growing our business. Useful experience in this area includes skills in analyzing the “fit” of a proposed acquisition with a company’s strategy, the valuation of transactions, and assessing management’s plans for integration with existing operations.

MARKETING OR PUBLIC RELATIONS EXPERIENCE — Individuals who have had relevant experience in marketing, brand management, and public relations, especially on a global basis, provide important insights to our Board.

RISK MANAGEMENT — Individuals with experience overseeing the management of operational and financial risks, including those presented by new, strategic opportunities, provide valuable stewardship.

GLOBAL OR INTERNATIONAL BUSINESS EXPERIENCE — Because our Company is a global organization, individuals with broad international exposure provide useful business and cultural perspectives. We seek directors who have had relevant experience with multinational companies or in international markets.

TECHNOLOGY EXPERIENCE — As a technology company and leading innovator, we seek individuals with backgrounds in technology because our success depends on developing, investing in and protecting new technologies and ideas. We also target directors who can help guide the Company in advancing our strategy into new payment industries.

INDUSTRY EXPERIENCE — We seek individuals with experience in the financial technology payments industry generally and fleet, travel and healthcare payments specifically.

ESG (AND HCM) EXPERIENCE — We seek individuals with experience broadly across Environmental, Social, Governance matters, which includes Human Capital Management ("HCM") considerations given their importance to the Company.

CYBER SECURITY EXPERIENCE — We seek individuals with cyber security experience from both a technical and governance perspective to ensure that our Board and Company provide appropriate oversight over the Company's cyber security program.

2022 Proxy Statement     17

GOVERNANCE
Director Nominations and Recommendations
Director Nominees (Term Expires in 2023)

Shikhar Ghosh Independent Professor of Management Practice, Harvard Business School Age: 64 | Director Since: 2005 Board Committees: Technology (Chair), Corporate Governance

Key Experience:
Business Development and M&A	Global or International Business	Technology	Cyber Security	Industry

Mr. Ghosh is a Professor of Management Practice at the Harvard Business School. He has been on the faculty since August 2008 and is Co-Chairman of the Rock Center for Entrepreneurship at Harvard University. Mr. Ghosh is also currently on the board of Evidence Action, Rescale Inc, and Flipside Crypto, Inc. Evidence Action is a non profit organization that provides health services to over 200 million children across multiple countries. Rescale is a provider of high performance cloud computing. Flipside Crypto is an analytics provider to the Blockchain. From 2010 to 2020 Mr. Ghosh was on the board of Decision Resource Group, a data and analytics company serving the healthcare industry. From June 2006 until December 2007, Mr. Ghosh was the Chief Executive Officer of Risk Syndication for the Kessler Group, where he enabled bank clients and their endorsing partners to market credit cards. From June 1999 to June 2004, Mr. Ghosh was Chairman and Chief Executive Officer of Verilytics Technologies, LLC, an analytical software company focused on the financial services industry. In 1993, Mr. Ghosh founded Open Market, Inc., an Internet commerce and information publishing software firm. From 1988 to 1993, Mr. Ghosh was the Chief Executive Officer of Appex Corp., a technology company that was sold to Electronic Data Systems Corporation in 1990. From 1980 until 1988, Mr. Ghosh served in various positions with The Boston Consulting Group, a management consulting firm, and was elected as a worldwide partner and a director of the firm in 1988.
The Board nominated Mr. Ghosh due to its conclusion that he is well suited to serve as a director of the Company because of his experience with various technology related ventures and record of founding companies that have operated in emerging technology markets. Mr. Ghosh’s qualifications to serve on the Board include his academic experience and executive management, business development, and leadership experience, gained as the Chairman and CEO of various companies.

18     WEX Inc.

GOVERNANCE

James Neary
Independent
Managing Director, Co-head of US Private Equity, and a member of the Executive Management Group of Warburg Pincus
Age: 57 | Director Since: 2016
Board Committees: Finance (Chair), Leadership Development and Compensation

Key Experience:
Finance, Accounting, or Reporting	Business Development and M&A	Technology	Industry	ESG (and HCM)	Global or International Business

Mr. Neary is a managing director of Warburg Pincus, a private equity firm, which he joined in 2000. Mr. Neary is a Managing Director, Co-head of U.S. Private Equity (since December 2020) and a member of the Executive Management Group of Warburg Pincus. From 2013 to December 2020, Mr. Neary was head of the Industrials and Business Services team. From 2010 to June 2013, Mr. Neary led the firm’s late-stage efforts in the technology and business services sectors in the U.S. Prior to that, from 2004 to 2010, he was co-head of the technology, media and telecommunications investment efforts in the U.S. From 2000 to 2004, Mr. Neary led the firm’s Capital Markets activities. Prior to joining Warburg Pincus, he was a managing director at Chase Securities and prior to that, he was at Credit Suisse First Boston. Mr. Neary is a director of Sotera Health, a provider of sterilization solutions and lab testing and advisory services, a director of several private companies and a trustee of the Mount Sinai Health System. Mr. Neary has previously served on the boards of Endurance International Group, a web-presence solutions company; Fidelity National Information Services Inc., a bank technology processing company; Coyote Logistics, a truck brokerage business now owned by UPS; and Interactive Data Corporation, a firm providing financial market data and analytics, and now owned by Intercontinental Exchange.
The Board nominated Mr. Neary as the Warburg Designee and due to its further conclusions that he is qualified to serve as a director of the Company due to his extensive knowledge of the payments industry, strategy and business development and his wide-ranging experience as a director and as chairman of other large, complex companies and his perspective as the representative of Warburg Pincus.

2022 Proxy Statement     19

GOVERNANCE

Daniel Callahan Independent Former Global Head of Operations and Technology, Citigroup Age: 65 | Director Since: 2019 Board Committees: Leadership Development and Compensation (Chair), Technology

Key Experience:
Business Development and M&A	Risk Management	Global or International Business	Technology	Industry	ESG (and HCM)	Cyber Security

Prior to his retirement in December 2018, Mr. Callahan was an officer of Citigroup, an American multinational investment bank and financial services corporation. At Citigroup, Mr. Callahan served from October 2007 to December 2018 as the Global Head of Operations and Technology. From July 2005 to July 2007, Mr. Callahan was Managing Director at Credit Suisse, a financial services company. In addition, Mr. Callahan served as the Executive Chair of TIME, a news publication, from April 2019 to December 2021, and has served as a Non-Executive chair of TIME since January 2022. Furthermore, Mr. Callahan has served on the Board of Scotia Bank, a Canadian multinational banking and financial services company, since June 2021 and Tata Consultancy Services, an Indian Multinational Technology Company listed on the National Stock Exchange of India, since January 2019. Mr. Callahan is also an Executive Partner at Bridge Growth Partners, a technology investment firm, since October 2019, a director on the Columbia University's Teachers College charity board, and has served on the boards of several private companies.
The Board nominated Mr. Callahan due to its conclusion that he is well suited to serve as a director of the Company because of his industry experience as a key executive of Citigroup. Mr. Callahan’s qualifications to serve on the Board include his technology experience in a leadership position of a global financial services corporation and broad ESG experience given his time at TIME.

20     WEX Inc.

GOVERNANCE

Melissa Smith Chair, President, and Chief Executive Officer, WEX Inc. Age: 53 | Director Since: 2014

Key Experience:
Finance, Accounting, or Reporting	Business Development and M&A	Global or International Business	Technology	Industry

Ms. Smith has served as the Chair of the Board since September 2019. Ms. Smith assumed the role of Chief Executive Officer of WEX and a seat on the Board in January 2014. She has served as the Company’s President since May 2013. Previously, Ms. Smith served as President, The Americas, from April 2011 to April 2013 and as the Company’s Chief Financial Officer and Executive Vice President, Finance and Operations from November 2007 to April 2011. From September 2001 through November 2007, Ms. Smith served as Senior Vice President, Finance and Chief Financial Officer. From May 1997 to August 2001, Ms. Smith held various positions of increasing responsibility with the Company. Ms. Smith began her career at Ernst & Young. Ms. Smith has also served on the Board of Directors of Equifax Inc., a global data, analytics, and technology company, since November 2020.
The Board nominated Ms. Smith due to its conclusion that she is well suited to serve as a director of the Company because of her experience with the Company in various positions with increasing responsibilities across all facets of the Company. The Board benefits from the leadership skills, financial expertise and business development expertise of Ms. Smith. Ms. Smith has almost 25 years of experience with the Company.

2022 Proxy Statement     21

GOVERNANCE
Class III Directors (Term Expires in 2023)

Susan Sobbott Independent Former President of Global Commercial Services, American Express Company Age: 57 | Director Since: 2018 Board Committees: Audit, Corporate Governance

Key Experience:
Business Development and M&A	Marketing or Public Relations	Risk Management	Global or International Business	Industry	ESG (and HCM)

Prior to her retirement in February 2018, Ms. Sobbott was an officer at American Express Company, a multinational financial services company. At American Express Company, Ms. Sobbott served from December 2015 to February 2018 as the President of Global Commercial Services, a multibillion-dollar global division. From January 2014 to November 2015, she was President of Global Corporate Payments. From 2004 to January 2014, she was President and General Manager of American Express OPEN, a multibillion-dollar business unit within American Express Company serving small businesses. Ms. Sobbott served as an officer of the firm, as a member of the Business Operating Committee, a group of senior leaders at American Express Company working with the Chief Executive Officer to develop strategic direction, and as a member of the Enterprise Risk Management Committee. Ms. Sobbott served on the board of directors of The Children’s Place, the largest publicly-traded specialty retailer of children’s apparel in North America from June 2014 through May 2019. She also served on the board of Red Ventures, a privately held digital marketing provider for many of the world’s biggest consumer brands, from 2012 to 2020. She currently serves on the board of Ideas42, a nonprofit behavioral economic consultancy for social issues and is also an advisor of One Love, a nonprofit focused on educating the youth on the development of healthy relationships.
Ms. Sobbott's qualifications to serve as a director of the Company include her industry experience garnered while serving as a key executive at American Express. This includes Ms. Sobbott’s leadership running large international business units at American Express and experience in risk management, including participating in American Express's inaugural enterprise risk management committee.

22     WEX Inc.

GOVERNANCE

Regina O. Sommer Independent Former Vice President and Chief Financial Officer, Netegrity, Inc. Age: 64 | Director Since: 2005 Board Committees: Audit (Chair), Technology

Key Experience:
Business Development and M&A	Finance, Accounting, or Reporting	Risk Management	Technology

Since March 2005, Ms. Sommer has been a financial and business consultant. From January 2002 until March 2005, Ms. Sommer served as Vice President and Chief Financial Officer of Netegrity, Inc., a leading provider of security software solutions, which was acquired by Computer Associates International, Inc. in November 2004. From October 1999 to April 2001, Ms. Sommer was Vice President and Chief Financial Officer of Revenio, Inc., a privately-held customer relationship management software company. Ms. Sommer was Senior Vice President and Chief Financial Officer of Open Market, Inc., an Internet commerce and information publishing software firm, from 1997 to 1999 and Vice President and Chief Financial Officer from 1995 to 1997. From 1989 to 1994, Ms. Sommer was Vice President at The Olsten Corporation and Lifetime Corporation, providers of staffing and healthcare services. From 1980 to 1989, Ms. Sommer served in various positions from staff accountant to senior manager at PricewaterhouseCoopers. Ms. Sommer served on the Board of SoundBite Communications, Inc., a telecommunications service provider, from 2006 until May 2012, where she was the chair of the Audit Committee and a member of the Compensation Committee. In addition, she sat on the Board of Insulet Corporation from January 2008 to August 2017, a publicly held provider of an insulin infusion system for people with insulin dependent diabetes. She also served on Insulet’s Audit Committee and Nominating and Governance Committee. Ms. Sommer also sat on the Board of ING Direct, a banking and financial services company, from January 2008 until February 2012, and served as a member of the Audit, Risk Oversight and Investment and the Governance and Conduct Review Committees.
Ms. Sommer's qualifications to serve as a director of the Company include her past leadership experience as the Chief Financial Officer of two publicly-traded companies. In addition, she brings significant financial expertise across a broad range of industries relevant to the Company’s business, including banking, software development and auditing. She also adds value from her experience in business development.

2022 Proxy Statement     23

GOVERNANCE

Stephen Smith Independent President and Chief Executive Officer, L.L.Bean Age: 51 | Director Since: 2019 Board Committees: Finance, Leadership Development and Compensation

Key Experience:
Business Development and M&A	Marketing or Public Relations	Global or International Business	ESG (and HCM)

Since January 2016, Mr. Smith has served as the President and Chief Executive Officer of L.L.Bean, a privately held retail company. Mr. Smith also serves on L.L. Bean's board of directors. From July 2011 to November 2015, Mr. Smith held various positions at subsidiaries of Walmart, a multinational retail corporation. From April 2015 to November 2015, Mr. Smith oversaw marketing and merchandising for Shanghai-based Yihaodian, a Walmart e-commerce business. From May 2012 to January 2015, Mr. Smith was the Chief Customer Officer of Asda, a Walmart-owned food, fashion and general merchandise business in the United Kingdom. Prior to joining Walmart, from 2003 to 2011 Mr. Smith held various leadership positions at Delhaize Group subsidiaries, a Belgium-based food retailer. Mr. Smith has also served on the board of directors of Appalachian Mountain Club, a not-for-profit environmental conservation and recreation corporation until January 2022. Currently, Mr. Smith serves on the Board of Trustees for Dickinson College, a private liberal arts college.
Mr. Smith's qualifications to serve as a director of the Company include his leadership experience garnered while serving as the CEO and President of L.L.Bean, including Mr. Smith’s marketing, business development, and international experience. Furthermore, Mr. Smith brings unique ESG experience through his stakeholder philosophy leadership experience at L.L.Bean.

24     WEX Inc.

GOVERNANCE

James Groch Independent Former Global Group President and Chief Investment Officer, CBRE Group Age: 60 | Director Since: 2020 Board Committees: Audit, Finance

Key Experience:
Finance, Accounting, or Reporting	Business Development and M&A	Global or International Business	Risk Management	Technology

From 2009 to June 2020, Mr. Groch served as a C-Suite Executive at CBRE Group, Inc., a Fortune 150 multinational commercial real estate services and investment management firm with over 100,000 employees and $100 billion of assets under investment management. In his roles as the Company’s Global Group President and Chief Investment officer (from May 2019 to June 2020), Chief Financial Officer and Chief Investment Officer (from March 2014 to May 2019), and EVP Strategy and Corporate Finance and Chief Investment Officer (from January 2009 to March 2014), he was responsible for overseeing or directly executing the Company’s extensive balance sheet, M&A (over 90 acquisitions) and strategy activities, as well as investments via its Trammell Crow Company subsidiary. In addition to his Finance and Corporate Development activities, Mr. Groch has been active in technology, leading the development of two significant software platforms still core to CBRE today, and acquiring SaaS companies. Prior to CBRE, from 1991 to 2009, Mr. Groch held numerous senior executive roles at Trammell Crow Company, a NYSE company from 1997 until sold to CBRE in 2006. These roles included President of Funds and Investment Management, Head of Corporate Development, President of Development and Investments - Eastern U.S., and Managing Director of Trammell Crow Northeast. In 1988, Mr. Groch became a partner at Trammell Crow Company, three years after he joined the Company.
The Board concluded that Mr. Groch is well suited to serve as a director of the Company because of his leadership experience garnered while serving as an executive officer of CBRE, a publicly-traded real estate services and investment management company, including Mr. Groch's finance, business development, technology, and risk management experience.

2022 Proxy Statement     25

GOVERNANCE
Class I Directors (Term Expires in 2024)

Jack VanWoerkom
Independent
Vice Chairman and Lead Director. Former General Counsel and Chief Compliance Officer, Porchlight Equity
Age: 68 | Director Since: 2005
Board Committees: Corporate Governance (Chair), Leadership Development and Compensation

Key Experience:
Legal	Business Development and M&A	Risk Management	Global or International Business

Mr. VanWoerkom has served as Vice Chairman and Lead Director of the Board since September 2019. Mr. VanWoerkom served as the General Counsel and Chief Compliance Officer of Porchlight Equity (formerly Highland Consumer Fund), a private equity firm specializing in lower middle market companies, from January 2017 until his retirement in December 2018. Before serving as General Counsel and Chief Compliance Officer, Mr. VanWoerkom served as an Operating Partner at Porchlight Equity from June 2015 until January 2017. From June 2011 until June 2015, Mr. VanWoerkom was retired. From June 2007 until June 2011, Mr. VanWoerkom was employed by The Home Depot, Inc., a home improvement retailer, as Executive Vice President, General Counsel and Corporate Secretary. Mr. VanWoerkom served as Executive Vice President, General Counsel and Secretary of Staples, Inc., an office supply retailer, from March 2004 to June 2007. From March 1999 to March 2004, Mr. VanWoerkom was Senior Vice President, General Counsel and Secretary of Staples.
Mr. VanWoerkom's qualifications to serve as a director of the Company include his experience as a general counsel and an executive officer of several companies. Specifically, his experience with legal, regulatory, corporate governance and corporate transactions, including mergers and acquisitions, provides a valuable point of view on the Board. Mr. VanWoerkom brings an international perspective to the Board owing to his experience with managing global suppliers and international operations.

26     WEX Inc.

GOVERNANCE

Derrick Roman Independent Former Partner, PricewaterhouseCoopers LLP Age: 58 | Director Since: 2021 Board Committees: Audit, Finance

Key Experience:
Finance, Accounting, or Reporting	Business Development and M&A	Risk Management	Technology	ESG (and HCM)	Cyber Security

From 1997 until his retirement in September 2020, Mr. Roman served as an audit, consulting and senior client relationship partner for the international accounting and consulting firm PricewaterhouseCoopers LLP (“PwC”). As an external audit partner/practitioner, Mr. Roman led independent financial statement audits of publicly traded and privately held enterprises. He has extensive experience in financial accounting, SEC reporting, internal controls, mergers and acquisitions, debt and equity offerings, initial public and secondary offerings, asset-backed financings, and the implementation of accounting and auditing standards. As an advisory partner, Mr. Roman focused on evaluating and improving internal controls, enterprise risk management, internal auditing, and compliance programs for a diverse group of publicly traded companies. Mr. Roman led his PwC teams and clients through digital transformation, automation, and shared delivery center initiatives. He also held several significant governance, line of business, diversity and inclusion and corporate responsibility leadership roles at PwC, including serving on its CEO Nominating Committee and its Foundation board. Mr. Roman is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the Institute of Internal Auditors and the National Association of Black Accountants, Inc., where he is a member of its Corporate Advisory Board. Mr. Roman currently serves on the board of directors of CommScope Holding Company, Inc., a global provider of infrastructure solutions for communication and entertainment networks.
Mr. Roman's qualifications to serve as a director of the Company include his extensive background in auditing, as well as his extensive leadership experience in governance, diversity and inclusion, corporate responsibility, technology, and cybersecurity.

2022 Proxy Statement     27

GOVERNANCE

Nancy Altobello Independent Former Partner, Ernst & Young Age: 64 | Director Since: 2021 Board Committees: Audit, Leadership Development and Compensation

Key Experience:
Finance, Accounting, or Reporting	Business Development and M&A	Risk Management	Global or International Business	ESG (and HCM)

Ms. Altobello was most recently the Global Vice Chair, Talent of Ernst & Young (“EY”), where she was responsible for the firm’s global talent and people strategy from July 2014 to June 2018. Prior to that, she held a number of senior positions at EY, including the Americas Vice Chair, Talent, the Managing Partner, Northeast Region Audit and Advisory Practices, and the Managing Partner, North American Audit Practice. During this time, Ms. Altobello also served as an audit partner for a number of leading global organizations. Ms. Altobello is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Ms. Altobello currently serves as a board member of MarketAxess, an international financial technology company, and Amphenol, a major producer of electronic and fiber optic connectors, cable, and interconnect systems such as coaxial cables. She was previously on the boards of CA Technologies before it was acquired by Broadcom in 2018, MTS Systems before it was acquired by Amphenol in April 2021, and Cornerstone on Demand before it was acquired by Clearlake Capital Group.
Ms. Altobello's qualifications to serve as a director of the Company include her extensive background in auditing, deep experience serving on other boards, and leadership in overseeing talent and people strategy.

Bhavana Bartholf Independent Global Head of Digital and Sales Strategy, Partner General Manager, Microsoft Commercial Solution Areas Age: 45 | Director Since: 2021 Board Committees: Audit, Technology

Key Experience:
Business Development and M&A	Marketing or Public Relations	Global or International Business	Technology

Ms. Bartholf has served as the Global Head of Digital and Sales Strategy and Partner General Manager for Microsoft Commercial Solutions Areas at Microsoft Corporation, an American multinational technology company, since April 2021. During her career at Microsoft, Ms. Bartholf has held positions of progressively increasing levels of seniority and importance. From April 2019 to April 2021, Ms. Bartholf was the US Chief Transformation Officer, from September 2017 to April 2019, Ms. Bartholf was a Customer Success Leader and from September 2016 to September 2017 she was an Americas Service Leader (Business Productivity and Modern Workplace) at Microsoft. From July 2014 to October 2016 she was an Americas Service Leader (Services and Sales), and from September 2000 to July 2014 she served in various other leadership roles with responsibility leading technical teams across Customer Success and Professional Services. She has served on the Board of Directors of Gift of Adoption since 2014.
Ms. Bartholf's qualifications to serve as a director of the Company include her extensive leadership background, experience in digital transformation, and diversity of thought she brings to WEX’s board.

28     WEX Inc.

GOVERNANCE
Board Refreshment/Succession Planning
Number of Directors and Terms
Our Amended and Restated Certificate of Incorporation currently provides that our Board shall consist of such number of directors as is fixed by our By-Laws. Our By-Laws provide that our Board shall consist of such number of directors as from time to time is fixed exclusively by resolution of the Board. Currently, the Board has fixed the size of the Board at 12 seats. The Board is divided into three classes of four seats each. As a result of the adoption of the Amended and Restated Certificate of Incorporation, which was approved during the Company's 2021 annual meeting of stockholders, the Company is in the process of declassifying its Board of Directors. The declassification of the Board of Directors is being phased-in commencing with this Annual Meeting, in that only the directors who belong to Class II of the Board are standing for re-election for a term of one year expiring at the 2023 annual meeting of stockholders and until their respective successors are elected and qualified. The members of Class I and III are not up for re-election at this Annual Meeting. The current members of Class II will be up for re-election, if renominated, at the 2023 annual meeting of stockholders as will the current Class III directors, if nominated, all for a term of one year and until their respective successors are elected and qualified. The current Class I directors will be up for re-election, if nominated, at the 2024 annual meeting of stockholders, along with all other directors, if renominated, all for a one year term and until their respective successors are elected and qualified. This will result in the classified Board being fully phased-out (and all Board members standing for annual nomination and election) commencing with the 2024 annual meeting of stockholders.
Director Nominations and Recommendations
The Corporate Governance Committee's responsibilities include recommending candidates for nomination to the Board. In identifying potential nominees, the Corporate Governance Committee may: retain a search firm; consider their professional networks; evaluate highly regarded leaders in industry and academia; or, entertain suggestions from stockholders or other business organizations, among other ways suitable for identifying potential nominees. The Corporate Governance Committee will also consider candidates pursuant to any contractual obligations, including Mr. Neary, who is the Warburg Designee. See "Governance - Proposal 1 - Election of Directors".
The Corporate Governance Committee will also consider candidates nominated or recommended by stockholders as potential director nominees in the same manner as candidates identified by the Corporate Governance Committee. Our stockholders also have the right under our By-Laws to directly nominate director candidates and should follow the procedures outlined in the “Information About Voting Procedures” section of this proxy statement in the answer to the question entitled “How do I submit a stockholder proposal or director nominee for next year’s annual meeting or suggest a candidate for nomination as a director to the Corporate Governance Committee?”
To be timely, a stockholder’s notice to the WEX Inc. Corporate Secretary of a director nominee for the 2023 annual meeting of stockholders must be delivered to or mailed and received no earlier than January 12, 2023 nor later than February 11, 2023. However, in the event that the annual meeting is called for a date that is not within 25 days before or after May 12, 2023, notice by the stockholder must be received no earlier than 120 days prior to the annual meeting and no later than the later of the 90th day prior to the annual meeting or the tenth day following the day on which notice of the date of the annual meeting is mailed or publicly disclosed.
In addition, to be considered timely, notice to the Corporate Secretary of a “proxy access” director nominee for the 2023 annual meeting pursuant to our By-Laws provision must be received in writing by the Corporate Secretary no earlier than December 13, 2022 nor later than January 12, 2023. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed (other than as a result of adjournment) by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice must be received no earlier than the 150th day prior to such annual meeting and no later than the close of business on the later of (i) the 120th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
Stockholder nominations, including pursuant to the proxy access provision, must be addressed to:
WEX Inc.
Attention: Corporate Secretary
97 Darling Avenue
South Portland, ME 04106
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Director Qualifications, Diversity and Board Refreshment
The qualifications for directors are described in our Corporate Governance Guidelines and the guidelines for evaluating director nominees are in the Corporate Governance Committee’s charter, each of which is available on our website. The Corporate Governance Committee believes that a nominee for the position of director must meet the following specific, minimum qualifications:
•Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;
•Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;
•Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;
•Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders; and
•Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.
Since 2018 we have added seven directors to the Board, with a strong and diverse mix of skills, qualifications, backgrounds, and experience. Although the Corporate Governance Committee does not have a policy with respect to diversity, it believes that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. Our active Board refreshment process has resulted in a strong mix of diversity and independence on our Board, which contributes to effective oversight of management and the Company. Our Board currently is comprised of 12 directors and embodies the principles set forth above.
In addition, as presently constituted, 58 percent of our Board are women or from underrepresented ethnic groups. We believe that the diversity of our Board is representative of a broad-range of diverse viewpoints, experiences, and expertise. The Corporate Governance Committee intends to continue to be mindful of diversity with respect to gender, race, national origin, and age, in connection with future nominations of directors not presently serving on the Board. Our Corporate Governance Committee’s charter provides that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
Application of Criteria to Existing Directors
The renomination of existing directors is not viewed as automatic, but is based on continuing qualification under the criteria listed above. The Corporate Governance Committee uses its best judgment and discretion in applying the criteria to the existing directors keeping in mind the interest of the Company.
In addition, the Corporate Governance Committee considers the existing directors’ performance on the Board and any committee, including consideration of the extent to which the directors undertook continuing director education.
The backgrounds and qualifications of the directors considered as a group provide a significant breadth of experience, knowledge and abilities in order to assist the Board in fulfilling its responsibilities. The rationale for the Company’s determination that each director is well suited or qualified to serve on the Board is specified with his or her respective biographical entry under the “Director Nominations and Recommendations” section of this proxy statement.
Board Tenure and Retirement Policy
The Board does not believe it should establish term limits. Term limits could result in the loss of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and an institutional memory that benefit the entire membership of the Board as well as management. As an alternative to term limits, any director who reaches the age of 72 is subject to mandatory retirement at the end of his or her then-current term and the Corporate Governance Committee reviews each director’s continuation on the Board prior to nomination for re-election. This allows each director the opportunity to confirm his or her desire to continue as a member of the Board and allows the Company to replace directors who are no longer interested or effective.
Any director who reaches the age of 72 while serving as a director will retire from the Board effective at the end of his or her then current term.
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Board Structure
Board Leadership
Our Board is led by our Chair, Ms. Smith. As Chair she leads all meetings of the Board at which she is present, sets meeting schedules and agendas, and manages information flow to the Board to ensure appropriate understanding and discussion regarding matters of interest or concern to the Board. The Chair also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board as may be prescribed by the Board.
In addition to our Chair, the Board has appointed Mr. VanWoerkom as our Vice Chairman and Lead Director. Mr. VanWoerkom chairs meetings of the independent directors in executive session and chairs any meetings at which the Chair is not present. In addition, he facilitates communications between other members of the Board and the Chair as needed. The Lead Director is authorized to call meetings of the independent directors and is available to consult with any of the Company’s senior executives regarding any concerns an executive may have. Mr. VanWoerkom aids in the preparation of meeting agendas and is authorized to meet with stockholders as a representative of the independent directors.
Our Board merged the roles of the Chair and Chief Executive Officer because it believes that leadership structure presently offers the following benefits:
•Our Board believes that having one person serve as Chair and Chief Executive Officer allows that individual to use his or her substantial knowledge gained from both roles to lead the Company most effectively, and to provide strong and consistent leadership, without risking overlap or conflict of roles.
•Our Chief Executive Officer is immersed with our business and strategy on a daily basis and is thus positioned to focus the Board’s agenda on the key issues facing the Company.
•Our Board further believes that with the appointment of Mr. VanWoerkom as our Vice Chairman and Lead Director, the Board has in place a leadership structure that provides an independent view of governance and business-related matters for both stockholders and other parties.
While our Board presently believes that the above-described leadership structure is the right approach to our board governance, the Board continuously monitors its composition and the skills of its members in order to maintain a flexible approach to determining leadership roles.
Director Independence
We have considered the independence of each member of the Board. To assist us in our determination, we reviewed the New York Stock Exchange, or NYSE, independence requirements and our general guidelines for independence, which are part of our corporate governance guidelines.
To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) in the Board’s judgment, the director must not have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).
The Board has established guidelines to assist it in determining whether a director has a material relationship with the Company. Under these guidelines, a director will not be considered to have a material relationship with the Company if (1) he or she is independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) he or she: (i) serves as an executive officer of another company which is indebted to the Company, or to which the Company is indebted, provided that the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer; (ii) serves as an officer, director or trustee of a tax exempt organization, that receives contributions from the Company, provided that the Company’s discretionary contributions to such organization are less than the greater of $1 million or 2 percent of that organization’s consolidated gross revenues; or (iii) serves as a director of another company with which the Company engages in a business transaction or transactions, provided that the director owns less than 5 percent of the equity interests of such other company and recuses himself or herself from deliberations of the Board with respect to such transactions. In addition, ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship.
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For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists shall be made by the other members of the Board of Directors who are independent as defined above.
Based on our guidelines and NYSE corporate governance standards, our Board has determined that the following directors are independent: Nancy Altobello, Bhavana Bartholf, Daniel Callahan, Shikhar Ghosh, James Groch, James Neary, Derrick Roman, Susan Sobbott, Regina O. Sommer, Stephen Smith, and Jack VanWoerkom. Additionally, our board of directors also previously determined that John E. Bachman, a former director who served during part of the year ended December 31, 2021, was independent. In assessing the independence of Mr. Neary, the Board considered that Mr. Neary is a managing director of Warburg Pincus LLC, and that an affiliate of funds managed by Warburg Pincus LLC is a current holder of the Company's common stock and convertible senior notes. For further information on the convertible senior notes transaction, please see "Board Practices, Policies, and Processes - Certain Relationships and Related Transactions - Warburg Pincus Private Placement Transaction". Mr. Neary has recused, and will continue to recuse, himself from any Board or relevant committee decisions or decision making processes directly involving or affecting the interests of Warburg Pincus LLC in the convertible senior notes and other situations where such a recusal would otherwise be appropriate. Ms. Smith is not an independent director under these rules because she is our chief executive officer.
In addition, each of the members of the Corporate Governance Committee, Audit Committee, and Leadership Development and Compensation Committee are independent, as determined by the Board in accordance with its guidelines and the listing standards of the NYSE. We have also determined that the current members of the Audit Committee satisfy the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and that the current members of the Leadership Development and Compensation Committee satisfy the independence requirements contemplated by Rule 10C-1 under the Exchange Act. See "Compensation Discussion & Analysis - Process for Determining Executive Compensation - Leadership Development and Compensation Committee".
Executive Sessions
Our independent directors, as defined by the rules of the NYSE, meet at least semi-annually in regularly scheduled executive sessions, without members of management present and without Ms. Smith present to discuss, among other matters, the performance of the Chief Executive Officer. The independent directors also meet in executive session at other times at the request of any independent director. Absent unusual circumstances, these executive sessions are held in conjunction with regular Board meetings. The director who presides at these meetings is typically the Lead Director, unless he is otherwise unable to attend, in which case the presiding director would be chosen by the remaining independent directors, and his or her name will be disclosed in accordance with NYSE rules.
Standing Committees of the Board
Committee Composition
Our Board has created the following committees. The composition of each committee is set forth below as of the date of the mailing of these proxy materials. The charters for each of the committees can be obtained at: https://ir.wexinc.com/governance/governance-documents/default.aspx
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Audit Committee

Current Members: Regina O. Sommer (Chair) Nancy Altobello Bhavana Bartholf James Groch Derrick Roman Susan Sobbott No. of Meetings in 2021: 14
The Audit Committee must be comprised of at least three independent directors appointed by a majority of the Board. The Audit Committee oversees our accounting and financial reporting processes, the audits of our financial statements and internal control over financial reporting and monitors the Company’s enterprise risk management. The Board has determined that all members of the Audit Committee are independent under the applicable rules of the NYSE and the Securities and Exchange Commission, or the SEC. In addition, each member of the Audit Committee is required to have the ability to read and understand fundamental financial statements. Unless determined otherwise by the Board, the Audit Committee shall have at least one member who qualifies as an “audit committee financial expert” as defined by the rules of the SEC. Our Board has determined that Mr. Roman, Mr. Groch, Ms. Altobello and Ms. Sommer qualify as “audit committee financial experts.”

Leadership Development and Compensation Committee

Current Members: Daniel Callahan (Chair) Nancy Altobello James Neary Stephen Smith Jack VanWoerkom No. of Meetings in 2021: 8
The Leadership Development and Compensation Committee must be comprised of at least two independent directors appointed by a majority of the Board. The Leadership Development and Compensation Committee, which was titled the Compensation Committee until early 2021, focuses its efforts on the Company's most important asset, its human capital. As such, it oversees the administration of our equity incentive plans and certain of our benefit plans, reviews and administers all compensation arrangements for executive officers and our Board and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Leadership Development and Compensation Committee also provides direction and perspective to management on strategies with significant human capital implications, including review of key diversity initiatives and human capital policies and practices, such as those related to organizational engagement and effectiveness and employee development programs. All members of the Leadership Development and Compensation Committee are independent under the applicable rules of the NYSE and the SEC. See "Compensation Discussion & Analysis - Process for Determining Executive Compensation - Leadership Development and Compensation Committee".

Corporate Governance Committee

Current Members: Jack VanWoerkom (Chair) Shikhar Ghosh Susan Sobbott No. of Meetings in 2021: 6
Pursuant to its charter, the Corporate Governance Committee is comprised of such number of independent directors as our Board shall determine. At present, there are three members, each of whom is independent under the applicable rules of the NYSE. The Corporate Governance Committee’s responsibilities include identifying and recommending to the Board appropriate director nominee candidates, overseeing succession planning for the CEO and other executive officers, approving the Company's policies and procedures for reviewing and approving related person transactions and providing advance approval for such proposed transactions, and providing oversight with respect to corporate governance matters and the Company's ESG Program.

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Finance Committee

Current Members: James Neary (Chair) James Groch Derrick Roman Stephen Smith No. of Meetings in 2021: 8
Pursuant to its charter, the Finance Committee is comprised of such number of independent directors as our Board shall determine. At present, there are four members, each of whom is independent. The Finance Committee’s responsibilities include advising the Board and the Company’s management regarding potential corporate transactions, including strategic investments, mergers, acquisitions and divestitures and the integration of completed transactions. The Finance Committee also advises the Board and the Company's management with respect to debt or equity financings, credit arrangements, investments, capital structure, and capital policies.

Technology Committee

Current Members: Shikhar Ghosh (Chair) Bhavana Bartholf Daniel Callahan Regina O. Sommer No. of Meetings in 2021: 8
Pursuant to its charter, the Technology Committee is comprised of such number of independent directors as our Board shall determine. At present, there are four members, each of whom is independent. The Technology Committee’s responsibilities include assisting the Board and the Audit Committee in the oversight of the Company's management of risks regarding technology, data security, disaster recovery and business continuity. In addition, the Technology Committee focuses on strategy relating to hardware, software, architecture, organizational structure, management, resource allocation, innovation, and research and development.

Compensation Committee Interlocks and Insider Participation
The directors who served as members of our Leadership Development and Compensation Committee (which until early 2021 was titled the Compensation Committee) at any point during 2021 were Daniel Callahan, Nancy Altobello, James Neary, Stephen Smith, Susan Sobbott, and Jack VanWoerkom. No member of our Leadership Development and Compensation Committee serving during the last completed fiscal year is or was one of our or our subsidiaries’ former officers or employees. During 2021, there were no Compensation Committee interlocks as required to be disclosed under SEC rules. For a discussion of related persons transactions involving Mr. Neary and Warburg Pincus, of which Mr. Neary is a Managing Director, please see "Board Practices, Policies, and Processes - Certain Relationships and Related Transactions - Warburg Pincus Private Placement Transactions."

34     WEX Inc.

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Board Practices, Policies, and Processes
Commitment to Good Governance Practices
WEX continually evaluates its governance practices and tailors its approach to the Company's individual circumstances. Below are some of the practices we observe to maintain our approach to corporate governance:

✓ Began declassification of the Board, with phase-in of one year terms commencing with the four directors up for election at this Annual Meeting.
✓ The Corporate Governance Committee of the Board is charged with overseeing our ESG program to demonstrate the Company's commitment to ESG.
✓ Robust stockholder engagement program under which we engaged with stockholders representing approximately 59% of our shares outstanding in 2021.
✓ Implemented robust orientation program for the three directors newly elected to the Board in 2021, which programs were also made available to and attended by existing Board members as desired.
✓ Uses majority voting standard for uncontested director elections.
✓ Proxy access bylaw (3%/3 years) which allows large, long-term stockholders (or a group of stockholders) to nominate director candidates on the Company’s proxy card.
✓ Strong, independent Lead Director.
✓ Since 2018, we have refreshed the Board with seven new members, each with a strong mix of skills, qualifications, backgrounds, and experiences.

Board and Committee Meetings
The Board held 10 meetings in 2021. Each of our directors attended at least 75 percent of the aggregate number of meetings of the Board and meetings of the Board committees held during the period for which he or she was a director or served on such committees in 2021. Our independent directors meet in executive session at least semi-annually during regularly scheduled Board meetings. As provided in our Corporate Governance Guidelines, we expect directors to attend the annual meeting of stockholders. In 2021, all of our directors, then in office, attended the annual meeting of stockholders virtually.
Board Performance Evaluations
The Corporate Governance Committee oversees an annual self-evaluation of the Board to determine whether the Board, the Board's committees and the individual directors are functioning effectively. The Corporate Governance Committee determines the nature of the evaluation and oversees the conduct of the evaluation and conducts an assessment of the Board’s performance, which is to be discussed with the Board. The purpose of this process is to improve the effectiveness of the Board, its committees, and the individual directors. This evaluation process is led by a director and is executed through interviews with each director on the Board. In conducting the self-evaluation process, the Board annually identifies areas for additional focus and seeks to learn what the Board, its committees, and individual directors can do to improve strategic and operational execution. The responsibility for conducting these interviews is rotated amongst directors so as to increase transparency and provide a varying perspective from year-to-year.
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Director Orientation and Continuing Education
The Board and the Company’s management conduct a robust orientation program for new directors. The orientation program is designed to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management matters, its compliance programs, its code of business conduct and ethics, its principal officers, its internal and independent auditors, and its Chief Legal Officer and outside legal advisors. In addition, the orientation program includes a review of the Company’s expectations of its directors in terms of time and effort and a review of the directors’ fiduciary duties. All other directors are also invited to attend the orientation program and are encouraged to actively engage with the Company's management for a personally tailored process that emphasizes those areas that will address each director's particular knowledge of the areas in which we operate. In 2021, with the addition of three new directors, the Company continued to enhance its program to fit the constantly changing environment in which business is conducted today and provide relevant and thorough information to the new and existing Board members.
Each director is expected, at his or her discretion, to be involved in continuing director education on an ongoing basis to enable him or her to perform his or her duties and to recognize and deal appropriately with issues that arise. The Company pays all reasonable expenses related to continuing director education.
Governance Disclosures on Our Website
Complete copies of our corporate governance guidelines, committee charters and code of conduct and ethics are available on the Governance section of our website, at www.wexinc.com. In accordance with NYSE rules, we may also make disclosure of the following on our website:
•the identity of the Lead Director at meetings of independent directors;
•the method for interested parties to communicate directly with the Lead Director or with the non-management directors as a group;
•the identity of any member of our Audit Committee who also serves on the audit committees of more than three public companies and a determination by our Board that such simultaneous service will not impair the ability of such member to effectively serve on our Audit Committee; and
•contributions by us to a tax-exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.
The information contained on our website, or any information that may be accessed by links on our website, is not incorporated by reference into this Proxy Statement.
Certain Relationships and Related Transactions
Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which WEX was or is to be a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, or 5 percent stockholders (or any immediate family members of the aforementioned groups), each of whom we refer to as a “related person,” had or will have a direct or indirect material interest, which we refer to as a "related person transaction".
A related person transaction proposed to be entered into by WEX must be reported to our Chief Legal Officer. The policy calls for the proposed related person transaction to be reviewed prior to effectiveness or consummation of the transaction by our Board’s Corporate Governance Committee. If the Chief Legal Officer becomes aware of a related person transaction that was not previously reviewed under the policy, the Corporate Governance Committee shall review and, in its discretion, may ratify such transaction. Any related person transactions that are ongoing in nature are reviewed annually to evaluate whether or not such transaction should be permitted to continue. The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Leadership Development and Compensation Committee in the manner specified in its charter.

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A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Corporate Governance Committee after full disclosure of the related person’s interest in the transaction. The Corporate Governance Committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.
The Corporate Governance Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent, with the best interests of the Company and its stockholders. As required by applicable NYSE rules, the Corporate Governance Committee will prohibit any related person transaction that is determines to be inconsistent with the interests of WEX and it shareholders. The Corporate Governance Committee may impose any conditions WEX or related person that it deems appropriate in connection with the approval or ratification of the related person transaction.
No member of the Corporate Governance Committee is allowed to participate in any review or approval or ratification of any related person transaction in which such member is the related person, any immediate family member of such member is the related person, or any significant stockholder with which such member is an affiliated is the related person.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
•interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10 percent equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1,000,000 or 2 percent of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2 percent of the Company’s annual consolidated gross revenues; and
•a transaction that is specifically contemplated by provisions of the Company’s charter or By-Laws.
Other than as set forth below, there were no relationships or related person transactions since January 2021 which required review under the policy.
Warburg Pincus Private Placement Transaction
In July 2020, the Company completed a private placement transaction with an affiliate of funds managed by Warburg Pincus. James Neary, who served as a member of the Board at the time of the transaction and is a director nominee standing for re-election at the Annual Meeting, is a managing director at Warburg Pincus. The private placement was intended to strengthen WEX’s financial profile and enabled the Company to remain focused on its strategic initiatives as it navigated the global COVID-19 pandemic. The private placement transaction was approved pursuant to the Company’s related person transaction policy by the Corporate Governance Committee of the Board, after it had reviewed and considered all relevant facts and circumstances, including, but not limited to, whether the transaction was entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and the indirect interest of Mr. Neary in the transaction, which was estimated to have a value of approximately $414,000. Following approval by the Corporate Governance Committee of the Board, the private placement transaction was approved by the disinterested members of the Board.
Purchase Agreement
On June 29, 2020, the Company entered into a purchase agreement with an affiliate of Warburg Pincus providing for the issuance and sale of (i) $310,000,000 aggregate original principal amount of 6.50% Convertible Senior Notes due 2027 and (ii) 577,254 shares of the Company’s common stock. The aggregate purchase price for the convertible notes and shares was $389,150,000, of which $299,150,000 constituted the purchase price for the convertible notes and $90,000,000 constituted the purchase price for the shares. The closing of the sale occurred on July 1, 2020.
The purchase agreement contains certain customary representations, warranties and covenants with respect to each of the Company and purchaser, including preemptive rights allowing the purchaser to maintain its proportionate equity interest on an as-converted basis, subject to certain exceptions. The purchase agreement further provided that the purchaser was restricted from transferring the convertible notes or shares until July 1, 2021, subject to certain exceptions, including transfers pursuant to pledge arrangements that may be entered into by the purchaser in connection with certain financing arrangements. Subsequent to July 1, 2021, transfers generally are not restricted, subject to certain limitations on
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transfers to certain categories of transferees. The purchase agreement also provides for restrictions on certain hedging activities by the purchaser.
Additionally, pursuant to the terms of the purchase agreement, for so long as the purchaser continues to own at least 50% of the aggregate amount of the shares and the shares of common stock issuable upon conversion of the convertible notes, the purchaser is entitled to nominate an individual to the Board, which nominee is entitled to be a member of the Leadership Development and Compensation Committee and the Finance Committee of the Board. The designee is currently Mr. Neary, who is a director nominee standing for re-election at the Annual Meeting. The purchaser is also subject to customary standstill restrictions until 90 days after the first day on which the purchaser no longer has a designee on the Board and no longer has a right to such a designee.
Indenture
The convertible notes were issued pursuant to an indenture, dated as of July 1, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The convertible notes bear interest at a rate of 6.50% per annum and will mature on July 15, 2027, unless earlier redeemed, repurchased or converted. Interest on the convertible notes is calculated at a fixed rate of 6.5% per annum, payable semi-annually in arrears on January 15 and July 15 of each year. At the Company’s option, interest is payable in cash, through accretion to the principal amount of the convertible notes, or a combination of cash and accretion. As of March 31, 2022, the Company has made all interest payments on the convertible notes in cash, totaling $31,008,611, and has made no payments of principal. The principal amount outstanding under the convertible notes continues to be $310 million as of March 31, 2022.
The convertible notes may be converted at the option of the holders at any time prior to maturity, or earlier redemption or repurchase of the convertible notes, based upon an initial conversion price of $200 per share of common stock. The Company may settle conversions of convertible notes, at its election, in cash, shares of the Company’s common stock, or a combination thereof. The initial conversion price is subject to adjustments customary for convertible debt securities and a weighted average adjustment in the event of issuances of equity and equity linked securities by the Company at prices below the then applicable conversion price for the convertible notes or the then market price of the Company’s common stock, subject to certain exceptions.
Registration Rights Agreement
In connection with the private placement transaction, the Company entered into a registration rights agreement with the purchaser. Pursuant to the registration rights agreement, and subject to the terms and conditions thereof, the Company is required upon a demand by the purchaser, or certain permitted transferees of securities issued in connection with the private placement, to file and cause to be declared effective a shelf registration statement registering the public resale of the convertible notes, the shares and the shares of common stock issuable upon conversion of the convertible notes. In addition, the registration rights agreement provides holders of the convertible notes with customary demand underwriting and piggyback registration rights.
Agreement with Affiliate of Wellington Management Group, LLP
In October 2021, WEX Bank and Wellington Management Company LLP ("WMC") entered into an Investment Management Agreement (the "Management Agreement"), whereby WMC was appointed as the investment manager to manage, supervise and direct WEX Bank's investment accounts. These accounts consist primarily of custodial cash assets from health savings accounts, of which WEX Inc. is the custodian or sub-custodian. Under the Management Agreement, WEX Bank pays WMC a fee based on a percentage of the assets under management. The term of the Management Agreement continues until terminated upon 30 days' prior written notice by WEX Bank, 60 days' prior written notice by WMC or upon withdrawal of all managed assets by WEX Bank. As of December 31, 2021, the depository assets totaled $956.5 million. WMC is affiliated with Wellington Management Group, LLP (“Wellington”). Wellington beneficially owned approximately 8.8 percent of the Company’s outstanding common stock as of December 31, 2021 based on information reported on a Schedule 13G/A filed by Wellington with the SEC on February 4, 2022. From January 1, 2021 through April 19, 2022, the Company has paid $145,024 in investment management fees to Wellington.
The Company's Corporate Governance Committee reviewed and approved the Management Agreement prior to execution pursuant to the Company’s related person transaction policy because Wellington beneficially owned greater than 5% of the Company's outstanding common stock at that time. In approving the Management Agreement, the Corporate Governance Committee reviewed and considered all relevant facts and circumstances, including, but not limited to, whether the transaction was entered into on market and arm's length terms no less favorable to the Company than terms that could have been reached with an unrelated third party, as well as the fact that WEX Bank engaged an independent consultant to source and perform diligence on prospective investment managers and recommended WMC.
38     WEX Inc.

GOVERNANCE
Communications with the Board of Directors
The Board believes that the Chief Executive Officer and Chair of the Board and his or her designees, as well as the Vice Chairman and Lead Director, speak for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies who are involved with the Company. It is, however, expected that Board members would do so with the knowledge of and, absent unusual circumstances or as contemplated by the committee charters, only at the request of the Company’s senior executives or the Board.
The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Vice Chairman and Lead Director shall, subject to advice and assistance from the Chief Legal Officer, (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.
If you wish to communicate with the Board or the independent members of the Board, you may send your communication in writing to:

Independent Director Communication WEX Inc. Attention: Corporate Secretary 97 Darling Avenue South Portland, ME 04106
You should include your name and address in the written communication and indicate whether you are a stockholder.
2022 Proxy Statement     39

GOVERNANCE
Director Compensation
The Company’s Non-Employee Directors Compensation Plan is designed to achieve the following objectives:
•Attract and engage a diverse group of qualified directors;
•Compensate our directors for the investment of time they make to support the Company;
•Align director compensation with stockholder interests; and
•Have a compensation structure that is simple, transparent and easy for stockholders to understand.
Our Corporate Governance Guidelines note that the Company’s policy is to compensate directors competitively relative to comparable companies, and that the Leadership Development and Compensation Committee will periodically review the compensation of the Company’s directors. In line with this, the Leadership Development and Compensation Committee generally reviews our director compensation program against peer group market data every two years, with reference to the same peer companies used to benchmark executive compensation, as well as survey information analyzing director compensation across industries at U.S. public companies. The assessment of director compensation is conducted by the Leadership Development and Compensation Committee with the assistance of Compensation Advisory Partners (CAP), the Leadership Development and Compensation Committee’s independent compensation consultant.
The Leadership Development and Compensation Committee last reviewed the compensation of the Company’s non-employee directors in 2021, where total pay for our non-employee directors was shown to be positioned below the median of our peer companies. There were no changes made to the director compensation program at that time.
Annual Cash Retainers
The Company pays each non-employee director the following annual cash retainer(s) based upon his or her service on the Board and/or a Board committee. Such payments are made in four equal quarterly amounts.

Annual Fee Schedule
Annual Lead Director Cash Retainer	$115,000
Annual Non-Employee Director Cash Retainer (other than the Lead Director)	$85,000
Audit Committee Chair Cash Retainer	$30,000
Leadership Development and Compensation Committee Chair Cash Retainer	$20,000
Finance Committee Chair Cash Retainer	$20,000
Corporate Governance Committee Chair Cash Retainer	$15,000
Technology Committee Chair Cash Retainer	$20,000
To the extent a non-employee director is appointed at a time other than the annual stockholders’ meeting, any annual cash retainer is prorated. Employees who serve as directors are not separately compensated for their service on our Board.
Annual Equity Retainers
Effective immediately upon the conclusion of the annual stockholders' meeting in 2021, all then-serving non-employee directors were granted a number of restricted stock units, or RSUs, worth the equivalent of approximately $155,000 based on the closing price of our common stock as reported by the NYSE on the day that the award was granted. These RSUs vest on the first anniversary of the date of grant. Effective immediately upon the conclusion of the Annual Meeting, all non-employee directors will be granted a number of RSUs having a value equal to approximately $155,000 based on the closing price of our common stock on that date.

40     WEX Inc.

GOVERNANCE
Our directors are subject to anti-hedging and anti-pledging requirements. We maintain a policy that prohibits directors from purchasing any financial instrument, or entering into any transaction, that is designed to hedge or offset a decrease in the market value of the Company stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) or from pledging, hypothecating, or otherwise encumbering shares of the Company stock as collateral for indebtedness.
New Director Equity Grants
New non-employee directors - those directors appointed or elected for the first time to our Board - are granted a number of RSUs worth the equivalent of approximately $100,000 based on the closing price of our common stock as reported by the NYSE on the day that the award is granted. Such RSUs are granted either (i) at the next annual stockholders’ meeting after a new non-employee director's appointment by the Board or (ii) upon initial election to the Board by our stockholders, whichever comes first, and vest on the first anniversary of the date of grant. Each of Ms. Altobello, Ms. Bartholf, and Mr. Roman were granted such RSU awards on June 4, 2021, the date of the 2021 annual meeting of stockholders.
The Board believes that new director equity grants further support alignment of the interests of our new directors with our stockholders.
2021 Director Compensation
Our non-employee directors received the following aggregate amounts of compensation in the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
John E. Bachman(2)	$36,195	$—	$36,195
Bhavana Bartholf(3)	$48,805	$255,013	$303,818
Derrick Roman(3)	$48,805	$255,013	$303,818
Nancy Altobello(3)	$48,805	$255,013	$303,818
Daniel Callahan	$105,000	$155,048	$260,048
Shikhar Ghosh	$105,000	$155,048	$260,048
James Neary	$105,000	$155,048	$260,048
James Groch	$85,000	$155,048	$240,048
Stephen Smith	$85,000	$155,048	$240,048
Susan Sobbott	$85,000	$155,048	$240,048
Regina O. Sommer	$115,000	$155,048	$270,048
Jack VanWoerkom	$130,000	$155,048	$285,048
(1)This column is the aggregate grant date fair value of stock awards granted on June 4, 2021, the date of the Company's 2021 annual meeting of stockholders. The fair value of these awards is determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on the closing price of our common stock as reported by the NYSE on the day that the award was granted. With respect to Ms. Altobello, Ms. Bartholf, and Mr. Roman, the grant date fair value of the annual equity retainer granted on June 4, 2021 was $155,048 and the grant date fair value of the new director equity grant made on June 4, 2021 was $99,965. The aggregate number of unvested RSUs outstanding for each non-employee director as of December 31, 2021 was as follows: Ms. Bartholf — 1,250; Mr. Roman — 1,250; Ms. Altobello — 1,250; Mr. Callahan — 760; Mr. Ghosh — 760; Mr. Neary — 760; Mr. Groch — 760; Mr. Smith — 760; Ms. Sobbott — 760; Ms. Sommer — 760; and Mr. VanWoerkom — 760. These RSUs vest on the first anniversary of the 2021 annual meeting of stockholders. Mr. Bachman did not stand for re-election at the 2021 annual meeting of stockholders and as such did not have any stock awards outstanding as of December 31, 2021.
(2)Mr. Bachman's term as a director ended on June 4, 2021 at the 2021 annual meeting of stockholders.
(3)Ms. Bartholf's, Mr. Roman's, and Ms. Altobello's terms as directors began on June 4, 2021 upon their election at the 2021 annual meeting of stockholders.
2022 Proxy Statement     41

GOVERNANCE
Fee Deferral
Directors may defer all or part of their cash fees and equity retainers into deferred stock units, which will be payable in Company shares to the director 200 days following cessation of Board service.
Expense Reimbursement
Directors are reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings.
Non-Employee Director Equity Ownership Guidelines
The Leadership Development and Compensation Committee maintains equity ownership guidelines for all non-employee directors. “Equity” for the purpose of these guidelines is defined to include shares of the Company’s common stock, vested restricted stock units, 50% of the value of unvested restricted stock units, and deferred stock units. Under the guidelines of the equity ownership program, all non-employee directors are expected to own equity equal in value to at least five times the annual non-employee director cash retainer. Each non-employee director, while serving as a director of WEX, is expected to attain the prescribed ownership threshold by the later of (i) five years from their initial appointment or election to the Board or (ii) five years following October 1, 2019, the date on which the current equity ownership guideline became effective.
The non-employee directors’ compliance with these guidelines was assessed during 2021 by the Leadership Development and Compensation Committee, as of July 31, which is the “Determination Date” for purposes of these guidelines. As of July 31, 2021, all of our non-employee directors (which in this instance also includes Mr. Neary) then serving were in compliance with the equity ownership guidelines as described above.
42     WEX Inc.

EXECUTIVE OFFICERS
The following are the current non-director members of the executive team who have been designated Executive Officers in accordance with Rule 3b-7 of the Securities Exchange Act of 1934 (the "Executive Officers"):
CARLOS CARRIEDO 47, Chief Operating Officer, International
Carlos Carriedo joined WEX in January 2022 as our Chief Operating Officer, International. In this role, Mr. Carriedo oversees WEX's Fleet, Travel and Corporate Payments businesses outside of the Americas. Prior to joining WEX, Mr. Carriedo held several senior management positions at American Express, a multinational corporation specialized in payment card services, including General Manager and Senior Vice President, for Commercial Services, Europe from April 2018 to December 2021, General Manager Commercial Services Canada and Latin America from September 2016 to April 2018, General Manager Commercial Services Latin America from February 2015 to September 2016, Head of SME Segment Commercial Services Mexico from January 2012 to February 2015, and Business Intelligence and Business Development Director from August 2010 to January 2012.
DAVID COOPER 55, Chief Technology Officer
David Cooper joined WEX in December 2016 as our Senior Vice President and Chief Technology Officer. Prior to joining WEX, he held several senior technology positions, including head of global operations at GlobeOne, a financial services company, from June 2016 to December 2016, Chief Technology Officer at Advisor Software, an advisory and wealth management software company from November 2015 to June 2016, SVP of technology at Green Dot, a retail banking company, from March 2014 to November 2015, Chief Technology Officer and SVP of product development at both Fiserv, an information technology and services company, from September 2011 to February 2014 and CashEdge, a leading provider of Intelligent Money Movement from June 2005 to September 2011.
JOEL (JAY) A. DEARBORN 43, President, Corporate Payments
Joel Dearborn joined WEX in January 2016 as Vice President, Strategy. Mr. Dearborn served as Vice President, Strategy from January 2016 until December 2017. Since December 2017, Mr. Dearborn has served as WEX’s President, Corporate Payments, and is responsible for WEX’s virtual card and other payments solutions. Prior to joining WEX, he was a principal at McKinsey & Company, a management consulting firm, from January 2008 to January 2016, where he helped private and public organizations set their strategic direction, including technology deployment and process redesign to support long-term growth.
ROBERT DESHAIES 56, Chief Operating Officer, Americas
Robert Deshaies has served as our Chief Operating Officer, Americas since January 2022. In this role, Mr. Deshaies oversees WEX’s Fleet, Benefits, Corporate Payments, and Travel businesses in the Americas, as well as the company’s Global Marketing organization. Prior to serving as our Chief Operating Officer, Americas he served as our President, Health from September 2019 to December 2021 and Senior Vice President, Health from July 2014 to September 2019, when WEX acquired Evolution1. Before joining Evolution1 in 2012, Robert served as global executive vice president and general manager at Sage, where he led multi-hundred million-dollar business units.
ANN (ANNIE) DREW 51, Chief Risk and Compliance Officer
Ann Drew has served as the Chief Risk and Compliance Officer since December 2020. Ms. Drew also currently serves as the Chair and Chief Executive Officer of WEX Bank. Prior to that she served as the Senior Vice President, Chief Ethics and Compliance Officer from August 2020 to December 2020, the Chief Ethics and Compliance Officer from December 2019 to August 2020, the Vice President, Compliance and Enterprise Risk Management, from December 2016 to December 2019, and the Director, Corporate Compliance and Enterprise Risk Management from December 2014 to December 2016. Prior to joining WEX, Ms. Drew served as the Associate General Counsel and Chief Compliance Officer of SIG Sauer, Inc., a designer and manufacturer of firearms, from 2013 to 2014, and from 2006 to 2013 she served in various legal leadership roles at IDEXX Laboratories, Inc., a global leader in veterinary diagnostics, software, and water microbiology testing.
2022 Proxy Statement     43

EXECUTIVE OFFICERS
JENNIFER KIMBALL 47, Interim Chief Financial Officer and Chief Accounting Officer
Jennifer Kimball has served as our Interim Chief Financial Officer since January 2022. Ms. Kimball has served in numerous leadership positions for WEX Inc., including Chief Accounting Officer since August 2020, and Vice President of Finance from April 2019 until August 2020. Prior to joining WEX, Ms. Kimball served as Senior Vice President and Chief Accounting Officer for Syneos Health Inc., a global biopharmaceutical solutions organization from August 2017 until March 2019. Prior to the merger of inVentiv Health, a professional services organization (“inVentiv”), and INC Research, which resulted in the formation of Syneos Health, Ms. Kimball served as the Chief Accounting Officer of inVentiv from November 2016 to August 2017 and as the Vice President, Accounting of inVentiv from July 2011 to November 2016. From 2007 to 2011, Ms. Kimball served as the Director of Corporate Reporting at The Timberland Company, a manufacturer and retailer of outdoor wear. From 2005 to 2007, Ms. Kimball served as the Treasury Controller and Director of Technical Accounting at Thermo Fisher Scientific, a supplier of scientific instrumentation, reagents and consumables, and software services. From 1997 to 2005, Ms. Kimball served in various positions from Staff Accountant to Senior Manager at PricewaterhouseCoopers LLP.
HILARY A. RAPKIN 55, Chief Legal Officer
Hilary Rapkin has served as our Chief Legal Officer and Corporate Secretary since December 2017. Prior to that she served as the Senior Vice President, General Counsel and Corporate Secretary from February 2005 to November 2017. She also served as the Head of Human Resources from February 2013 until February 2018. From January 1996 to February 2005, Ms. Rapkin held various positions of increasing responsibilities with the Company. Ms. Rapkin is a member of the American Bar Association, the Maine State Bar Association, the Association of Corporate Counsel, the Society of Corporate Secretaries and Governance Professionals and the New England Legal Foundation.
KAREN STROUP 46, Chief Digital Officer
Karen Stroup joined WEX in January 2022 as our Chief Digital Officer. Prior to joining WEX, Ms. Stroup held numerous leadership positions, including as Chief Digital Officer for Thomson Reuters, a media company, from November 2019 until December 2021, and as Chief Digital Officer for Treehouse, Inc., a home upgrade company specializing in home renovations and energy-saving performance projects, from June 2018 until January 2019. From August 2016 until June 2018, Ms. Stroup served as the Senior Vice President of Product and Innovation for Capital One Financial Corporation, a bank holding company. Prior to that, Ms. Stroup served as Vice President, Product Management for Intuit, a financial software company, from August 2013 until August 2016 and various other positions from July 2008 until July 2013. Currently, Ms. Stroup also serves on the board and Audit Committee for Driven Brands Holdings, Inc., a publicly traded automotive services company in North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash services.
MELANIE J. TINTO 50, Chief Human Resources Officer
Melanie Tinto joined WEX as the Chief Human Resources Officer in February 2018. Previously, Ms. Tinto served as the Vice President, Talent Management and Chief Learning Officer at Medtronic, a global leader in medical technology, services and solutions, from April 2015 to February 2018. Prior to joining Medtronic, Ms. Tinto served as the Vice President, Executive Development and Organizational Development of Hewlett Packard, an information technology company, from April 2013 to March 2015.
44     WEX Inc.

EXECUTIVE COMPENSATION

Proposal 2
Advisory (Non-Binding) Vote on the Compensation of Our Named Executive Officers

We are providing you with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the executive officers named in the Summary Compensation Table under “Executive Compensation,” whom we refer to as our “Named Executive Officers”, or “NEOs,” as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934, or Exchange Act.
Our executive compensation programs are designed to attract, motivate, and retain individuals who are critical to our success.
WEX’s “pay-for-performance” philosophy regarding executive compensation is straightforward: reward our executives for their contributions to the Company’s annual and long-term performance by tying a significant portion of their total compensation to key business drivers and stockholder value. Reflecting our pay-for-performance philosophy, a significant portion of executive compensation is subject to increase when results exceed target, reduction when results fall below target, and elimination if results do not achieve a threshold level of performance. Stockholders are urged to read the “Executive Compensation” section of this proxy statement, including the section entitled “Compensation Discussion & Analysis,” which describes our executive compensation philosophy and programs in greater detail, as well as compensation decisions made by the Leadership Development and Compensation Committee with respect to the fiscal year ended December 31, 2021.
Our Board is asking stockholders to approve, on a non-binding advisory basis, the following resolution:
RESOLVED, that the compensation paid to WEX Inc.’s Named Executive Officers, as disclosed in accordance with the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion & Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is non-binding on the Board and does not create or imply any change or addition to the fiduciary duties of the Company or the Board (or any committee of the Board). However, our Leadership Development and Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. For additional detail on the related process and actions during the past year, please see the "Compensation Discussion & Analysis - Say on Pay Support and Stockholder Engagement" section below.
The Board has decided that the Company will hold an annual advisory vote on the compensation of our Named Executive Officers. After this Annual Meeting, the next advisory vote on the compensation of our Named Executive Officers will be at our annual meeting of stockholders held in 2023.

The Board recommends a vote FOR approval of the compensation of our Named Executive Officers.

2022 Proxy Statement     45

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
This Compensation Discussion & Analysis, or CD&A, describes our compensation objectives and programs for our “Named Executive Officers” or “NEOs.” This CD&A also describes the specific decisions, and the processes supporting those decisions and recommendations, which were made by the Leadership Development and Compensation Committee with respect to 2021 for the NEOs.
For 2021, our NEOs were:

Melissa Smith Chair and Chief Executive Officer (“CEO”)	Roberto Simon Chief Financial Officer ("CFO")[1]	Scott Phillips President, Global Fleet[2]	Robert Deshaies President, Health[3]	David Cooper Chief Technology Officer
To assist in finding important information, we call your attention to the following sections of our CD&A:

Executive Summary	Page 46
Process for Determining Executive Compensation	Page 53
Other Compensation Program and Governance Features	Page 64
(1)Mr. Simon served as the Company's CFO during the entirety of 2021. He resigned as the Company’s CFO effective at the end of the day on December 31, 2021. Following his resignation, he remained employed by the Company in a non-executive officer role as Strategic Advisor through April 1, 2022.
(2)Mr. Phillips served as the Company's President, Global Fleet, during the entirety of 2021 until January 1, 2022, at which point he resigned such position. He then remained employed by the Company in a non-executive officer role as Strategic Advisor through April 1, 2022.
(3)Mr. Deshaies served as the Company's President, Health during the entirety of 2021. However, he was promoted to the Company's Chief Operating Officer, Americas as of January 1, 2022.
Executive Summary
Summary of WEX’s Business
WEX Inc. ("WEX", "our(s)", "we" or "the Company") is the global commerce platform that simplifies the business of running a business. We have created a powerful ecosystem that offers seamlessly embedded, personalized solutions for our customers. Through our rich data and specialized expertise in simplifying benefits, reimagining mobility and paying and getting paid, we make it easy for companies to overcome complexity and reach their full potential. WEX was founded in 1983 and trades on the NYSE under the ticker WEX.
We currently operate in three reportable segments: Fleet Solutions, Travel and Corporate Solutions, and Health and Employee Benefit Solutions. Our Fleet Solutions segment provides payment processing, transaction processing, and information management services specifically designed for the needs of fleets of all sizes from small businesses to federal and state government fleets and over-the-road carriers. Our Travel and Corporate Solutions segment focuses on the complex payment environment of global B2B (business-to-business) payments, enabling customers to utilize our payments solutions to integrate into their own workflows and manage their accounts payable automation and spend management functions. Our Health and Employee Benefit Solutions segment provides a software-as-a service, or "SaaS" platform for consumer directed healthcare benefits and a full-service benefit enrollment solution, bringing together benefits administration, certain compliance services and consumer-directed and benefits accounts. Additionally, the Company serves as the non-bank custodian to certain health saving account assets. During 2021, Fleet Solutions' revenue represented approximately 60% of the Company's total revenue, Travel and Corporate Solutions' revenue represented approximately 18% of the Company's total revenue, and Health and Employee Benefit Solutions' revenue represented approximately 22% of the Company's total revenue.
46     WEX Inc.

EXECUTIVE COMPENSATION
2021 Company Performance Snapshot
With record revenue and many other accomplishments, 2021 was one of the best years in WEX's history. We continued to win new customers and expand our relationships with existing partners across the WEX ecosystem, a testament to our compelling solutions, which are underpinned by global scale and reliability, customer-focused innovation, and specialized focus with rich data. While we, along with the rest of the world, continued to navigate the unprecedented COVID-19 pandemic, the Company’s 2021 revenue increased 19% from 2020, while 2021 GAAP net income attributable to shareholders per diluted share was breakeven and adjusted net income attributable to shareholders per diluted share, a non-GAAP measure(1), increased 51% from 2020 to $9.14 per share, as shown in the charts below. In fact, over the past five years, we have grown revenue at a compounded annual rate of 13% and adjusted net income attributable to shareholders per diluted share at a compounded annual rate of 19%.

Revenue $ million	Adjusted Net Income Attributable to Shareholders per Diluted Share(1)

(1)Non GAAP Adjusted Net Income Attributable to Shareholders per Diluted Share is not a financial measure prepared in accordance with generally accepted accounting principles ("GAAP"). For information on how we compute this non-GAAP financial measure and a reconciliation to the most directly comparable financial measure prepared in accordance with GAAP, please refer to "Appendix A — Reconciliation of Non-GAAP Financial Measure" in this proxy statement.
In 2021, we accomplished significant objectives that contributed to our 2021 financial results and positioned WEX for the future. We continued to expand our solutions, strengthening and diversifying our cloud-based commerce platform. Substantial progress was made on the integration of the eNett and Optal businesses that were acquired at the end of 2020 leading to more than $30 million in annualized cost synergies. We advanced our Electric Vehicle strategy, working closely with customers and expanding industry partners to support the needs of fleets managing the complexities of electrification. In the Health and Employee Benefit Solutions segment we acquired the benefitexpress business, which extends our business into the large and growing benefits administration marketplace. We also acquired the custodial or sub-custodial rights over certain health savings account assets, which allows us to better capture the economics from these assets. In addition, in April 2021 we amended our credit agreement to, among other things, extend the terms of, and increase the available loan amounts under, each component of the agreement. This amended credit facility will assist us in maintaining a strong liquidity position going forward as we continue to execute our strategy in an ever-changing business environment.
We also continued to expand and diversify our already strong leadership base. In June 2021, three new directors were elected to our Board of Directors, as part of our active Board refreshment process, and since 2018 we have added a total of seven new directors to our Board. This refreshment has strengthened the background, experiences, expertise, and diversity of our Board.
During the year, we also announced several changes to our Executive Leadership Team, effective in January 2022. We reorganized our Executive Leadership team to better serve our customers and to enable better integration across our platform. As part of this reorganization, we created three new positions: Chief Operating Officer, Americas, to oversee the strategic growth of, and collaboration across the Company’s fleet, health, travel and corporate payments businesses in the Americas; Chief Operating Officer, International, to lead the Company’s international growth; and our first Chief Digital Officer, to expand digital commerce and product development opportunities. These changes are designed to accelerate our business and unlock new growth opportunities by giving our customers an experience that puts them at the center of everything we do. Our leadership team guided the Company through unprecedented times in 2021, while continuing to position WEX for the future, and with these new leadership team additions, is poised to continue to do the same.
2022 Proxy Statement     47

EXECUTIVE COMPENSATION
As shown and described below, actual pay outcomes for our NEOs were aligned with the financial performance results noted above, as well as with stock price performance. We have designed our performance-based annual and long-term incentive awards for executives to, among other things, align compensation with performance against pre-established goals for these metrics, in addition to stock price performance and other measures of operational success at the corporate, segment and individual levels.
The following metrics provide additional context to our overall operational performance in 2021:
•Revenue grew across each of the three segments year-over-year, with Fleet up 21%, Travel and Corporate Payments up 17%, and Health and Employee Benefit Solutions up 14%;
•Total purchase volume processed grew 59% year-over-year to $88 billion;
•Fleet segment payment processing transactions increased approximately 11% year-over-year; and
•Our Health and Employee Benefit Solutions increased the average number of SaaS accounts by 12.4% over 2020.
The following additional events and accomplishments, which position the Company well for the future, occurred during 2021:
•Cloud migration continued, with 80% of volume in the cloud. In addition, all new products are fully digitally-native.
•Signed a new agreement with Mastercard which allows us to add their open network to our proprietary closed-loop fleet cards, enabling our customers to purchase a broader set of products through WEX, but still in a highly controlled manner.
•Moved nearly $1 billion in health savings account custodial deposits to WEX Bank, which were invested and are expected to drive incremental revenue in 2022.
•Increased use of artificial intelligence, or AI, including the deployment of a new AI-powered virtual agent in our call centers, driving efficiency through increased automation.
•Expanded our relationship with ChargePoint to strengthen our electric vehicle and mixed-fleet offerings.
Say on Pay Support and Stockholder Engagement
Say on Pay Vote Results. We have adopted a policy of conducting an annual advisory vote on executive compensation. While this vote is not binding, our Board and the Leadership Development and Compensation Committee, which we refer to as the "Committee" for purposes of this CD&A, value the opinions of our stockholders. The Committee strives to ensure our executive compensation program aligns with the interests of our stockholders and adheres to our pay for performance philosophy.
Our executive compensation program has historically received strong stockholder support (including, for example, approximately 98% support during the 2019 and 2020 annual meetings of stockholders). Despite the fact that the decisions behind our 2020 executive compensation program were largely made with the uncertainty of the then novel pandemic as a backdrop, at our 2021 annual meeting of stockholders approximately 47% of votes cast supported WEX’s executive compensation program. We were disappointed by this unusually low level of support. As a result, we undertook a significant institutional outreach effort to understand stockholder concerns about our compensation program, and we have taken actions in line with stockholder feedback for our 2022 executive compensation program.
Stockholder Engagement and the Board's Response. WEX respects its stockholders and takes their feedback seriously. During the spring of 2021, at the direction of the Committee Chair, WEX management reached out to our top 41 stockholders, representing more than 87% of shares outstanding, to discuss our executive compensation program. Thirteen investors representing approximately 39% of our shares outstanding accepted our invitation to share feedback and we engaged at length with them.
In addition, during the fall of 2021, WEX management again contacted our then top 15 stockholders, representing more than 71% of our shares outstanding, to discuss any concerns or feedback they had related to compensation matters, as well as any environmental, social or governance issues they wished to discuss. Thirteen investors representing approximately 59% of our shares outstanding accepted our invitation to share feedback, with the remaining two investors either not responding or declining our invitation.
Independent members of our Board participated in and led each of these meetings. Each meeting included some combination of the Committee Chair, the Vice Chairman and Lead Director, members of other committees, and another member of the Board. They were joined in these meetings by the Company’s Chief Legal Officer and Senior Vice President of Global Investor Relations.
48     WEX Inc.

EXECUTIVE COMPENSATION
Throughout 2021, and during 2022, the Committee, the Committee’s independent compensation consultant, and senior management analyzed and discussed what we learned during this comprehensive outreach process. In general, we learned that our stockholders were not seeking changes to the growth-oriented executive compensation program that was in place prior to the beginning of the pandemic in 2020, and that the decline in support for our Say on Pay resolution in 2021 was primarily related to the special, broad-based, COVID-related pay actions and awards we made during 2020 as were described in our definitive proxy statement filed in April 2021. No such pay actions or awards were made to our NEOs in 2021 or have been made as of the date of this CD&A in 2022. Many investors expressed support for our overall compensation philosophy and cautioned us against making major changes to the structure of our compensation program. As a result, the executive compensation programs implemented in 2021, which are described in greater detail on the following pages, largely mirror previous compensation programs of prior years that received high levels of support from our stockholders.
That said, we listened carefully to our stockholders during our conversations, and the Committee made several changes to our compensation programs in line with the feedback we received. The table below outlines the major items of feedback we received during our 2021 investor outreach and the actions we have taken in response:

	What We Heard	Action Taken by Committee
Modification of Awards and One-Time Awards:
Certain stockholders did not support some of our special, COVID-related, 2020 pay actions (including, the mid-year changes to STIP and PRSU metrics and goals, and the special equity award of PRSUs and RSUs granted to a broad-based group of key employees, which we called the additional Business Continuity and Outperformance Grant)
Stockholders broadly supported our prior, standard executive compensation program, in terms of design and performance metrics

•No one-time awards for NEOs approved since 2020. The Committee will continue to carefully consider any one-time awards, taking into account feedback received from stockholders along with the input of its independent compensation consultant and the needs of the Company
•Returned to our prior, standard executive pay program, given stockholder support and that we are a growth-focused company: STIP program with 1-year adjusted revenue and adjusted operating income goals, with a limited potential individual performance modifier; and PRSU awards with 3-year adjusted net income earnings per share and adjusted net revenue goals

Integration of ESG Metrics:
Certain stockholders asked for additional ESG-related information (specifically requesting the disclosure of the Company's EEO-1 data) and noted the importance they place on certain ESG-related metrics and objectives

•Incorporated multiple new ESG-related objectives to the pre-established individual NEO performance goals for our 2022 STIP, in addition to otherwise increasing and enhancing our ESG-related disclosures, which includes the disclosure of our EEO-1 Report as referenced in the ESG section of this Proxy Statement

Performance Benchmarking:	Certain stockholders wanted confirmation that the relative performance comparisons included a broader group of industry related companies (in addition to our compensation benchmarking peers)
•Created a performance benchmarking peer group to provide additional reference information relating to pay program practices and financial performance, which was reviewed and considered by the Committee during 2021
•Considered input from investors when determining the composition of our performance benchmarking peer group

Ongoing Stockholder Dialogue. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders.
2022 Proxy Statement     49

EXECUTIVE COMPENSATION
Chief Executive Officer Realizable Pay
The Leadership Development and Compensation Committee has designed a compensation program to align the pay of the Company's executives and the interests of its stockholders, for which we have used pay for the Company's CEO and the stock price performance of the Company over the past 3 years to demonstrate. The graphs below show the average target and realizable pay of our CEO during the three-year period ended December 31, 2021. For each of these 3 years, the target mix for the annual long-term incentive (LTI) award for our CEO was 60% PRSUs (denominated in stock units and can payout 0% to 200% of target stock units based on actual performance results against pre-defined goals), 25% stock options, and 15% RSUs. There was an additional LTI award for our CEO in 2020, with a target mix of 75% PRSUs and 25% RSUs. In addition to PRSUs having a payout factor that can be above or below target based on actual results measured against pre-defined goals, the value ultimately realized from PRSU awards (which represent a majority of our CEO’s LTI) is also sensitive to changes in stock price during the performance period given the awards are denominated in stock units (versus dollars).
For the 1- and 3-year periods ended December 31, 2021, WEX's Total Shareholder Return (TSR or change in stock price plus dividends) was -31.0% and +0.1%, respectively. As shown below, during the three-year period ended December 31, 2021, realizable pay for our CEO was 40% below target, and realizable LTI pay for our CEO was 53% below target. Accordingly, we believe that the comparison shown below demonstrates meaningful alignment of realizable CEO pay with TSR (i.e., with stockholder interests and outcomes). The below graph shows the estimated value realizable as of a specific date in time - December 31, 2021. Future performance will impact the value ultimately realized from this compensation by the CEO. For example, our stock price closed at $178.45 per share on March 31, 2022, which compares to a price of $140.39 per share at closing on December 31, 2021. If March 31, 2022 were the date upon which the performance measurement period ended, it would affect the graphs below but would still show meaningful alignment.

CEO - Average Target Pay vs. Average Realizable Pay (2019 - 2021)	CEO - Average Target LTI vs. Average Realizable LTI (2019 - 2021)

Total Direct Compensation ($000s)
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$10,343
-40%
$6,238
Target Pay
Realizable Pay
Salary
STIP
Total LTI

Total Long-Term Incentive ($000s)
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$8,441
-53%
$4,000
Target LTI
Realizable LTI
RSUs
SOs
PRSUs

•“Target Pay” reflects the average of salary actually paid, target short-term incentive, and grant date fair value of LTI, as reported in the Grants of Plan-Based Awards table in the proxy statements filed in 2022, 2021, and 2020.
•“Target LTI” reflects the average grant date fair values of LTI, as reported in the Grants of Plan-Based Awards table in the proxy statements filed in 2022, 2021, and 2020.
•“Realizable Pay” captures the impact of actual results on STIP payouts and PRSU payouts, as well as the impact of changes in the Company’s share price on long-term incentive awards granted during the three-year period, by valuing equity awards based on the most recent fiscal year-end stock price. Realizable Pay reflects the average of salary actually paid, actual cash bonus, and Realizable LTI (defined below), which assumes target performance results versus financial metrics for PRSU awards. Stock options, RSUs, and PRSUs are valued at $140.39 per share, the closing price of WEX’s common stock on December 31, 2021.
•“Realizable LTI” captures the value of LTI awards that were granted during the 3-year period, at the end of the 3-year period shown, valued based on the stock price on December 31, 2021. This includes the intrinsic value of stock options, the market value of RSUs, and the market value of PRSUs awarded in the three-year period ending December 31, 2021. For PRSUs granted in 2019, the actual earned number of PRSUs (106.8% of target) was used. For PRSUs granted in 2020 and 2021, the number of PRSUs used in the chart above was adjusted using the relative TSR performance scale for each award based on the using stub-period relative TSR performance, for WEX and comparator companies, for each award from grant date through December 31, 2021 (or 20% of target stock units for the 2020 annual award, 50% of target stock units for the 2020 business continuity award, and 85% of target stock units for the 2021 annual award, in each case the assumed point in time adjustment for relative TSR).
50     WEX Inc.

EXECUTIVE COMPENSATION
•For more information on total compensation as calculated under SEC rules for the years 2019, 2020, and 2021, see the notes accompanying the Summary Compensation Table on page 68. The amount reported here as realizable compensation differs substantially from the amounts reported as total compensation in the Summary Compensation Table and is not a substitute for those numbers.
Key Compensation Practices
Our executive compensation program is targeted to align with our business strategy and features many leading practices, which we believe promote alignment with the interests of our stockholders.

What We Do	What We Don’t Do
•Directly link pay to performance outcomes, operational goals and stockholder returns
•Link incentive plan performance measures to short- and mid-term operating objectives and delivery of long-term value to stockholders
•Target total direct compensation (base/cash bonus/long-term incentives) within a competitive range of the market median
•Maintain a cap on CEO and other NEO incentive compensation payouts for short-term incentive plan (STIP) and PRSU awards (customarily 200% of target)
•Have stock ownership guidelines for NEOs, including a retention requirement until stock ownership guidelines are achieved
•Provide double-trigger change-in-control severance benefits
•Review share utilization at least annually
•Devote time to management succession and leadership development efforts
•Use an independent compensation consultant
•Maintain an anti-hedging policy
•Maintain an anti-pledging policy
•Maintain a clawback policy
•Majority of compensation is variable
•Multi-year vesting period for long-term awards

•No payment of dividends or dividend equivalents on unearned RSUs or PRSUs
•No excise tax gross-ups upon a change-in-control
•No re-pricing of underwater stock options without stockholder approval
•No excessive severance or change-in-control benefits

2022 Proxy Statement     51

EXECUTIVE COMPENSATION
Summary of WEX’s 2021 Executive Compensation Program
A summary of our executive compensation program during 2021 is provided below:
•Generally, we target total direct compensation (salary/cash bonus/long-term incentives) within a competitive range of the market median.
•Pay will vary above or below target based primarily on corporate and business unit and quantitative performance outcomes, and to a lesser degree, individual performance outcomes, which are often quantitative.

Compensation Element	2021 Outcome
Base Salary- Fixed rate of pay	Increases for three of five NEOs
Short-Term Incentive Plan (“STIP”)
Payout can range from 0-200% of target based on financial goals:
1.Adjusted Operating Income (60%) and
2.Adjusted Revenue (40%)
For NEOs leading a business unit, corporate goals are weighted 40% and business unit goals are weighted 60%.
The funded payout may be adjusted for each NEO through an individual performance modifier, down to 75% or up to 125%, with no payout greater than 200% of target. The adjustment is made based on an assessment of performance versus pre- defined, often quantitative individual goals as reviewed by the CEO (other than in the case of the CEO's compensation) and recommended to the Committee. The Committee has further discretion to eliminate any funded bonus payout at its discretion, should circumstances warrant.

STIP funding was 182.1% of target, on an overall corporate basis, based on objective performance against predefined enterprise-wide quantitative goals.
An individual modifier of +9.9% was applied to one NEO STIP payment for 2021 based on success versus pre-defined individual goals.

Long-Term Incentive Plan (“LTIP”)
Our target long-term incentive mix during 2021 for our CEO was 60% PRSUs, 25% stock options, and 15% RSUs; target long-term incentive mix for our other NEOs was 60% PRSUs, 20% stock options, and 20% RSUs.
PRSUs:
•Payout can range from 0-200% of target with cliff vesting on third anniversary of grant
•2-year performance period based on cumulative corporate financial goals: Adjusted Net Income-Earnings Per Share (60%), and Adjusted Revenue (40%)
a.Reward long-term stockholder value creation and encourage retention
b.The Adjusted Revenue metric recognizes the importance of revenue diversification for our business, given the impact that volatile fuel prices may have on our business results
•3-year (+/- 15%) relative TSR modifier
Stock Options:
•3-year ratable vesting requirement
•Reward long-term stockholder value creation
RSUs:
•3-year ratable vesting requirement
•Reward long-term stockholder value creation and encourage retention

PRSUs granted in 2019 (and modified in 2020) with a performance period of 2019 to 2021 paid out at 106.8% of target, based on a corporate financial performance result of 125.7% and a -15% relative TSR modifier.

52     WEX Inc.

EXECUTIVE COMPENSATION
Pay Mix
The majority of CEO compensation is variable (“at risk”). For 2021, 90% of target total direct compensation was variable for our CEO in her core compensation program. This directly ties pay to Company performance outcomes, including financial results, strategic initiatives, and stock price performance which directly aligns with the interests of our stockholders.

2021 CEO Target Total Compensation Mix	2021 CEO Long-term Incentive Mix

The majority of the compensation for the remaining NEOs is also variable and tied directly to Company performance outcomes, as described above.
Process for Determining Executive Compensation
Leadership Development and Compensation Committee
The Committee, composed solely of independent directors, is responsible for our executive officer compensation, which includes the compensation of our NEOs. The Committee works closely with its independent compensation consultant and management to examine pay and performance matters throughout the year. The Committee held 8 meetings over the course of 2021, all of which included an executive session without management present. During 2021 the charter and name of this committee was modified from Compensation Committee to Leadership Development and Compensation Committee to reflect the broader human capital focus of the Committee, as well as to emphasize the degree of importance the Board places on such broader human capital matters as they relate to organizational success. The Committee's charter may be accessed under "Governance Documents" through the “Governance” section found on our website at: https://ir.wexinc.com/governance/governance-documents/default.aspx
In the first quarter of each fiscal year, either of the Chair of the Committee, or, the Vice Chairman and Lead Director, reviews the Board’s assessment of the CEO’s performance with the CEO. In addition, the Committee approves the following, as explained below:
•changes to executive officer base salaries and incentive targets, if any, for the current year;
•STIP payout, if any, for the previous fiscal year;
•STIP design and targets for the current fiscal year;
•determination of performance-scoring payout of PRSUs granted under the LTIP, if any, for previous years; and
•LTIP metrics, targets and grants for the current fiscal year.
Agenda items for the second quarter vary each year but always include a review of the Company's performance and progress toward the achievement of incentive plan targets. Typically, this also includes a retrospective assessment of the senior executive pay versus performance relationship.
Agenda items for the third and fourth quarters also vary each year, but always include a review of the Company's performance and progress toward the achievement of incentive plan targets. The Committee also conducts its annual review of executive compensation, considering a report from its independent compensation consultant comparing the compensation of Company executive officers to peer group data. Management also discusses with the Committee recommended executive compensation changes for each element of compensation for the next fiscal year.
2022 Proxy Statement     53

EXECUTIVE COMPENSATION
The design of the STIP and LTIP is typically discussed over multiple meetings prior to the actual approval of the plans in the first quarter of each year. The discussions generally focus on the metrics to be utilized, the difficulty of the performance goals and the weightings for each metric. Other items that are addressed on an annual basis include a review of the Committee’s charter, compliance with stock ownership guidelines and, an update on market trends related to executive compensation. Director compensation is addressed on a biennial basis.
The Leadership Development and Compensation Committee has delegated to a subcommittee its responsibility under the Company's Amended and Restated 2019 Equity and Incentive Plan with respect to the approval of acquisitions and dispositions of Company securities by officers and directors of the Company for purposes of Section 16(b) of the Exchange Act. The members of the subcommittee are Mr. Callahan, Mr. VanWoerkom, Ms. Altobello and Mr. Smith, each of whom satisfies the requirements of a “non-employee director” for purposes of Section 16 of the Exchange Act.
Executive Management
Our Human Resources department, working with our Legal and Finance departments, was responsible for coordinating and overseeing the implementation of executive compensation, and discussing significant proposals or topics impacting executive compensation at WEX with the Committee. This included development of compensation recommendations in accordance with the compensation philosophy and policies more fully described elsewhere in this CD&A. The following members of executive management were generally invited to and attended Committee meetings: the CEO; CFO; Chief Human Resources Officer; and Chief Legal Officer.
The Committee has authority to approve the compensation of the CEO and the other NEOs. The CEO meets with the Committee and the independent compensation consultant to discuss Company and individual performance objectives and outcomes, and review compensation recommendations for executive officers directly reporting to her, including the other NEOs. Thereafter, the Committee meets privately with its independent compensation consultant to review and determine compensation of our CEO. In addition, each year the Committee sets compensation plan performance targets for our executive officers and management provides input and recommendations with respect to such targets, as well as information and analyses, as requested by the Committee.
Independent Compensation Consultant
The Committee has the authority to retain and terminate an independent compensation consultant, and to approve the consultant’s fees and all other terms of such engagement. In determining 2021 compensation, the Committee continued to directly retain Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant. The scope of the work done by CAP for the Committee included:
•Preparing analyses, recommendations, and other support to inform the Committee’s decisions related to executive and director compensation;
•Providing updates on market trends and the regulatory environment as they relate to executive and director compensation;
•Reviewing and commenting on management proposals presented to the Committee;
•Providing a report comparing the compensation of Company executives to a peer group of companies and survey data;
•Reviewing the Committee charter and providing recommendations and other support to inform the Committee’s related discussions and decisions; and
•Working with the Committee to validate the pay-for-performance relationship, in support of alignment with stockholders.
The Committee assessed the independence of CAP pursuant to SEC and NYSE rules, and concluded that no conflict of interest exists that would prevent CAP from providing independent advice to the Committee. CAP will not perform other services for WEX without the consent of the Chair of the Committee. CAP meets with the Committee Chair and the Committee outside the presence of management. In addition, CAP participated in all of the Committee’s meetings determining 2021 compensation and, when requested by the Committee Chair, participates in preparatory meetings and executive sessions.
54     WEX Inc.

EXECUTIVE COMPENSATION
Total Compensation — Objectives and Compensation Philosophy
Objectives
Our compensation programs are designed and administered to balance the achievement of near-term operational results and long-term growth goals with the ultimate objective of increasing long-term stockholder value and retaining talent viewed as critical to our ongoing growth and success. The principal elements of an executive’s total compensation consist of: base salary, the STIP payment, and long-term incentives.
Compensation Philosophy
Generally, we target total direct compensation (salary, annual incentive and long-term incentives) within a competitive range of the market median. Pay may vary above or below target based on actual performance outcomes. Variations in total direct compensation among the NEOs reflect differences in competitive pay for their respective positions as well as the size and complexity of the business units or functions they oversee, the performance of those business units or functions, key competencies and individual performance.
2021 Total Direct Compensation
We structure NEO target total direct compensation so that the majority of such compensation is delivered in the form of equity awards. Equity awards provide incentives for NEOs to work towards long-term top and bottom-line growth that will enhance stockholder returns and align our NEOs’ compensation directly with our stockholders’ interests. We also structure our NEOs’ cash compensation so that a significant portion is at risk under the Company’s short-term incentive plan, payable primarily based on enterprise and business unit results, and to a lesser degree payable based on individual performance. We further detail each component of total direct compensation below.
Base Salary
We review base salaries annually, but we do not necessarily award salary increases each year. In determining base salary levels for NEOs, the Committee considers the following qualitative and quantitative factors: job level and responsibilities, including any increase in responsibilities, relevant experience, individual performance, recent corporate and business unit performance, internal equity, and our objective of paying competitive total direct compensation if performance expectations are met. From time to time, base salaries may be adjusted other than as a result of an annual review, for example, in order to address competitive pressures or in connection with a promotion. Annual NEO salaries were as follows:

	NEOs Base Salary
Name	2020	2021	% Increase (2020-2021)	Rationale for Increase
Melissa Smith Chair, CEO and President	$770,000	$800,000	4%	Market-based adjustment
Roberto Simon (1) CFO	$550,000	$550,000	—%	n/a
Scott Phillips (2) President, Global Fleet	$475,000	$500,000	5%	Market-based adjustment
Robert Deshaies (3) President, Health	$425,000	$550,000	29%	Market-based adjustment, internal pay equity, and increased responsibilities
David Cooper Chief Technology Officer	$400,000	$400,000	—%	n/a
(1)Mr. Simon served as the Company's CFO during the entirety of 2021. He resigned as the Company’s CFO effective at the end of the day on December 31, 2021. Following his resignation, he remained employed by the Company in a non-executive officer role as Strategic Advisor through April 1, 2022.
(2)Mr. Phillips served as the Company's President, Global Fleet, during the entirety of 2021 until January 1, 2022, at which point he resigned such position. He then remained employed by the Company in a non-executive officer role as Strategic Advisor through April 1,.2022.
(3)Mr. Deshaies served as the Company's President, Health during the entirety of 2021. However, he was promoted to the Company's Chief Operating Officer, Americas as of January 1, 2022.
2022 Proxy Statement     55

EXECUTIVE COMPENSATION
Short-Term Incentive Plan
Our Short-Term Incentive Plan (STIP) is designed to motivate our NEOs to drive profitable Company growth, while diversifying Company revenues, by measuring NEO performance against our plans at the corporate and business unit level, with the potential for individual adjustment as described below. For NEOs leading a business unit, corporate goals are typically weighted 40% and business unit goals are typically weighted 60%. This framework holds the NEO group accountable for the same corporate metrics and goals, while also emphasizing and holding business unit leaders accountable for the results they can most influence.
We establish a cash incentive payment target for each NEO based upon their position within the Company, responsibility and competitive cash incentive payment opportunities for similar positions at other companies. Final STIP payouts may range from 0% to 200% of the target bonus opportunity based on actual performance outcomes.
The following tables describe 2021 NEO performance goals, results for each component of the 2021 STIP, and the actual STIP payout for each NEO.

	Weighting Used in Determination of 2021 STIP Payout(1)
Corporate Goals	M. Smith	R. Simon	S. Phillips	R. Deshaies	D. Cooper
Adjusted Revenue	40%	40%	16%	16%	16%
Adjusted Operating Income	60%	60%	24%	24%	24%
Business Unit Financial Goals
Fleet Adjusted Revenue	—%	—%	24%	—%	8%
Fleet Adjusted Operating Income	—%	—%	36%	—%	12%
Health Adjusted Revenue	—%	—%	—%	24%	8%
Health Adjusted Operating Income	—%	—%	—%	36%	12%
Global Travel Adjusted Revenue	—%	—%	—%	—%	4%
Global Travel Adjusted Operating Income	—%	—%	—%	—%	6%
Corporate Payments Adjusted Revenue	—%	—%	—%	—%	4%
Corporate Payments Adjusted Operating Income	—%	—%	—%	—%	6%
STIP payout as a percentage of target based on 2021 corporate performance	182.1%	182.1%	174.3%	128.8%	152.2%
(1)The percentages for each NEO (other than the percentages in the final row) represent the weight that the corporate goals are provided in determining the actual 2021 STIP payout.
56     WEX Inc.

EXECUTIVE COMPENSATION

		Performance Goals ($000s)			2021 Actual
Corporate Goals	Weight (%)	Threshold (50% payout)	Target Performance Goal(1) (100% payout)	Maximum (200% payout)	Actual Performance	Actual % Performance	Payout based on Actual 2021 Performance
Adjusted Revenue(2)	40%	$1,604.7	$1,671.5	$1,771.8	$1,742.0	155.4%	62.1%
Adjusted Operating Income(3)	60%	$520.3	$544.8	$580.2	$590.2	200.0%	120.0%
Weighted Average Payout							182.1%
(1)Due to the continued COVID-related uncertainty related to goal setting, bands were established around the target performance goal where payment for performance within that range would reflect 100% of target payout; adjusted revenue band was +/-2% (i.e., $1,638.1 to $1,705.0) and adjusted operating income band was +/-3% ($528.4 to $561.1) around target.
(2)Adjusted Revenue means 2021 revenue as reported in the Form 10-K filing reporting the Company’s results for the performance period adjusted for the difference between 2021 reported fuel prices and foreign exchange rates and Board-approved, budgeted 2021 fuel price and foreign exchange rate assumptions. The results were further adjusted for other items as shown in Appendix A.
(3) Adjusted Operating Income means 2021 operating income as reported in the Form 10-K filing reporting the Company’s results for the performance period adjusted for: foreign exchange rate impacts compared to the Board approved 2021 Budget, fuel price differences compared to the Board approved 2021 Budget, acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, restructuring and other costs, and debt restructuring costs. The results were further adjusted for other items as shown in Appendix A.
As noted previously, the Company’s 2021 revenue increased 19% from 2020 and other financial results increased substantially year over year as well. As shown above, actual 2021 STIP pay outcomes for our NEOs were aligned with these financial results. We have a history of setting appropriately rigorous STIP performance goals, and with our STIP payouts varying from year-to-year based on results. For example, during the past 5 years the corporate goals payout factor for our STIP payouts has ranged from 86% of target to 182% of target, as shown in the table below:

Year	2021	2020	2019	2018	2017
Corporate Payout Factor	182%	108%	86%	119%	139%
The initial funding of the STIP payout, based on the financial metrics and pre-set goals described above, may be adjusted for each NEO through an individual performance modifier, down to 75% or up to 125% of the initial funding of the STIP amount, with no payout greater than 200% of target under the STIP for 2021. The adjustment is made based on the Committee's assessment of performance versus pre-defined, often quantitative, individual goals. Our CEO may make individual modifier recommendations to the Committee for the other NEOs, for consideration and approval by the Committee, and the Committee independently considers and approves the CEO individual modifier factor, if any.
The Committee believes that our NEO's performance goals should support and help achieve the Company’s strategic objectives. Individual performance goals for the CEO were established under the oversight of, and with the approval of, the Committee. Individual performance goals for the other NEOs were prepared by the CEO and reviewed with the Committee. Across our NEO group, in addition to an evaluation of general leadership competencies, the results that were measured against pre-defined goals (often quantitative) to determine individual modifiers, are discussed below:
2022 Proxy Statement     57

EXECUTIVE COMPENSATION

M. Smith	Goal Results
FY2021 Performance Results
•Continued progress made against key technology transformation initiatives, with emphasis on cloud migration, platform consolidation and enhanced platform capabilities
•Strong execution of M&A strategy including the continued integration of five acquisitions
•Successful execution of Executive Leadership Team reorganization, including the creation of the Chief Digital Officer role and the Chief Operating Officer roles
•Delivery of organic revenue growth through new customer signings and strong retention across all segments
•Demonstrated progress against diversity and inclusion aspirations, including a focus on identifying diverse slates for external hiring
•Success expanding strategic partnerships, including a new agreement with Mastercard and acceleration of Electric Vehicle strategy with ChargePoint
•Effective communication and partnership between Leadership Team and Board

R. Simon	Goal Results
FY2021 Performance Results
•Success amending Company credit agreements
•Successful balance sheet management, including demonstrated focus and leadership on capital expenditures
•Strong execution of M&A strategy including the continued integration of five acquisitions
•Supported execution of technology and data roadmap with a focus on system automation to increase operational effectiveness
•Identified critical roles and established succession plans that included diverse candidates
•Successfully identified and took action to mitigate potential business risks

S. Phillips	Goal Results
FY2021 Performance Results
•Success winning, expanding and maintaining key customer relationships
•Advanced Electric Vehicle strategy, including new partnership with ChargePoint
•Successful integration of WEX European Services into consolidated European Fleet business
•Supported execution of technology and data roadmap with a focus on consolidating and integrating platforms
•Identified critical roles and established succession plans that included diverse candidates
•Successfully identified and took action to mitigate potential business risks

R. Deshaies	Goal Results
FY2021 Performance Results
•Success winning, expanding and maintaining key customer relationships
•Effectively prepared for newly created role of Chief Operating Officer, Americas
•Successful integration of benefitexpress acquisition and the Healthcare Bank acquisition
•Supported execution of technology and data roadmap with a focus on consolidating and integrating platforms
•Identified critical roles and established succession plans that included diverse candidates
•Successfully identified and took action to mitigate potential business risks

D. Cooper	Goal Results
FY2021 Performance Results
•Created and maintained stable systems ensuring customer relationships could be maintained and expanded
•Identified and rolled out new technologies and executed data roadmap to enhance customer and partner experiences, including new AI capabilities
•Successfully identified and took action to mitigate potential business risks, including an increased focus on information security
•Identified critical roles and established succession plans that included diverse candidates

58     WEX Inc.

EXECUTIVE COMPENSATION
Given each NEO's results measured against their individual goals, as discussed above, the Committee, in its discretion, determined the individual performance factor for each NEO's STIP award at the percentage displayed in the table below. The Committee considered the input of Ms. Smith regarding performance against the pre-established individual goals for each NEO (other than for Ms. Smith) in its decision-making process. When making its individual performance factor determinations, the Committee did not assign a specific weighting to any individual goal, but instead reviewed each NEO's results against his or her individual goals in the aggregate.
The payouts under our STIP are computed based on corporate and individual performance, as discussed above and outlined below. The fiscal year 2021 STIP payments are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2021, and are set forth in the following table. The table also provides a supplemental breakdown of the components that make up the NEOs' actual fiscal year 2021 STIP awards. The awards as a percentage of the target are displayed for each component.

Annual Salary	x	Target Annual Incentive %	x	Corporate Performance Factor % (0%-200%)	x	Individual Performance Factor % (75%-125%)	=	Final STIP Award (0%-200%)

		Target		Actual
Executive	Annual Salary (a)(1)	Annual Incentive % (b)	Annual Cash Incentive $ (a) x (b) = (c)	Corporate Performance Factor % (d)	Individual Performance Factor % (e)	Final Award $ (c) x (d) x (e)	Final Award as a % of Target (d) x (e)
Melissa Smith	$791,923	150%	$1,187,885	182.1%	100.0%	$2,163,138	182.1%
Roberto Simon	$550,000	100%	$550,000	182.1%	109.9%	$1,100,000	200.0%
Scott Phillips	$493,269	100%	$493,269	174.3%	100.0%	$859,768	174.3%
Robert Deshaies	$456,731	100%	$456,731	128.8%	100.0%	$588,269	128.8%
David Cooper	$400,000	75%	$300,000	152.2%	100.0%	$456,600	152.2%
(1)Reflects eligible earnings for STIP purposes; i.e., salary actually paid during 2021.
Long-Term Incentive Compensation
The Company provides annual long-term equity-based incentives through the LTIP. Annual grants under the LTIP were provided through a mix of (i) PRSUs, which vest from 0% to 200% based on the achievement of multi-year performance goals and subject to service-based vesting, described below, (ii) stock options, which have no value absent stock price appreciation and encourage stockholder value creation over a long-term (10 year) time horizon, and (iii) RSUs, which vest based on the passage of time and fluctuate in value based on changes in our stock price. PRSUs, stock options, and RSUs generally vest over a three-year period of employment.
We aim to provide long-term awards such that together with cash compensation, target total direct compensation (salary plus target STIP payments, plus grant-date value of annual long-term incentive awards) is within a competitive range of the market median. Compensation is intended to vary based on Company and individual performance outcomes. The Committee bases individual award levels on comparative market data for the executive’s position, award levels of comparably-situated executives, and an assessment of individual potential and performance. In making annual equity awards to any individual, the Committee does not alter its compensation philosophy based on the individual’s value realized, or failure to achieve gains, on prior RSU, stock option or PRSU awards.
Annual equity grants were 60% PRSUs, 20% stock options and 20% RSUs for our non-CEO NEOs. The mix for our CEO was: 60% PRSUs, 25% stock options and 15% RSUs. Our program balances mid-term (PRSU) goals and results and long-term (stock options and RSUs) stockholder valuation creation, with key employee motivation and retention.
2022 Proxy Statement     59

EXECUTIVE COMPENSATION
2021 LTIP
The 2021 LTIP was designed to support our multi-year strategic plan and reward each of the NEOs for their contribution to the achievement of plan goals during the two-year performance period from January 1, 2021 to December 31, 2022. There were two primary performance metrics for the PRSU awards: Adjusted Net Income Earnings Per Share, weighted 60%, and Adjusted Net Revenue, weighted 40%. The final payout may also be further modified by a relative TSR modifier measured over a 3-year period through December 31, 2023. If relative TSR performance is in the top or bottom quartile (75th-100th percentile or 0th-25th percentile, respectively), the payout will be adjusted by ±15% (uncapped) and if relative TSR performance is in the second or third quartiles (greater than 25th percentile - less than 75th percentile), no adjustment is made. Relative TSR will be measured against the S&P 400, which WEX is a constituent of. As the performance period is incomplete, payout is not yet known. Payout and targets for the PRSUs will be disclosed in the 2024 proxy statement, once the performance period is complete. If earned, PRSUs will cliff vest on the third anniversary of the grant date. The stock options and RSUs will vest according to the Company’s practice of having one-third of each award vest on each of the first three anniversaries of the grant date.
2019 LTIP Grant Payout
PRSUs granted on March 20, 2019 with a three-year performance period were previously reported in our proxy statement for the 2020 annual meeting at fair value at the time of grant. The 2019 PRSU award was designed to support our multi-year strategic plan and reward each of the officers for their contribution to the achievement of plan goals during the performance period. There are two performance metrics: Adjusted Net Income Earnings Per Share, weighted 60%, and Adjusted Revenue, weighted 40%. Three-year performance goals for these metrics were established and approved by the Committee on March 1, 2019.
Effective June 23, 2020, considering a number of factors, including the impact of the COVID-19 pandemic on the global economy and our business planning, and our newly updated corporate strategy, the Committee determined to shorten the performance period for the Adjusted Net Income Earnings Per Share and Adjusted Revenue metrics from the three years ending December 31, 2021 to the two years ending December 31, 2020. Despite the fact that the performance period for the financial performance metrics was reduced from three years to two years, the cliff vesting for such potential PRSU award payout remained three years from the grant date (i.e., in March 2022), and the final payout was determined with reference to the TSR modifier discussed below, which was measured through the end of the original three-year performance period of December 31, 2021. The performance and payout scale for the relative TSR modifier is shown below, which reduced the final payout factor by 15%:

Relative TSR Performance	Payout	WEX Final Performance
75th-100th Percentile	+15%
Straight Line Interpolation
50th Percentile	No adjustment
Straight Line Interpolation
0th-25th Percentile	-15%	✓
The modifications to the awards implemented in 2020 impacted the approximately 235 WEX employees that received the March 2019 PRSU grant.

The annual growth rates embedded in the original 2019 PRSU award three-year goals were maintained, as shown in the table below.

60     WEX Inc.

EXECUTIVE COMPENSATION
Based on outperformance versus financial goals, an initial payout factor of 125.7% of the target stock units granted in 2019 resulted from our performance versus the pre-established multi-year goals.

Company Goals	CAGR to Achieve Threshold (50% Payout)(3)	CAGR to Achieve Target (100% Payout)(4)	CAGR to Achieve Maximum (200% Payout)(5)	Weighted	2020 Metric Final Results ($)	Final CAGR between 12/31/18 and 12/31/20	Payout based on Final Growth Performance from 2018 through 2020
Adjusted Revenue ($millions)(1)	8.5%	12.0%	16.0%	40%	$1,950.7	14.3%	63.2%
Adjusted Net Income — Earnings Per Share(2)	8.0%	15.0%	20.0%	60%	$10.99	15.2%	62.5%
Initial Weighted Average Payout Factor							125.7%
Final Weighted Average Payout Factor After Relative TSR Modifier (-15%)							106.8%
(1)Adjusted Revenue is defined as revenue as reported in the Form 10-K filing for the performance period for our Travel and Corporate Solutions and Health segments and all revenue lines in Fleet with the exception of payment processing revenue. The results were further adjusted for other items shown in Appendix A.
(2)Adjusted Net Income – Earnings Per Share is defined as Adjusted Net Income – Earnings Per Share as reported in the Form 10-K filing for the performance period adjusted for the price per gallon of fuel and other items as shown in Appendix A.
(3)The threshold growth rates included in the table above correspond to 2020 Compensation Revenue of $1,757.2 million and 2020 Adjusted Net Income – Earnings Per Share of $9.66, which represent the amounts needed to achieve a 50% payout.
(4)The target growth rates included in the table above correspond to 2020 Compensation Revenue of $1,872.4 million and 2020 Adjusted Net Income – Earnings Per Share of $10.95, which represent the amounts needed to achieve a 100% payout.
(5)The maximum growth rates included in the table above correspond to 2020 Compensation Revenue of $2,008.5 million and 2020 Adjusted Net Income – Earnings Per Share of $11.92, which represent the amounts needed to achieve a 200% payout.
2018 WEX Health Growth Grant Payout. A performance-based RSU award was granted to Robert Deshaies, on December 17, 2018, prior his to becoming a NEO, that converted from PRSUs to RSUs based on the achievement of pre-determined, multi-year healthcare segment-specific Net Revenue (50%) and Adjusted Operating Income (50%) performance goals for cumulative 2019 to 2021 results. The award also had a service-based vesting requirement. Upon conversion to RSUs, the award vested on March 15, 2022. The award had a target value of $300,000, and payout could have ranged from 0% to 200% of the target units based on the achievement of the multi-year performance period goals. The three year performance goals and actual results are shown below. Based on actual performance results and the pre-defined goals, 72.7% of the target PRSUs were earned.

Healthcare Segment Goals	Threshold (50% Payout)	Target Performance Goal (100% Payout)	Maximum (200% Payout)	Weighted	Actual Performance	Payout based on Actual Performance
Net Revenue(1)	$756.6	$779.7	$822.2	50%	$753.4	—%
Adjusted Operating Income(1)	$193.0	$201.0	$210.9	50%	$205.5	145%
Weighted Average Payout						72.7%
(1)Net Revenue and Adjusted Operating Income for the segment is as reported in the Company’s Form 10-K filing reporting the Corporation’s consolidated results. Net Revenue is adjusted for M&A-related variance and exchange rate variance versus plan. Adjusted Operating Income is as reported in the Company’s Form 10-K filing reporting the Corporation’s consolidated results, which means adjusted for acquisition-related intangible amortization and other M&A-related variance versus plan, for exchange rate variance versus plan, stock-based compensation and other one-time non-recurring expense items.
2022 Proxy Statement     61

EXECUTIVE COMPENSATION
Peer Group
We have created a target compensation structure that focuses on the median of our selected compensation benchmarking peer companies, but also allows total target compensation to vary to reflect other considerations, such as Company performance, individual experience, job responsibilities and other individual performance factors. A key element of this process is selecting a relevant peer group against which we compare NEO pay elements. The Committee determines the composition of our compensation benchmarking peer group, considering input from its independent compensation consultant and management, among other factors, such as size, business, operating characteristics and competition for executive talent. For 2021, our compensation benchmarking peer group consisted of the 12 companies shown below, whose aggregate profile was comparable to WEX.

2021 Compensation Benchmarking Peer Group
Black Knight, Inc.	EVERTEC, Inc.
Block, Inc.	FLEETCOR Technologies, Inc.
Broadridge Financial Solutions, Inc.	Jack Henry & Associates, Inc.
Cardtronics, Inc.(1)	Paychex, Inc.
CSG Systems International, Inc.	Paycom Software, Inc.
Euronet Worldwide, Inc.	Virtusa Corporation(2)
(1)Cardtronics, Inc. was acquired and taken private in the first quarter of 2021. Once the transaction was completed, Cardtronics, Inc. was no longer part of the peer group. As such, Cardtronics, Inc. is excluded from Peer Median calculations shown below.
(2)Virtusa Corporation was acquired and taken private in the first quarter of 2021. Once the transaction was complete, Virtusa Corporation was no longer part of the peer group. As such, Virtusa Corporation is excluded from Peer Median calculations shown below.

Metrics	WEX ($millions)	Peer Median ($millions)
Market Capitalization (at 12/31/2021)	$6,292	$15,473
2021 Revenue	$1,851	$2,296
3-Year Revenue Growth	24%	20%
Source – S&P Capital IQ financial database
62     WEX Inc.

EXECUTIVE COMPENSATION
Peer group data and other information provided to the Committee were considered in setting target compensation levels for our NEOs. For purposes of defining the market for each individual role, the Committee used peer group data for all NEOs, including our CEO, CFO and other NEOs who each lead a business unit.
During 2021, on average, target total direct compensation of our NEOs was positioned within a competitive range of the market median. Adjustments are typically made when we believe that there is a market-based gap and/or as warranted by individual performance.
For 2022, we updated the composition of our compensation benchmarking peer group, which resulted in WEX revenue approximating (being positioned just above) peer median. The go-forward compensation benchmarking peer group includes:

2022 Compensation Benchmarking Peer Group
Black Knight, Inc.	FLEETCOR Technologies, Inc.
Block, Inc.	HealthEquity, Inc.
Broadridge Financial Solutions, Inc.	Jack Henry & Associates, Inc.
Ceridian HCM Holding Inc.	Paychex, Inc.
CSG Systems International, Inc.	Paycom Software, Inc.
Euronet Worldwide, Inc.	TransUnion
EVERTEC, Inc.
*Bolded companies reflect additions
The Committee also regularly reviews the Company's TSR relative to compensation benchmarking peers. In addition to – and separate from – our compensation benchmarking peer group, we have also created a performance benchmarking peer group to provide our Committee and management team with additional reference information relating to compensation program practices and financial performance. The Committee determined the composition of our performance benchmarking peer group considering input from its independent compensation consultant and management, as well as from the Company's investors, among other factors, such as business, growth rate and operating characteristics. For 2021, our performance benchmarking peer group consisted of the 12 companies shown below.

2021 Performance Benchmarking Peer Group
Equifax Inc.	HealthEquity, Inc.
EVO Payments, Inc.	Intuit Inc.
Fidelity National Information Services, Inc.	Jack Henry & Associates, Inc.
Fiserv, Inc.	Mastercard Incorporated
FLEETCOR Technologies, Inc.	TransUnion
Global Payments Inc.	Visa Inc.
2022 Proxy Statement     63

EXECUTIVE COMPENSATION
Other Compensation Program and Governance Features
Compensation Risk Assessment
The Committee considers the potential risk to the Company from its compensation programs and policies. The Committee also periodically reviews risk assessments of our compensation policies, practices and programs covering employee groups, conducted by representatives from Human Resources working with the Committee’s independent compensation consultant. The analysis evaluates the levels of risk-taking that potentially could be encouraged by our compensation arrangements, taking into account the arrangements’ risk-mitigation features, to determine whether they are appropriate in the context of our strategic plan and annual budget, our overall compensation arrangements, our compensation objectives and the Company’s overall risk profile. We concluded that WEX has an executive compensation program that balances competitive compensation with performance incentives and does not use compensation policies or practices — across employee groups — that create risks that are reasonably likely to have a material adverse effect on the Company. Select identified risk-mitigation features with respect to our NEOs include the following:
•A competitive base salary, which provides executives with ongoing income;
•Budget and goal-setting processes that involve multiple levels of review;
•Independent oversight of incentive program design and payouts;
•Different performance-measurement and time-based vesting requirements between our short-term and long-term incentive programs;
•Stock ownership guidelines, clawback, anti-hedging and anti-pledging policies; and
•Committee approval for all Section 16 Executive Officer compensation.
Tax Deductibility of Compensation
While the Committee generally considers the tax implications to us of its executive compensation decisions, such consequences were not a material consideration in the compensation awarded to our Named Executive Officers in 2021. Internal Revenue Code Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any one year to each of certain of the Company’s current and former executive officers.
Historically, compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, tax legislation signed into law in December 2017 eliminated the performance-based compensation exception. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid in any one year to each of the specified officers that is not covered by the transition rules will not be deductible by us.
Accounting Implications
In designing our compensation and benefit programs, the Committee reviews and considers the accounting implications of its decisions, including the accounting treatment of amounts awarded or paid to our executives.
Executive Stock Ownership Guidelines
To further support alignment of the interests of management and stockholders, we maintain stock ownership guidelines for our executives. The guidelines require that executives attain a specified level of ownership of shares of the Company’s common stock equal in value to a multiple of base salary within the later of five years of the executive’s appointment to their role or the applicability of these guidelines:

2021 Guidelines
Role	Multiple of Base Salary
Chief Executive Officer	5.0x
Other NEOs	3.0x
Until the minimum level of ownership is achieved, executives must retain, net after tax, 50% of any shares of our common stock earned upon vesting of PRSUs or RSUs or purchased upon exercise of options.
64     WEX Inc.

EXECUTIVE COMPENSATION
The Committee reviews the ownership level for covered executives each year. As of the 2021 measurement of ownership, all NEOs were in compliance with the minimum required level of ownership prescribed by the guidelines. “Equity,” for the purposes of executive ownership guidelines, includes shares of our common stock owned directly or indirectly and ownership interests in the WEX Common Stock Fund held in the Company’s 401(k) Plan, as well as 50% of unvested time-based RSU awards. Stock options and unearned, unvested PRSUs are not counted.
Anti-Hedging and Anti-Pledging Policies
We maintain a policy that prohibits directors and executive officers from purchasing any financial instrument, or entering into any transaction, that is designed to hedge or offset a decrease in the market value of Company stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) or from pledging, hypothecating, or otherwise encumbering shares of Company stock as collateral for indebtedness.
Continuous Equity Vesting Based Upon Age and Years of Service
On March 10, 2022, the Committee approved the continuous vesting of equity awards when any employee, including a Named Executive Officer, terminates employment with the Company in certain circumstances. This new provision takes effect beginning with the equity awards made by the Committee under the 2022 LTIP, and do not impact or modify any equity awards granted prior to the Committee's adoption of the qualifying retirement benefit.
Under this new provision, in the event that a Named Executive Officer (i) is employed for at least six months following the date of grant; (ii) either (A) has attained the age of 55 and has completed 10 full continuous years of service with WEX, (B) has attained the age of 60 and has completed 5 full continuous years of service with WEX, or (C) has attained the age of 65 and has completed 2 full continuous years of service with WEX; and (iii) terminates employment with WEX other than for cause (as defined in the WEX Inc. Amended and Restated 2019 Equity Incentive Plan) upon at least six months of prior written notice, then the equity awards will continue to vest (or, for the PRSUs, will continue to be eligible to vest based on the level of achievement of the performance metrics) and, in the case of the RSUs and PRSUs, settle according to their original terms and, in the case of stock options, become exercisable in accordance with their original terms. Such continued vesting (or eligibility to vest) is subject to the Named Executive Officer’s (x) continued compliance with restrictive covenants as set forth in the award, (y) execution and non-revocation of a separation agreement and release of claims, and (z) successful completion of transition duties applicable to such executive.
Clawback Policy
We maintain a policy regarding the recoupment of incentive compensation from executive officers in specified situations. In the event of a restatement of the financial results of the Company due to material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws or other misconduct on behalf of a current or former executive officer, the result of which is that any performance-based compensation paid to a current or former executive officer of the Company would have been a lower amount, the Committee will review such performance-based compensation to determine the appropriateness of seeking to recover any excess compensation. Such review would include a determination as to whether any executive officer engaged in misconduct, fraud or intentional illegal conduct, which materially contributed to the need for such restatement. The LTIP awards bind the Named Executive Officer to the clawback policy and to any clawback policy WEX may adopt in the future, to the fullest extent permitted by applicable law.
Benefits and Perquisites
We provide competitive benefits to attract and retain associates at all levels. This includes a health and welfare benefits package and a 401(k) plan. Beginning in 2020, the Company began offering reimbursement to our NEOs each year for executive physical exams and financial counseling, up to $4,000 and $12,000 per year, respectively, as part of our Financial Wellness Program. The decision to offer such potential reimbursement was authorized by the Committee to support the physical and financial well-being of our NEOs. The Company continues to evaluate the usefulness of perquisites to our overall compensation program. There are no other perquisites provided to any of our NEOs.
2022 Proxy Statement     65

EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation
The Company administers the WEX Inc. 2005 Executive Deferred Compensation Plan ("2005 EDCP") and the 2017 WEX Inc. Executive Deferred Compensation Plan ("2017 EDCP"). The 2005 EDCP was frozen to new contributions on December 31, 2017 and was replaced by the 2017 EDCP, which has the same characteristics as the 2005 EDCP. Both the 2005 EDCP and the 2017 EDCP provide executive officers with the opportunity to defer up to 80 percent of base salary and/or up to 98 percent of short-term incentive compensation. The Company provided a match of up to 6 percent of the participant’s applicable short-term incentive compensation program award under the 2005 EDCP and now provides the same match for the 2017 EDCP. Investment income on contributions and Company match is accrued for participants to reflect performance of investment funds identified by each participant during their annual election period. The investment funds and their performance used to calculate earnings in the 2005 EDCP and 2017 EDCP generally mirror those used in the 401(k) Plan.
Each of the NEOs was eligible to participate in the 2017 EDCP during 2021, and all except Robert Deshaies chose to defer a portion of his or her 2021 short term incentive compensation under the EDCP.
Prior to our initial public offering, we offered the WEX Inc. Supplemental Investment and Savings Plan ("SERP"), which allowed participants to defer compensation. The SERP was frozen to new contributions on December 31, 2004. Ms. Smith has a balance in the SERP, which continues to earn investment returns based on the funds she selects from an available menu. We believe these investment returns are market competitive for the type of funds offered; there is no preferential interest earned in the 2005 EDCP, 2017 EDCP or SERP accounts. No other current executive officers participated in the SERP when it was an active plan.
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EXECUTIVE COMPENSATION
Compensation Committee Report
The Committee has reviewed and discussed the foregoing Compensation Discussion & Analysis (CD&A) with management. Based on our review and discussions with management, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021.
THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE
Daniel Callahan (Chair)
Nancy Altobello*
James Neary
Stephen Smith*
Jack VanWoerkom
*    Ms. Altobello and Mr. Smith joined the Committee effective June 4, 2021.
2022 Proxy Statement     67

EXECUTIVE COMPENSATION
Executive Compensation Tables
2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)(5)		Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(12)	Total ($)
Melissa Smith Chair and CEO	2021	$791,923	$—	$4,901,691		$1,562,532	$2,163,138	$34,584	$159,049	$9,612,917
	2020	$725,577	$—	$16,523,075	(1)	$1,499,996	$1,242,780	$25,825	$93,400	$20,110,653
	2019	$763,269	$—	$3,450,218		$1,150,020	$1,006,172	$35,545	$77,170	$6,482,394
Roberto Simon Chief Financial Officer(9)	2021	$550,000	$—	$2,419,638		$580,032	$1,100,000	$—	$95,100	$4,744,770
	2020	$491,539	$—	$5,827,425	(1)	$400,013	$612,466	$—	$68,293	$7,399,736
	2019	$500,000	$—	$1,200,156		$300,020	$390,336	$—	$40,258	$2,430,770
Scott Phillips President, Global Fleet(10)	2021	$493,269	$—	$2,002,465		$480,065	$859,768	$—	$80,522	$3,916,089
	2020	$461,298	$—	$4,959,480	(1)	$340,007	$465,975	$—	$57,059	$6,283,819
	2019	$475,000	$—	$1,120,318		$280,031	$369,636	$—	$38,978	$2,283,963
Robert Deshaies President, Health(11)	2021	$456,731	$—	$1,308,101		$313,546	$588,269		$29,100	$2,695,747
	2020	$412,740	$—	$3,482,563	(1)	$240,022	$346,800	$—	$29,100	$4,511,225
	2019	$412,535	$50,000	$740,592		$35,026	$363,531	$—	$18,141	$1,619,825
David Cooper Chief Technology Officer	2021	$400,000	$—	$1,084,901		$260,082	$456,600	$—	$56,496	$2,258,079

(1)This 2021 Summary Compensation Table reflects the compensation of our NEOs in accordance with SEC reporting rules, which with respect to the disclosure for 2020, require the incremental fair value of an equity award modification to be included in the Summary Compensation Table for the year in which the modification occurs. As a result, 2020 Stock Awards for our NEOs in the Summary Compensation Table above include the incremental fair value associated with modification of their 2020 annual PRSUs, which occurred in 2020, as well as the original grant date value for their 2020 annual PRSUs. As previously disclosed, the Committee modified the 2020 PRSUs to change the performance goals to 3-year relative TSR (see footnote (4) to this Summary Compensation Table). Also as a result, 2020 Stock Awards for our NEOs in the Summary Compensation Table above include the incremental fair value associated with the modifications of their 2019 annual PRSU awards, which occurred in 2020, while the full original grant date value for their 2019 annual PRSUs remains reflected in the 2019 Stock Awards for our NEOs in the Summary Compensation Table below. As previously disclosed, the Committee modified the 2019 PRSUs by shortening the performance period for the corporate financial performance metrics from three years ending December 31, 2021 to two years ending December 31, 2020 and by adding a relative TSR modifier.
(2)This column shows the actual amount of base salary earned by the NEOs, which amounts for 2020 include the temporary salary reductions instituted during 2020 as a result of COVID-19. The amounts shown in this column include any amounts that may be contributed by each Named Executive Officer on a pre-tax basis to the Company’s 401(k) plan and 2017 EDCP.
(3)This was a one-time cash award associated with Mr. Deshaies' promotion to President, Health that was earned in 2019 but paid in 2020.
(4)The amounts shown in this column represent the (i) aggregate grant date fair value of PRSUs and RSUs granted during 2021, 2020 and 2019, respectively, calculated in accordance with FASB ASC Topic 718 and (ii) for 2020 only, the aggregate incremental fair value related to the modifications made on June 23, 2020 to the PRSUs granted on March 20, 2019, September 16, 2019 (Mr. Deshaies' promotion related PRSU is more fully described under 2021 Total Direct Compensation - 2019 LTIP Grant Payout) and March 16, 2020. The aggregate incremental fair value, which is summarized below, was calculated as of the modification date in accordance with FASB ASC Topic 718 and does not represent additional PRSU awards to our NEOs.
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EXECUTIVE COMPENSATION

Aggregate Incremental Fair Value for PRSU Modifications Included in 2020 Stock Awards (does not represent additional PRSU awards)
Melissa Smith	Roberto Simon	Scott Phillips	Robert Deshaies
$3,763,231	$1,252,779	$1,071,033	$737,487
A portion of the amounts shown in this column represents the value of PRSUs and RSUs granted in June 2020, referred to collectively as the Business Continuity and Outperformance Grant. The value reported in this column for the Business Continuity and Outperformance Grant for each NEO reflects the grant date fair value reported in accordance with FASB ASC Topic 718, which is significantly greater than the corresponding target grant values approved by the Committee, as shown in the table below, which is not a substitute for this Summary Compensation Table or any other compensation disclosure required by the SEC. The Committee approved a methodology where the target grant values were to be divided by the grant date closing stock price to determine the number of shares subject to the applicable PRSU at target performance.

June 2020 Business Continuity and Outperformance Grant Incremental Fair Value for Equity Grant Included in 2020 Stock Awards vs. Target Grant Value Approved by the Committee
	Melissa Smith	Roberto Simon	Scott Phillips	Robert Deshaies
Difference (Reported vs. Target)	$2,259,727	$974,597	$828,334	$585,002
The significantly higher reported value required to be included in the Summary Compensation Table for the Business Continuity and Outperformance Grant for each NEO is primarily the result of our use of a market-based performance metric (i.e., relative TSR) and the related requirements for the grant date fair value calculation for PRSU awards with such a performance metric under FASB ASC Topic 718. The Committee was aware that the Summary Compensation Table would require the Company to report a higher value, but did not believe it was appropriate to change the Committee’s standard PRSU award denomination approach, as used in prior years, solely due to the reporting requirements of the Summary Compensation Table.
Assumptions used in the calculation of the amounts in this column are included in the Company’s audited financial statements for the fiscal years ended December 31, 2021, 2020 and 2019 included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 1, 2022, March 1, 2021 and February 28, 2020, respectively.
(5)For PRSUs reported in this column, the amounts in the table reflect the grant date fair value of such awards based upon the probable outcome of the performance conditions at the grant date calculated in accordance with FASB ASC Topic 718, excluding, if applicable, the effect of estimated forfeitures and expected relative TSR attainment, if applicable, or the incremental fair value of modifications at the time of modification in 2020, also calculated in accordance with FASB ASC Topic 718. Assuming the highest level of financial performance conditions were achieved, the value for PRSUs granted in 2021 included in the “Stock Awards” column would be $7,928,321 for Ms. Smith; $3,678,890 for Mr. Simon; $3,044,796 for Mr. Phillips; $1,988,770 for Mr. Deshaies; and $1,649,504 for Mr. Cooper. The corresponding amounts for fiscal years 2020 and 2019 are described in the similar sections of our fiscal year 2020 and 2019 proxy statements.
(6)The amounts shown in this column represent the aggregate grant date fair value of option awards made during 2021, 2020 and 2019, respectively, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the Company’s audited financial statements for the fiscal years ended December 31, 2021, 2020 and 2019, included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 1, 2022, March 1, 2021 and February 28, 2020, respectively.
(7)The amounts shown in this column reflect the cash incentive award made in March 2022 for 2021 STIP results, March 2021 for 2020 STIP results, and March 2020 for 2019 STIP results, respectively, and include amounts contributed by each Named Executive Officer on a pre-tax basis to the Company’s 2017 EDCP (for 2021, 2020 and 2019 STIP results).
(8)The amounts shown reflect SERP above-market earnings.
(9)Mr. Simon served as the Company's CFO during the entirety of 2021. He resigned as the Company’s CFO effective at the end of the day on December 31, 2021. Following his resignation, he remained employed by the Company in a non-executive officer role as Strategic Advisor through April 1, 2022.
(10)Mr. Phillips served as the Company's President, Global Fleet, during the entirety of 2021 until January 1, 2022, at which point he resigned such position. He then remained employed by the Company in a non-executive officer role as Strategic Advisor through April 1, 2022.
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EXECUTIVE COMPENSATION
(11)Mr. Deshaies served as the Company's President, Health during the entirety of 2021. However, he was promoted to the Company's Chief Operating Officer, Americas as of January 1, 2022.
(12)The following table describes the elements that are represented in the “All Other Compensation” column above:
ALL OTHER COMPENSATION

Name	401(k) or Other Retirement Plan Employer Match ($)	2017 EDCP Employer Match ($)(1)	Other ($)(2)	Total ($)
Melissa Smith	$17,100	$129,788	$12,161	$159,049
Roberto Simon	$17,100	$66,000	$12,000	$95,100
Scott Phillips	$17,100	$51,586	$11,836	$80,522
Robert Deshaies	$17,100	$—	$12,000	$29,100
David Cooper	$17,100	$27,396	$12,000	$56,496
(1)The amounts reflect the Company’s contributions to the executive officer under the 2017 EDCP which were earned in 2021 and made in 2022.
(2)The amounts reflect the value received as part of our Financial Wellness Program, including (i) for Ms. Smith reimbursement of $11,540 for external financial advising services and $621 for physical exams, (ii) for Mr. Simon, Mr. Deshaies, and Mr. Cooper reimbursement of $12,000 for external financial advising services, and (iii) for Mr. Phillips reimbursement of $11,836 for external financial advising services.
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EXECUTIVE COMPENSATION
2021 Grants of Plan-Based Awards Table
The following table represents all plan-based awards granted to the Named Executive Officers in 2021:

			Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Type of Award(1)	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Melissa Smith	STIP			$593,943	$1,187,885	$2,375,770	—	—	—	—	—	—	—
	RSU(4)	3/15/2021	3/5/2021	—	—	—	—	—	—	4,148	—	—	$937,531
	PRSU(5)	3/15/2021	3/5/2021	—	—	—	7,052	16,592	38,162	—	—	—	$3,964,161
	NQ(6)	3/15/2021	3/5/2021	—	—	—	—	—	—	—	16,834	$226.02	$1,562,532
Roberto Simon	STIP			$275,000	$550,000	$1,100,000	—	—	—	—		—	—
	RSU(4)	3/15/2021	3/5/2021	—	—	—	—	—	—	2,567	—	—	$580,193
	PRSU(5)	3/15/2021	3/5/2021	—	—	—	3,272	7,699	17,708	—	—	—	$1,839,445
	NQ(6)	3/15/2021	3/5/2021	—	—	—	—	—	—	—	6,249	$226.02	$580,032
Scott Phillips	STIP			$246,635	$493,269	$986,538	—	—	—	—	—	—	—
	RSU(4)	3/15/2021	3/5/2021	—	—	—	—	—	—	2,124	—	—	$480,066
	PRSU(5)	3/15/2021	3/5/2021	—	—	—	2,708	6,372	14,656	—	—	—	$1,522,398
	NQ(6)	3/15/2021	3/5/2021	—	—	—	—	—	—	—	5,172	$226.02	$480,065
Robert Deshaies	STIP			$228,366	$456,731	$913,462	—	—	—	—	—	—	—
	RSU(4)	3/15/2021	3/5/2021	—	—	—	—	—	—	1,388	—	—	$313,716
	PRSU(5)	3/15/2021	3/5/2021	—	—	—	1,769	4,162	9,573	—	—	—	$994,385
	NQ(6)	3/15/2021	3/5/2021	—	—	—	—	—	—	—	3,378	$226.02	$313,546
David Cooper	STIP			$150,000	$300,000	$600,000	—	—	—	—	—	—	—
	RSU(4)	3/15/2021	3/5/2021	—	—	—	—	—	—	1,151	—	—	$260,149
	PRSU(5)	3/15/2021	3/5/2021	—	—	—	1,467	3,452	7,940	—	—	—	$824,752
	NQ(6)	3/15/2021	3/5/2021	—	—	—	—	—	—	—	2,802	$226.02	$260,082
(1)All equity awards are granted under the Amended and Restated 2019 Equity and Incentive Plan.
(2)These columns reflect the threshold, target and maximum cash awards payable to our NEOs under the 2021 STIP. The final award is determined using pre-defined goals, as determined by the Leadership Development and Compensation Committee. If performance falls below the pre-established thresholds, the payout is $0. The actual STIP payout for fiscal year 2021, for each NEO, is reported in the Summary Compensation Table. For further details, please see the CD&A section titled Short-Term Incentive Plan.
(3)Represents the grant date fair value of RSU, PRSU and stock option awards determined in accordance with FASB ASC Topic 718.
(4)RSUs granted on March 15, 2021 vest over 3 years at a rate of one third of the total award per year beginning on the first anniversary of the grant date. The number of RSUs received by each Named Executive Officer was determined by dividing the total award amount granted by the grant date fair value per share, which is calculated using the closing price of WEX common stock on the date of grant on the New York Stock Exchange.
(5)PRSUs granted on March 15, 2021 may convert to RSUs based on the achievement of predetermined performance goals for the Company's Adjusted Revenue and Adjusted Net Income - Earnings Per Share over 2021 and 2022, as modified by a three-year relative TSR performance measured through December 31, 2023. Once earned and converted to RSUs, these vest in full on the third anniversary of the grant date. The grant date fair value was determined on the date of grant using a Monte-Carlo simulation model used to simulate a distribution of future stock price paths based on historical volatility levels. The grant date fair value shown for the PRSUs reflects the target outcome of the performance conditions, based on the probable outcome of performance goals at grant, excluding the effect of estimated forfeitures and expected relative TSR attainment.
(6)Non-qualified stock options granted to NEOs on March 15, 2021 vest over 3 years at a rate of one third of the total award per year beginning on the first anniversary of the grant date. The number of such stock options received by each NEO, and the grant date fair value, was calculated using the Black-Scholes value as of the grant date, calculated in accordance with FASB ASC Topic 718. The weighted average assumptions used in calculating the grant date fair value of these awards are described in a footnote to the Summary Compensation Table.
2022 Proxy Statement     71

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table represents stock options and unvested stock units held by each of the Named Executive Officers as of December 31, 2021.

		Option Awards				Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options - (#) Exercisable	Number of Securities Underlying Unexercised Options - (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Melissa Smith	3/15/2015	13,000	—	103.75	3/15/2025	36,196	5,081,556	99,092	13,911,470
	3/20/2017	23,187	—	104.95	3/20/2027	—	—	—	—
	5/10/2017	87,136	—	99.69	5/10/2027	—	—	—	—
	3/15/2018	17,555	—	158.23	3/15/2028	—	—	—	—
	3/20/2019	13,142	6,591	184.81	3/20/2029	—	—	—	—
	3/16/2020	14,217	28,479	109.66	3/16/2030	—	—	—	—
	3/15/2021	—	16,834	226.02	3/15/2031	—	—	—	—
Roberto Simon	3/15/2018	4,876	—	158.23	3/15/2028	13,871	1,947,350	38,018	5,337,305
	3/20/2019	3,428	1,720	184.81	3/20/2029	—	—	—	—
	3/16/2020	—	7,595	109.66	3/16/2030	—	—	—	—
	3/15/2021	—	6,249	226.02	3/15/2031	—	—	—	—
Scott Phillips	3/15/2018	4,876	—	158.23	3/15/2028	12,211	1,714,302	31,920	4,481,193
	3/20/2019	3,200	1,605	184.81	3/20/2029	—	—	—	—
	3/16/2020	—	6,456	109.66	3/16/2030	—	—	—	—
	3/15/2021	—	5,172	226.02	3/15/2031	—	—	—	—
Robert Deshaies	3/15/2016	1,032	—	77.20	3/15/2026	9,850	1,382,842	21,760	3,054,830
	3/20/2017	843	—	104.95	3/20/2027	—	—	—	—
	3/15/2018	585	—	158.23	3/15/2028	—	—	—	—
	3/20/2019	400	201	184.81	3/20/2029	—	—	—	—
	3/16/2020	2,275	4,557	109.66	3/16/2030	—	—	—	—
	3/15/2021	—	3,378	226.02	3/15/2031	—	—	—	—
David Cooper	3/20/2017	704	—	104.95	3/20/2027	6,622	929,663	17,275	2,425,181
	5/10/2017	8,713	—	99.69	5/10/2027	—	—	—	—
	3/15/2018	1,561	—	158.23	3/15/2028	—	—	—	—
	3/20/2019	1,714	860	184.81	3/20/2029	—	—	—	—
	3/16/2020	1,611	3,228	109.66	3/16/2030	—	—	—	—
	3/15/2021	—	2,802	226.02	3/15/2031	—	—	—	—
(1)Vests at a rate of one third of the total award on each of the first, second and third anniversary of the grant date.
(2)The following table shows the number of RSUs and PRSUs for which achievement of the performance conditions have been satisfied, by grant date, which had not yet time-based vested as of December 31, 2021:
72     WEX Inc.

EXECUTIVE COMPENSATION

Name	Special Incentive PRSU Grant December 17, 2018 (#)	Annual Grant PRSUs March 20, 2019, as modified on June 23, 2020 (#)	Annual Grant RSUs March 20, 2019 (#)	Promotion Related RSUs and PRSUs September 16, 2019, as modified on June 23, 2020 (#)	Annual Grant RSUs March 16, 2020 (#)	RSU portion of Business Continuity and Outperformance Grant June 24, 2020 (#)	Annual Grant RSU March 15, 2021 (#)	Total (#)
Melissa Smith	—	15,958	1,248	—	5,475	9,367	4,148	36,196
Roberto Simon	—	5,204	543	—	2,434	3,123	2,567	13,871
Scott Phillips	—	4,857	507	—	2,069	2,654	2,124	12,211
Robert Deshaies	1,538	608	64	2,917	1,461	1,874	1,388	9,850
David Cooper	—	2,602	272	—	1,035	1,562	1,151	6,622

Grant Date	Stock Award Vesting Schedule
December 17, 2018	Vested in full on March 15, 2022.
March 20, 2019, as modified on June 23, 2020	Vests in full on the third anniversary of the grant date.
March 20, 2019	Annual Grant RSUs vest at a rate of one third of the total award per year beginning on the first anniversary of the grant date.
September 16, 2019	Mr. Deshaies' promotion related RSUs vest in full on the third anniversary of the grant date and his PRSUs vested in full on March 20, 2022.
March 16, 2020	Annual Grant RSUs vest at a rate of one third of the total award per year beginning on the first anniversary of the grant date.
June 24, 2020	The Business Continuity and Outperformance Grant vests 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.
March 15, 2021	Annual Grant RSUs vest at a rate of one third of the total award per year beginning on the first anniversary of the grant date.
(3)Reflects the value as calculated based on the closing price of the Company’s common stock ($140.39) on December 31, 2021.
(4)In accordance with SEC rules, in the table above, the number of PRSUs reported reflect an assumed level of achievement of target or maximum performance goals, as indicated in the below table, based on the Company's performance as of December 31, 2021. The actual number of shares of common stock, if any, that we will issue in respect of these PRSU awards is not yet determinable and will depend on the Company's actual performance through the end of the applicable performance period. The following table shows assumed level of achievement of the PRSUs by grant date, where achievement of the performance conditions have not yet been determined as of December 31, 2021:

Name	Annual Grant PRSUs March 16, 2020, as modified on June 23, 2020 (shown at target) (#)	PRSU portion of Business Continuity and Outperformance Grant June 24, 2020 (shown at target) (#)	Annual Grant PRSUs March 15, 2021 (shown at maximum) (#)	Total (#)
Melissa Smith	32,829	28,101	38,162	99,092
Roberto Simon	10,943	9,367	17,708	38,018
Scott Phillips	9,302	7,962	14,656	31,920
Robert Deshaies	6,566	5,621	9,573	21,760
David Cooper	4,651	4,684	7,940	17,275

Grant Date	Stock Award Vesting Schedule (Assuming Performance Conditions are Met)
March 16, 2020	Vests in full on March 16, 2023
June 24, 2020	Vests in full on June 23, 2023
March 15, 2021	Vests in full on March 15, 2024
(5)Value as calculated based on the closing price of the Company’s common stock ($140.39) on December 31, 2021.
2022 Proxy Statement     73

EXECUTIVE COMPENSATION
2021 Option Exercises and Stock Vested
The following table represents stock options exercised and shares of our common stock received upon vesting of RSUs and PRSUs in 2021 by each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Melissa Smith	87,136	10,919,012	32,418	7,173,226
Roberto Simon	55,228	6,256,944	11,761	2,602,965
Scott Phillips	78,551	8,695,875	11,543	2,554,080
Robert Deshaies	—	—	1,991	443,399
David Cooper	—	—	17,774	3,930,451
2021 Non-Qualified Deferred Compensation
The following table represents the amounts deferred by each of the Named Executive Officers in the: 2005 EDCP; 2017 EDCP; and the SERP. The SERP, which was frozen to new contributions on December 31, 2004, the 2005 EDCP, which was frozen to new contributions on December 31, 2017, and the 2017 EDCP are described in the Nonqualified Deferred Compensation section of the CD&A.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(5)
Melissa Smith	SERP	—	—	34,584	—	206,906(4)
	2005 EDCP	—	—	141,659	—	1,008,473
	2017 EDCP	432,628	129,788	116,761	—	1,487,521
Roberto Simon	2005 EDCP	—	—	-2,826	—	427,215
	2017 EDCP	275,000	66,000	-1,227	—	784,264
Scott Phillips	2005 EDCP	—	—	-3,860	—	79,059
	2017 EDCP	171,954	51,586	22,703	—	504,157
Robert Deshaies	2005 EDCP	—	—	—	—	—
	2017 EDCP	—	—	9,344	—	64,614
David Cooper	2005 EDCP	—	—	—	—	—
	2017 EDCP	45,660	27,396	9,403	—	149,539
(1)The amounts shown in this column have been reported in Salary and/or Non-Equity Incentive Plan Compensation of the Summary Compensation Table for 2021.
(2)Participant contributions to the 2017 EDCP are matched on annual short term incentive program payments only. WEX matches the executives’ short-term incentive deferral up to a maximum of 6% of their total short term incentive program award. The amounts shown in this column have been reported in the All Other Compensation column of the Summary Compensation Table for 2021.
(3)Earnings on the SERP are included in the Summary Compensation Table. The Company does not pay above-market interest rates on the 2005 EDCP and 2017 EDCP, and thus earnings on the 2005 EDCP and 2017 EDCP are not included in the Summary Compensation Table.
(4)Includes the earnings and balance on December 31, 2021 of the SERP, which is explained in the Nonqualified Deferred Compensation Section of the CD&A.
(5)Portions of the amounts shown in this column have been reported in the Salary, Non-Equity Incentive Plan Compensation and All Other Compensation columns of the Summary Compensation Table in previous years, to the extent these officers were NEOs in previous years, as follows:
74     WEX Inc.

EXECUTIVE COMPENSATION

Name	Salary	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Melissa Smith	$36,481	$1,209,073	$632,097	$1,877,651
Roberto Simon	$—	$997,871	$208,430	$1,206,301
Scott Phillips	$—	$341,148	$139,123	$480,271
Robert Deshaies	$—	$28,160	$16,896	$45,056
During the year ended December 31, 2021, participants were given the opportunity to select among various funds in the SERP, 2005 EDCP and 2017 EDCP. The table below shows the funds available to participants and their annual rate of return for the year ended December 31, 2021. The investment alternatives in the 2005 and 2017 EDCPs are the same as those available under our 401(k) plan with the exception of the iShares S&P 500 Index Fund, Vanguard Extended Market Index Fund and Retirement Services Money Fund. The comparable funds used in the 401(k) are the Northern Trust S&P 500, Northern Trust Extended Equity Market Index Fund and Wells Fargo Stable Return Fund, respectively.

SERP	2021 Rate of Return
Fidelity VIP Government Money Market	-1.70%
Principal Global Investors Core Plus Bond	-0.87%
Principal Global Investors Diversified International	9.29%
Principal Global Investors MidCap	25.00%
Principal Global Investors Equity Income Account	21.95%
T. Rowe Price LargeCap Growth	21.38%
2005 EDCP and 2017 EDCP
MFS Mid Cap Value Fund R6	31.00%
Deutsche Real Estate Securities Fund CL R6	43.12%
American EuroPacific Growth Fund R6	2.84%
Fidelity 500 Index Fund	28.69%
MFS Value Fund CL R4	25.42%
Invesco Developing Markets Fund R6	-7.13%
PRIMECAP Odyssey Stock Fund	25.11%
Principal High Yield Fund CL R6	5.73%
MainStay Winslow Large Cap Growth Fund R6	24.85%
Allspring Discovery Value Fund R6	-4.66%
Fidelity Total International Index Fund	8.47%
Fidelity Extended Market Index Fund	12.41%
Metropolitan West Total Return Bond Fund	-1.11%
T. Rowe Price Retirement Balance Inv	8.54%
T. Rowe Price 2005 Retirement	8.18%
T. Rowe Price 2010 Retirement	8.97%
T. Rowe Price 2015 Retirement	9.74%
T. Rowe Price 2020 Retirement	10.60%
T. Rowe Price 2025 Retirement	12.04%
T. Rowe Price 2030 Retirement	13.75%
T. Rowe Price 2035 Retirement	15.28%
T. Rowe Price 2040 Retirement	16.58%
T. Rowe Price 2045 Retirement	17.43%
T. Rowe Price 2050 Retirement	17.54%
T. Rowe Price 2055 Retirement	17.57%
T. Rowe Price 2060 Retirement	17.55%
Fidelity US Bond Index Fund	-1.79%
Vanguard Federal Money Mkt Inv	0.01%
2022 Proxy Statement     75

EXECUTIVE COMPENSATION
Employment Agreements, Severance and Change in Control Benefits
The Company provides employment agreements, severance benefits and change of control benefits to attract and retain key executive officers. In the event, or threat, of a change in control transaction, these agreements and the WEX Inc. Executive Severance Pay and Change in Control Plan are intended to reduce uncertainty and provide compensation for the significant levels of executive engagement and support required during an ownership transition that results in the termination of a key executive officer's employment. These provisions represent competitive severance and change in control benefits based upon the review by the Committee.
The Committee reviews these agreements and the WEX Inc. Executive Severance Pay and Change in Control Plan periodically to assess whether the total value to an executive remains at the level needed to attract and retain executives without being considered excessive in the opinion of the Committee.
The following provisions are in effect as of December 31, 2021:

		Melissa Smith	Roberto Simon	David Cooper	Robert Deshaies	Scott Phillips
Basic Severance Benefit(1)	Severance Payment	1.5x base salary plus 1x target bonus each paid in a lump sum or over 12 months at the Company’s election	1.5x base salary paid over an 18-month period plus pro rata portion of bonus in a lump sum	1.5x base salary paid over an 18-month period		1.5x base salary paid over an 18-month period plus pro rata portion of bonus payable in a lump sum
	Accelerated Vesting of Equity	1 year	None
	Health Benefit Continuation	One-time lump-sum cash payment equal to 12 x the value of the Company’s monthly share of the cost of coverage (i.e., premiums) for participant’s group health coverage benefits.				Payment of 100% of the premium, including any additional administration fee, until the shorter of 12 months following termination date or the day COBRA eligibility ends.
Change in Control (CiC)(2) Severance Benefit Double Trigger: (requires CiC and loss of comparable position)	Severance Payment	2x base salary and 2x target bonus paid over a 24 month period
	Accelerated Vesting of Equity	100%(3)
	Health Benefit Continuation	One-time lump-sum cash payment equal to 24 times the value of the Company’s monthly share of the cost of coverage (i.e., premiums) for Participant’s group health coverage benefits.
Other Agreements(4)	Non-Compete(5)	2 years for without cause termination and constructive discharge with CiC; 1 year otherwise	1 year			2 years
Non-Solicitation(6)
Non-Disparagement(7)
	Non-Disclosure(8)	Indefinitely
76     WEX Inc.

EXECUTIVE COMPENSATION
(1)Basic severance benefit is payable in the case of the executive officer resigning for “good reason” or if the executive officer is terminated “without cause,” (neither in connection with a "Change in Control"), each as defined in the WEX Inc. Executive Severance Pay and Change in Control Plan.
(2)“Change in Control” means, in summary: (i) an acquisition of 50 percent or more of either the then-outstanding shares of common stock or the combined voting power of the then-outstanding voting securities of the Company excluding certain specified acquisitions; (ii) a change in the composition of the Board such that the individuals who constitute the Board at that point in time cease to constitute a majority of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of shares or assets of another company excluding certain specified transactions; or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. If an executive terminates and receives benefits under the 2010 Equity and Incentive Plan or the Amended and Restated 2019 Equity and Incentive Plan, and then is rehired, subsequent benefits may not be paid and/or reimbursement of a portion of benefits already paid can be required. The change in control period is defined as the period commencing ninety (90) days prior to the date of the Change in Control and ending on the first anniversary of the Change in Control.
(3)Upon a “Change in Control” of the Company, if the surviving entity does not agree to assume the obligations set forth in the equity award agreement, then the equity award shall become immediately and fully vested, subject to any terms and conditions set forth in the 2010 Equity and Incentive Plan or the Amended and Restated 2019 Equity and Incentive Plan or imposed by the Committee.
(4)In connection with any separation of employment by an executive officer, the officer shall execute and not timely revoke a separation agreement and release, in a form acceptable to the Company, in order to receive the basic severance and/or change in control severance benefits described. Each separation agreement shall include terms relating to non-competition, non-solicitation, non-disparagement and non-disclosure, as well as a release of claims. To the extent there is a violation of the restrictions or obligations in the separation agreement, the Company may cease future payments, obtain injunctive or other equitable relief or seek reimbursement of previously paid amounts, as well as any other remedies available to the Company under the WEX Inc. Executive Severance Pay and Change in Control Plan or applicable law.
(5)Each of the executive officers has agreed to provisions which restrict the executive officer from performing any acts which advance the interests of any existing or prospective competitors of WEX during the period specified above.
(6)Each of the executive officers has agreed to provisions which restrict the executive officer from soliciting customers or employees to terminate their relationship with the Company.
(7)Each of the executive officers has agreed to provisions which restrict the executive officer from making any statements or performing any acts intended or reasonably calculated to advance the interest of any existing or prospective competitor or in any way to injure the interests of or disparage the Company.
(8)Each of the executive officers has agreed to provisions which restrict the executive from disclosing confidential information as defined in the agreement.
2022 Proxy Statement     77

EXECUTIVE COMPENSATION
Potential Payments upon Termination of Employment
The following chart shows the payments to each Named Executive Officer which would be made as a result of possible termination scenarios assuming each had occurred on December 31, 2021.

Named Executive Officer	Voluntary Termination or Involuntary Termination For Cause ($)	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Change in Control With Termination ($)	Disability ($)(1)	Death ($)(1)
Melissa Smith
Acceleration of Equity Awards(2)	—	$4,086,498	$16,839,047	—	$16,839,047
Salary and Benefits Continuation	—	$1,217,150	$1,634,299	—	—
Short Term Incentive Program	—	$1,200,000	$2,400,000	$1,200,000	$1,200,000
Non-Qualified Plan Payout(3)	$2,702,900	$2,702,900	$2,702,900	$2,702,900	$2,702,900
Total	$2,702,900	$9,206,548	$23,576,246	$3,902,900	$20,741,947
Roberto Simon
Acceleration of Equity Awards(2)	—	—	$6,112,647	—	$6,112,647
Salary and Benefits Continuation	—	$842,150	$1,134,299	—	—
Short Term Incentive Program	—	$550,000	$1,100,000	$550,000	$550,000
Non-Qualified Plan Payout(3)	$1,211,478	$1,211,478	$1,211,478	$1,211,478	$1,211,478
Total	$1,211,478	$2,603,628	$9,558,424	$1,761,478	$7,874,125
Scott Phillips
Acceleration of Equity Awards(2)	—	—	$5,230,813	—	$5,230,813
Salary and Benefits Continuation	—	$776,073	$1,052,146	—	—
Short Term Incentive Program	—	$500,000	$1,000,000	$500,000	$500,000
Non-Qualified Plan Payout(3)	$583,216	$583,216	$583,216	$583,216	$583,216
Total	$583,216	$1,859,289	$7,866,175	$1,083,216	$6,314,029
Robert Deshaies
Acceleration of Equity Awards(2)	—	—	$3,818,114	—	$3,818,114
Salary and Benefits Continuation	—	$841,524	$1,133,049	—	—
Short Term Incentive Program	—	—	$1,100,000	$550,000	$550,000
Non-Qualified Plan Payout(3)	$64,614	$64,614	$64,614	$64,614	$64,614
Total	$64,614	$906,138	$6,115,777	$614,614	$4,432,728
David Cooper
Acceleration of Equity Awards(2)	—	—	$2,823,886	—	$2,823,886
Salary and Benefits Continuation	—	$616,524	$833,049	—	—
Short Term Incentive Program	—	—	$600,000	$300,000	$300,000
Non-Qualified Plan Payout(3)	$149,539	$149,539	$149,539	$149,539	$149,539
Total	$149,539	$766,063	$4,406,474	$449,539	$3,273,425
(1)The Company's STIP provides for a pro-rated lump sum payment at target in the event of death or disability and the Company's LTIP provides for 100% acceleration of unvested equity in the event of death.
(2)For purposes of these calculations, the stock price used to calculate potential payments was the closing price of the Company's common stock on December 31, 2021, which was $140.39. The officers identified above hold unvested employee stock options that feature an exercise price of $184.81, $109.66 and $226.02.
(3)As used in this table, Non-Qualified Plan Payout consists solely of the participants’ balances in their 2005 EDCP, 2017 EDCP and SERP accounts, as applicable.
78     WEX Inc.

EXECUTIVE COMPENSATION
Pay Ratio Disclosure
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. For 2021, the median annual total compensation of all employees, excluding our CEO, was $75,734 and the annual total compensation of our CEO was $9,612,917. The ratio of these amounts is 127:1.
This calculation of our median employee reflects analysis of our global workforce of 5,533 employees as of October 1, 2021. We used salary compensation to determine the median employee. Our estimate of salary for our full 2021 fiscal year included: (i) annual base salary and (ii) hourly salary rate times annual standard hours.
Our estimates were based on an analysis of the pay components and payrolls in each of the countries in which we operate. Cash compensation rates of employees paid in foreign currencies were converted into US dollars using foreign exchange conversion rates in effect on October 1, 2021.
Once the median employee was identified, actual total compensation was determined in accordance with Item 402(c) (2)(x) of Regulation S-K.
The information disclosed in this section was developed and is provided to comply with specific legal requirements. We do not use this information in managing our company. We do not believe this information provides stockholders with a useful mechanism for evaluating our management’s effectiveness, operating results, or business prospects, nor for comparing our company with any other company in any meaningful respect.
2022 Proxy Statement     79

AUDIT MATTERS

Proposal 3
Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2022

In accordance with its Board-approved charter, the Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s consolidated financial statements. The Audit Committee has selected Deloitte & Touche LLP, or “D&T,” as the independent registered public accounting firm for the Company’s fiscal year 2022. D&T has audited the Company’s consolidated financial statements since 2003. The Audit Committee oversees and is ultimately responsible for the audit fee negotiations associated with our retention of D&T. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. Further, in conjunction with the mandated rotation of the external audit firm’s lead engagement partner, the Audit Committee, through the Audit Committee Chair as its representative, was directly involved in the process of evaluating D&T’s new lead engagement partner.
Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Audit Committee has decided to request that the stockholders ratify the appointment. A representative of D&T will virtually attend the meeting to answer appropriate questions from stockholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.
The Audit Committee and the Board believe that the continued retention of D&T to serve as our independent external audit firm is in our best interests and those of our stockholders. If this proposal is not approved by our stockholders at the Annual Meeting, the Audit Committee will reconsider its selection of D&T. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any point during the year if it determines that making a change would be in the best interests of the Company and our stockholders.

Our Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022.

80     WEX Inc.

AUDIT MATTERS
Auditor Selection and Fees
Audit Selection
The Audit Committee has selected D&T as the Company’s independent registered public accountant for the 2022 fiscal year. D&T has served as the Company’s independent registered public accountant since our initial public offering.
Audit Fees
The following is a description of the fees billed to the Company by D&T for the years ended December 31, 2021 and 2020:

	December 31,
	2021	2020
Audit Fees(1)	$6,573,067	$5,908,892
Audit-Related Fees(2)	347,251	112,005
Tax Fees(3)	138,549	67,669
All Other Fees (4)	1,895	1,895
Total	$7,060,762	$6,090,461
(1)For professional services performed in connection with the annual audit of the consolidated financial statements included in the annual report on Form 10-K, quarterly reviews of the condensed consolidated financial statements included in quarterly reports on Forms 10-Q, the annual audit of our internal control over financial reporting, as well as fees associated with the statutory audits of certain of our domestic and foreign entities and services performed in connection with comfort letters, consents and procedures related to documents filed with the SEC .
(2)For professional services performed that are reasonably related to the performance of the audit or review of the consolidated financial statements and are not included within Audit Fees, including the annual audit of the WEX Inc. Employee Savings Plan, information system audits, and certain agreed-upon procedures.
(3)For tax compliance, tax advice and tax planning services performed in connection with domestic and international tax matters.
(4)For accounting research tools.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services performed by D&T. According to the policy, the Audit Committee shall pre-approve all audit services to be provided to the Company, whether provided by the principal independent registered public accountant or other firms, and all other permitted services (review, attest and non-audit) to be provided to the Company by the independent registered public accountant; provided, however, that de minimis permitted non-audit services may instead be approved in accordance with applicable NYSE and SEC rules. The independent registered public accountant is not authorized to provide any prohibited non-audit services (as defined in Rule 2-01(c) (4) of Regulation S-X). The Chair of the Audit Committee has the authority to pre-approve any permitted services on behalf of the Audit Committee and shall notify the full committee of such approval at its next meeting.
Since our initial public offering on February 16, 2005, the Audit Committee has pre-approved all of the services performed by D&T.
2022 Proxy Statement     81

AUDIT MATTERS
Audit Committee Report
The Board of Directors appointed us as an audit committee to monitor the integrity of WEX’s consolidated financial statements, its system of internal controls and the independence and performance of its internal audit department and independent registered public accounting firm. As an audit committee, we select the independent registered public accounting firm.
We are governed by a written charter adopted by the Board, which is available through the investor’s page of the Company’s website at www.wexinc.com.
Our committee consisted of six non-employee directors at the time that the actions of the committee described in this report were undertaken. Each member of the audit committee is “independent” within the meaning of the New York Stock Exchange rules and Rule 10A-3 under the Securities Exchange Act of 1934. WEX’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. WEX’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing. We have relied, without independent verification, on the information provided to us and on the representations made by WEX’s management and independent registered public accounting firm.
In fulfilling our oversight responsibilities, we discussed with representatives of D&T, the Company’s independent registered public accounting firm for fiscal year 2021, the overall scope and plans for their audit of the consolidated financial statements for fiscal year 2021. We met with them, with and without WEX management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of WEX’s financial reporting. We reviewed and discussed the audited consolidated financial statements for fiscal year 2021 with management and the independent registered public accounting firm.
We also reviewed the report of management contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the annual report on Form 10-K related to their audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. We continue to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2022.
We discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, we received from the independent registered public accounting firm the letter and the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed the disclosures with our independent registered public accounting firm, as well as other matters relevant to their independence from management and WEX. In evaluating the independence of our independent registered public accounting firm, we considered whether the services they provided beyond their audit and review of the consolidated financial statements were compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.
Based on our review and these meetings, discussions and reports, we recommended to the Board of Directors that the audited consolidated financial statements for fiscal year 2021 be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
THE AUDIT COMMITTEE
Regina O. Sommer (Chair)
Nancy Altobello *
Bhavana Bartholf *
James Groch *
Derrick Roman
Susan Sobbott
*    Ms. Altobello, Ms. Bartholf, and Mr. Roman joined the Committee effective June 4, 2021.
82     WEX Inc.

INFORMATION ABOUT STOCK OWNERSHIP
Principal Stockholders
This table shows common stock that is beneficially owned by our directors, our director nominees, our Named Executive Officers, our current directors and executive officers as a group and all persons known to us to own 5 percent or more of the Company’s outstanding common stock, as of April 5, 2022. The percent of outstanding shares reported below is based on 44,983,068 shares outstanding on April 5, 2022.
Amount and Nature of Shares Beneficially Owned

Name and Address(1)	Common Stock Owned(2)	Right To Acquire(3)	Total Securities Beneficially Owned(3)	Percent of Outstanding Shares
Principal Stockholders:
The Vanguard Group, Inc.(5) 100 Vanguard Blvd Malvern, PA 19355	4,064,575	—	4,064,575	9.0%
BlackRock, Inc.(6) 55 East 52nd Street New York NY 10055	4,057,826	—	4,057,826	9.0%
Wellington Management Group, LLP(4) 280 Congress Street Boston, MA 02210	3,969,599	—	3,969,599	8.8%
Janus Henderson Group plc(7) 201 Bishopsgate London EC2M 3AE, United Kingdom	3,385,731	—	3,385,731	7.5%
Morgan Stanley (9) 1585 Broadway New York, New York 10036	2,433,798	—	2,433,798	5.4%
JPMorgan Chase & Co. (8) 383 Madison Avenue New York, NY 10179	2,370,358	—	2,370,358	5.3%
Named Executive Officers, and Directors:
Melissa Smith(10)	89,124	194,651	283,775	*
Roberto Simon(11) (12)	5,630	15,896	21,526	*
Scott Phillips (13)	5,357	14,626	19,983	*
David Cooper	9,885	8,994	18,879	*
Robert Deshaies	10,555	8,735	19,290	*
Daniel Callahan**	—	760	760	*
Shikhar Ghosh**	3,661	760	4,421	*
James Groch**	3,000	760	3,760	*
James Neary	4,286	760	5,046	*
Stephen Smith	2,074	760	2,834	*
Susan Sobbott	2,417	760	3,177	*
Regina O. Sommer**	8,209	760	8,969	*
Jack VanWoerkom**	1,923	760	2,683	*
Nancy Altobello	—	1,250	1,250	*
Bhavana Bartholf	—	1,250	1,250	*
2022 Proxy Statement     83

INFORMATION ABOUT STOCK OWNERSHIP

Name and Address(1)	Common Stock Owned(2)	Right To Acquire(3)	Total Securities Beneficially Owned(3)	Percent of Outstanding Shares
Derrick Roman	—	1,250	1,250	*
Directors and Executive Officers as a Group (21 Persons)(14)	173,319	254,196	427,515	1.0%
*    Less than 1%
**    Please refer to footnote (2) to see the deferred stock units in WEX Inc. held by Mr. Callahan, Mr. Ghosh, Mr. Groch, Ms. Sommer, and Mr. VanWoerkom
(1)Unless otherwise noted, the business address for the individual is care of WEX Inc., 97 Darling Avenue, South Portland, ME 04106.
(2)Unless otherwise noted, includes shares for which the named person or entity has sole voting and investment power or has shared voting and investment power, including with his or her spouse. Excludes shares that may be acquired through stock option exercises or through the vesting of restricted stock units, which are accounted for in the column "Right To Acquire". This table does not include deferred stock units (which are listed as of the date of this filing), which will convert into the following number of shares that will be acquired by our non-employee directors 200 days after their separation from our Board: 42,169 shares by Mr. Ghosh; 6,564 shares by Ms. Sommer; 6,606 shares by Mr. VanWoerkom; 3,002 shares by Mr. Groch; and, 4,120 shares by Mr. Callahan. Please note, the 760 shares that Mr. Callahan and Mr. Groch have included in the right to acquire column and the 1,250 shares that Ms. Altobello and Mr. Roman have included in the right to acquire column will be acquired as deferred stock units, which will vest as common stock 200 days after their separation from the Board.
(3)Includes shares that can be acquired through stock option exercises or the vesting of restricted stock units through June 4, 2022. Excludes shares that may not be acquired until on or after June 5, 2022.
(4)This information was reported on a Schedule 13G/A filed with the SEC on February 4, 2022. Each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared voting power with respect to 3,446,057 shares and shared dispositive power with respect to 3,969,573 shares. Wellington Management Company LLP has shared voting power with respect to 3,345,256 shares and shared dispositive power with respect to 3,771,665 shares. The securities reported are owned of record by clients of one or more investment advisors directly or indirectly owned by Wellington Management Group LLP (the “Investment Advisors”), including: Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Investment Advisors. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The percentage reported in the table above is based on the assumption that Wellington Management Group LLP has beneficial ownership of 3,969,599 shares of common stock on April 5, 2022.
(5)This information was reported on a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 10, 2022. The Schedule 13G/A reported that Vanguard has shared voting power over 24,848 shares, sole dispositive power over 4,000,211 shares and shared dispositive power over 64,364 shares. The percentage reported is based on the assumption that Vanguard has beneficial ownership of 4,064,575 shares of common stock on April 5, 2022.
(6)This information was reported on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 3, 2022. The Schedule 13G/A reported that BlackRock has sole voting power over 3,916,459 shares and has sole dispositive power over 4,057,826 shares. The percentage reported is based on the assumption that BlackRock had beneficial ownership of 4,057,826 shares of common stock on April 5, 2022.
(7)This information was reported on a Schedule 13G/A filed by Janus Henderson Group plc (“Janus Henderson”) with the SEC on February 11, 2022. The Schedule 13G/A reported that Janus Henderson has shared voting power and shared dispositive power over 3,385,731 shares. The percentage reported is based on the assumption that Janus Henderson has beneficial ownership of 3,385,731 shares of common stock on April 5, 2022.
(8)This information was reported on a Schedule 13G/A filed by JPMorgan Chase & Co. (“JPMorgan Chase”) with the SEC on January 18, 2022. The Schedule 13G/A reported that JPMorgan Chase has sole voting power over 2,282,759 shares, shared voting power over 180 shares, sole dispositive power over 2,318,963 shares, and shared dispositive power over 46,016 shares. The percentage reported is based on the assumption that JPMorgan Chase has beneficial ownership of 2,370,358 shares of common stock on April 5, 2022.
(9)This information was reported on a Schedule 13G/A filed by Morgan Stanley, Inc. (“Morgan Stanley”) with the SEC on February 11, 2022. The Schedule 13G/A reported that Morgan Stanley has shared voting power over 2,385,968 shares and shared dispositive power over 2,433,798 shares. The percentage reported is based on the assumption that Morgan Stanley has beneficial ownership of 2,433,798 shares of common stock on April 5, 2022.
(10)Includes 15,185 shares held indirectly through a trust for the benefit of Ms. Smith's children through a Grantor Retained Annuity Trust (“GRAT”). Ms. Smith disclaims beneficial ownership of these shares except to the extent of her pecuniary interest in them.
(11)Includes 104 shares held indirectly in the WEX Inc. 401(k) Plan. Mr. Simon disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them.
(12)Mr. Simon resigned as our Chief Financial Officer effective as of the end of the day on December 31, 2021. Following his resignation, he remained employed by the Company in a non-executive officer role as Strategic Advisor through April 1, 2022.
(13)Mr. Phillips served as the Company's President, Global Fleet, during the entirety of 2021 until January 1, 2022, at which point he resigned such position. He then remained employed by the Company in a non-executive officer role as Strategic Advisor through April 1, 2022.
(14)In addition to the Named Executive Officers and directors included in this table, seven other executive officers were members of this group as of March 31, 2022.
84     WEX Inc.

INFORMATION ABOUT STOCK OWNERSHIP
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about shares of common stock that may be issued under the Company’s equity compensation plans as of December 31, 2021. The Company’s equity plans include the 2010 Equity and Incentive Plan and the Amended and Restated 2019 Equity and Incentive Plan, each of which were approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (#)
Equity compensation plans approved by Company stockholders	2,512,207(1)	141.42(2)	4,368,771(3)
(1)Includes 892,039 shares of common stock subject to PRSUs, determined using the applicable fungible share ratios, under the Company's Amended and Restated 2019 Equity and Incentive Plan and the 2010 Equity and Incentive Plan (the "Prior Plan"). Assumes that the target level of performance conditions were achieved for any PRSU awards for which the performance period was not concluded as of December 31, 2021 and includes the actual number of shares to be issued upon settlement of PRSUs granted where the performance period has concluded as of December 31, 2021, but settlement occurred in 2022. If the highest level of performance condition attainments were assumed for such PRSUs, the total number of shares of common stock to be issued upon settlement of such awards as of December 31, 2021 would increase by 927,075 shares of common stock.
(2)Weighted average exercise price does not take into account shares of common stock subject to outstanding RSUs, PRSUs and deferred stock units as such shares of common stock will be issued at the time they vest, without any cash consideration payable for those shares of common stock.
(3)Represents shares remaining available for future issuance under the Amended and Restated 2019 Equity and Incentive Plan as of December 31, 2021. The Amended and Restated 2019 Equity and Incentive Plan permits the award of incentive stock options and nonstatutory stock options, stock appreciation rights, restricted stock awards, RSUs, director awards, other stock-based and cash-based awards and performance awards. The Amended and Restated 2019 Equity and Incentive Plan authorizes for issuance (i) 4,500,000 shares of common stock for awards granted after June 4, 2021, (ii) 1,235,669 shares of common stock for awards granted on or prior to March 21, 2021, and (iii) such additional number of shares of common stock (up to 776,777 shares) as is equal to the number of shares of common stock subject to awards granted under the Company's Prior Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right. To the extent a share that is subject to an award granted under the Prior Plan that counted as 1.53 shares against such Prior Plan’s share reserve is made available for the award of future grants under the Amended and Restated 2019 Equity and Incentive Plan, the share reserve will be credited with 1.53 shares. Otherwise, each share of common stock subject to an award under the Prior Plan that becomes available for grant under the Amended and Restated 2019 Equity and Incentive Plan will increase the plan’s share reserve by one share. Under the Amended and Restated 2019 Equity and Incentive Plan, any award of restricted stock, RSU, or other stock-based award with a per share purchase price lower than 100% of the fair market value per share of common stock on the date of grant shall be counted against share limits as 1.7 shares for each one share of applicable award. The Board may not make new awards under the Prior Plan.
2022 Proxy Statement     85

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES
This proxy statement and enclosed proxy card is being furnished in connection with the solicitation of proxies by the Board of WEX Inc. for use at our annual meeting of stockholders to be held on Thursday, May 12, 2022 via the Internet as a virtual web conference at https://web.lumiagm.com/289188153. The password for the meeting is wex2022. The proxy statement describes the proposals on which you may vote as a stockholder and contains important information to consider when voting.
We are mailing this proxy statement, our annual report to stockholders and our proxy card to our stockholders on or about April 19, 2022.
Your vote is important. Please submit your vote as soon as possible even if you plan to virtually attend the annual meeting online.
Why is the 2022 annual meeting of stockholders a virtual, online meeting?
In light of the ongoing pandemic, to enable broad access to our 2022 annual meeting of stockholders and to continue to support the health and well-being of our stockholders and employees, our 2022 annual meeting of stockholders will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our 2022 annual meeting of stockholders by enabling stockholders to participate remotely from any location around the world, while still acknowledging the potential impacts stemming from the pandemic. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
How do I virtually attend the annual meeting?
We will host the annual meeting live online via a virtual web conference at https://web.lumiagm.com/289188153. You may attend the annual meeting by visiting that website. The password for the meeting is wex2022. The audio webcast will start at 8:00 a.m., ET, on Thursday, May 12, 2022. You will need the digit control number included on your proxy card in order to be able to enter the annual meeting online and vote. Instructions on how to attend and participate online are posted at https://go.lumiglobal.com/faq.
Online check in will begin at 7:00 a.m., ET on Thursday, May 12, 2022, and you should allow ample time for the online check-in proceedings. Please refer to https://go.lumiglobal.com/faq or e-mail support@lumiglobal.com if you require any assistance attending the virtual web conference.
Who can attend and participate in the annual meeting?
Stockholders who owned the Company’s common stock at the close of business on March 31, 2022, the record date, may attend the annual meeting online and vote at the annual meeting of stockholders. Each share is entitled to one vote. There were 44,981,748 shares of common stock outstanding on the record date.
May I see a list of stockholders entitled to vote as of the record date?
A list of registered stockholders as of the close of business on the record date will be available upon request for examination by the stockholders through https://web.lumiagm.com/289188153 during the whole time of the annual meeting.
How do I vote?
If the shares are registered directly in your name, you may vote in the following ways:
•Vote over the Internet prior to the Annual Meeting: To vote over the Internet, please go to the following website: www.voteproxy.com and follow the instructions at that site for submitting your proxy electronically. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on Wednesday, May 11, 2022, the day before the annual meeting , for your vote to count.
86     WEX Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES
•Vote by Telephone prior to the Annual Meeting: To vote by telephone, please call 1-800-776-9437 (domestic) or 1-718-921-8500 (international) and follow the recorded instructions. You must submit your telephonic vote before 11:59 p.m., Eastern Time, on Wednesday, May 11, 2022, the day before the annual meeting, for your vote to count.
•Vote by Mail prior to the Annual Meeting: You may vote by mail by completing, signing and dating your proxy card and mailing it in the enclosed prepaid and addressed envelope. Your proxy card must be received and tabulated no later than the closing of the polls for your proxy card to be valid and your vote to count.
•Vote Online while Virtually Attending the Annual Meeting: If you attend the annual meeting, you may vote your shares online while virtually attending the annual meeting by visiting https://web.lumiagm.com/289188153. The password for the meeting is wex2022. You will need your control number included on your proxy card in order to be able to vote during the annual meeting.
If you hold your shares in “street name,” you should follow the instructions provided by your bank, broker or other nominee, which may include instructions regarding your ability to vote by mail, by telephone or through the Internet. Holding shares in street name means you hold them through a bank, broker or other nominee, and as a result, the shares are not held in your individual name but through someone else. To vote in person at the virtual annual meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the annual meeting. Please follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the annual meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests for registration can be mailed to:
American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219
Requests for registration must be labeled as “Legal Proxy” and be received no later than 11:59 p.m., ET on May 5, 2022. You will receive a confirmation of your registration by email after we receive your registration materials. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Given the impact of the COVID-19 pandemic, we strongly encourage you to vote Over the Internet or by Telephone as described above in advance of the meeting.

How do I vote my shares held in the WEX Inc. Employee Savings Plan?
If you participate in our WEX Inc. Employee Savings Plan, commonly referred to as the “401(k) Plan,” shares of our common stock equivalent to the value of the common stock interest credited to your account under the plan will be voted by the trustee in accordance with your instructions, if they are received before 11:59 PM ET on May 9, 2022. Otherwise, if you do not provide instructions by such date, the share equivalents credited to your account will not be voted by the trustee. The shares held in the 401(k) Plan cannot be voted electronically during the annual meeting. Please refer to the “Information about Voting Procedures” section.
How do I submit a question at the annual meeting?
If you wish to submit a question, on the day of the annual meeting, beginning at 8:00 a.m., ET, you may log into the virtual meeting platform at https://web.lumiagm.com/289188153, type your question into the “Ask a Question” field, and click “Submit.” We will try to answer as many germane stockholder-submitted questions as time permits. However, we reserve the right to exclude questions that are irrelevant to the business of the Company or of the annual meeting, related to material, nonpublic information, derogatory in nature, related to personal matters or personal grievances, or otherwise out-of-order or not otherwise suitable for the conduct of the annual meeting. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. Germane questions received from stockholders during the virtual annual meeting, and their related responses, will be posted on the Company’s investor relations website at https://ir.wexinc.com/financials/proxy-statement as soon as practicable following the annual meeting.
2022 Proxy Statement     87

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES
Information about Voting Procedures
How is my vote counted?
You may vote “for” or “against” or “abstain” from voting for each director nominee. If you abstain from voting on the nomination of any director nominee, it will not count as a vote “for” or “against” the nominee. Broker non-votes will not count as a vote “for” or “against” the nominee.
You may vote “for” or “against” or “abstain” from voting on the proposals regarding the advisory vote on executive compensation, and ratification of the independent registered public accounting firm. If you abstain from voting on either of these proposals, it will have the same effect as a vote “against” the proposal.
If you provide your voting instructions on your proxy, your shares will be voted:
•as you instruct, and
•according to the best judgment of the persons named in the proxy if a proposal comes up for a vote at the meeting that is not on the proxy.
If you do not indicate a specific choice on the proxy you sign and submit, your shares will be voted:
•for the four named nominees for director for a one-year term,
•for the approval of an advisory (non-binding) vote on the compensation of our Named Executive Officers,
•for the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, and
•according to the best judgment of the persons named in the proxy if a proposal comes up for a vote at the meeting that is not on the proxy.
How many votes are required for the election of directors?
Under our By-Laws, in an uncontested election, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions and “broker non-votes” not counting as votes “for” or “against.” If an uncontested incumbent director nominee receives a majority of votes “against” his or her election, the director must tender a resignation from the Board of Directors. The Board of Directors will then decide whether to accept the resignation within 90 days following certification of the stockholder vote (based on the recommendation of a committee of independent directors). We will publicly disclose the Board of Directors’ decision and its reasoning with regard to the offered resignation.
How many votes are needed to approve the advisory (non-binding) vote on the compensation of our Named Executive Officers and to ratify the selection of the independent registered public accounting firm?
The affirmative vote of the holders of a majority of the shares present at the meeting in person, or by proxy, and entitled to vote on the proposal is required for the approval of the advisory (non-binding) vote on the compensation of the named executive officers, and the approval of the ratification of the selection of the independent registered public accounting firm. An abstention will be included in the denominator for purposes of determining the number of affirmative votes required for approval. A broker non-vote will be treated as not being entitled to vote on the proposal and will not be counted for purposes of determining whether the proposal has been approved.
What is the difference between a “stockholder of record” and a “beneficial owner”?
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through American Stock Transfer & Trust Company, LLC, our transfer agent, you are a “stockholder of record” or registered stockholder. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name.”
What is a Broker Non-Vote?
A broker is entitled to vote shares held for a stockholder on “discretionary” matters without instructions from the beneficial owner of those shares. However, if a beneficial owner does not provide timely instructions, the broker does not have the authority to vote on any “non-discretionary” proposals at the annual meeting and a “broker non-vote” would occur. The only matter at the 2022 annual meeting that is “discretionary” is the ratification of our independent registered public accounting firm. The other matters are “non-discretionary.” Please instruct your broker on how to vote your shares using the voting instruction form provided by your broker or following any instructions provided by your broker regarding your ability to vote by telephone or through the Internet.
88     WEX Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES
What if I do not vote?
The effect of not voting will depend on how your share ownership is registered. If you own shares as a “stockholder of record” or registered holder and you do not vote, then your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.
If you are a stockholder whose shares are not registered in your name and you do not vote, then your bank, broker or other nominee, who is the holder of record, may still represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, under stock exchange rules, if applicable, your bank, broker or other nominee will be able to vote your shares in its discretion regarding the ratification of our independent registered public accounting firm. However, under stock exchange rules, if applicable, your bank, broker or other nominee will not be able to vote your shares in its discretion in the election of directors or the advisory (non-binding) vote on the compensation of our Named Executive Officers. Therefore, you must vote your shares if you want them to be counted for purposes of these votes.
What if I change my mind after I submit my proxy?
If your stock is registered directly in your name, you may revoke your proxy and change your vote by:
•voting over the Internet or by telephone prior to the annual meeting as instructed above under “How do I vote?” Only your last Internet or telephone vote submitted prior to the annual meeting is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., ET, on Wednesday, May 11, 2022, the day before the annual meeting,
•casting another vote with a later date and returning it before the polls close at the meeting as instructed above under “How do I vote?” Only the last dated, valid proxy will be counted, or
•voting online while virtually attending the annual meeting as instructed above under “How do I vote?”
If you hold your stock in “street name” and have instructed your bank, broker or nominee to vote the shares, you should follow the instructions provided by your bank, broker or other nominee to revoke your proxy and change your vote. You may also revoke your proxy and change your vote by participating in the meeting online and voting your shares electronically during the meeting, if you have a legal proxy from your bank, broker or other nominee and have followed the instructions above.
Any change to your voting instructions provided to the trustee with respect to voting the shares held in the WEX Inc. Employee Savings Plan must be provided to the trustee by 11:59 PM ET on May 6, 2022.
Your virtual attendance at the meeting alone, without voting electronically, will not automatically revoke your proxy.
What happens if a director nominee is unable to stand for election?
The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy, the persons named in the proxy can vote your shares for a substitute nominee. The person you authorize to vote on your behalf cannot vote for more than four nominees.
What constitutes a quorum?
In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of one-third of the shares of common stock issued and outstanding on the record date and entitled to vote.
Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. Shares of common stock that are present virtually during the annual meeting constitute shares of common stock represented “in person”. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
What is the effect of not submitting my proxy if my shares are held in the WEX Inc. Employee Savings Plan?
The trustee for the WEX Inc. Employee Savings Plan, which is often referred to as the 401(k) plan, will not vote the shares of participants who do not give specific instructions as to how those shares should be voted. As a result, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.
What does it mean if I receive more than one proxy card?
It means that you hold your shares in multiple accounts. Please follow the voting instructions on the proxy cards to be sure that all of your shares are voted.
2022 Proxy Statement     89

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES
Where do I find voting results of the meeting?
We will announce preliminary voting results during the annual meeting. We will also publish the preliminary or, if available, the final results in a current report on Form 8-K within four business days of the end of the meeting. You may access a copy of the current report on Form 8-K electronically on our website or through the SEC’s website at www.sec.gov. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.
Who pays the cost for proxy solicitation?
The Company pays for distributing and soliciting proxies. As a part of this process, the Company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders. The Company has engaged a proxy solicitor, D.F. King & Co., Inc., to assist in connection with soliciting votes for the annual meeting at a cost of approximately $20,000. The Company will bear the entire cost of the proxy solicitor. The proxy solicitor will solicit proxies through mail, telephone, the Internet or other means. Employees of the Company or its subsidiaries may solicit proxies through mail, telephone, the Internet or other means. Employees do not receive additional compensation for soliciting proxies.
How do I submit a stockholder proposal or director nominee for next year’s annual meeting or suggest a candidate for nomination as a director to the Corporate Governance Committee?
Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2023 annual meeting of stockholders must comply with the requirements of Rule 14a-8 under the Exchange Act and must be submitted to the Corporate Secretary, 97 Darling Avenue, South Portland, ME 04106, no later than December 20, 2022. However, in the event that the annual meeting is called for a date that is not within thirty days before or after May 12, 2023, notice by the stockholder must be received a reasonable time before we begin to print and mail our proxy materials for the 2023 annual meeting of stockholders.
If a stockholder wishes to present a proposal before the 2023 annual meeting but does not wish to have a proposal considered for inclusion in our proxy statement and proxy in accordance with Rule 14a-8 or to nominate someone for election as a director, the stockholder must give written notice to our Corporate Secretary at the address noted above. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received no earlier than January 12, 2023, nor later than February 11, 2023. However, in the event that the annual meeting is called for a date that is not within twenty-five days before or after May 12, 2023, notice by the stockholder must be received no earlier than 120 days prior to the annual meeting and no later than the later of the 90th day prior to the annual meeting or the tenth day following the day on which notice of the date of the annual meeting is first mailed or publicly disclosed.
Alternatively, under our "proxy access” provision in our By-Laws, a stockholder, or group of no more than 20 stockholders, owning at least 3% of the Company’s outstanding shares of capital stock continuously for at least three years, may nominate and include in our proxy materials for an annual meeting director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in our By-Laws. For a proxy access nomination to be considered timely for the 2023 annual meeting, it must be received in writing by the Secretary no earlier than December 13, 2023 nor later than January 12, 2023. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed (other than as a result of adjournment) by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice must be received no earlier than the 150th day prior to such annual meeting and no later than the close of business on the later of (i) the 120th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
The Company’s By-Laws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The By-Laws are available on our website at www.wexinc.com, under the Governance tab.
What is “householding”?
“Householding” means that we deliver a single set of proxy materials and annual report to households with multiple stockholders, provided such stockholders give their consent and certain other conditions are met.
Some households with multiple stockholders already may have provided the Company with their consent to householding. We will provide only one set of proxy materials or to each such household, unless we receive contrary instructions.
90     WEX Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES
We will promptly deliver separate copies of our proxy statement and annual report, or deliver multiple copies in the future, at the request of any stockholder who is in a household that participates in the householding of the Company’s proxy materials. You may call our Investor Relations department at (866) 668-6550 or send your request to:

WEX Inc. Attention: Investor Relations — Annual Meeting 97 Darling Avenue South Portland, ME 04106 Email: investors@wexinc.com
If you currently receive multiple copies of the Company’s proxy materials and would like to participate in householding, please contact the Investor Relations department at the above phone number or address.
What is meant by “incorporation by reference”?
“Incorporation by reference” means that we refer to information that previously has been filed with the SEC, so the information should be considered as part of the filing you are reading. Information on the websites referred to in this proxy statement, including our website, is not incorporated into this proxy statement. Based on SEC rules, the sections entitled “Audit Committee Report” and the “Compensation Committee Report,” of this proxy statement and the information regarding the Audit Committee Charter and the independence of the Audit Committee members specifically are not incorporated by reference into any other filings with the SEC.
You receive this proxy statement as part of the proxy materials for the annual meeting of stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Company’s common stock.
How do I request future copies of your proxy materials?
If you require additional copies of these or any future proxy materials, please refer to the Investor Relations page of our website at www.wexinc.com or contact our Investor Relations office at the above e-mail address, phone number or mailing address.
How do I request a copy of your annual report on Form 10-K?
We will provide you with a copy, without charge, of our Form 10-K, including the financial statements, for our most recently ended fiscal year, upon request to our Investor Relations department at the above e-mail address, phone number or mailing address.
2022 Proxy Statement     91

OTHER BUSINESS
We know of no other business to be considered at the meeting, and the deadline for stockholders to submit proposals or nominations has passed. However, if:
•other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and
•you have properly submitted your proxy, then, Melissa Smith or Hilary Rapkin will vote your shares on those matters according to her best judgment.

By Order of the Board of Directors,

Hilary A. Rapkin Chief Legal Officer
April 19, 2022
Portland, Maine
92     WEX Inc.

APPENDIX A
The following pages in this Appendix A contain descriptions of the performance measures used for executive incentive compensation under our Short-Term Incentive Plan ("STIP") and our Long-Term Incentive Plan ("LTIP"). They were developed uniquely for incentive compensation purposes, are non-GAAP measures, and are not reported in our financial statements. The Leadership Development and Compensation Committee (the "Committee") has approved use of non-GAAP measures when appropriate to drive executive focus on particular strategic, operational, or financial factors, or to exclude factors over which our executives have little influence or control.
STIP
Reconciliation of performance measures to reported results for the 2021 STIP metric is shown in the table below:

(In thousands)	2021 Total Company Revenue	2021 Total Company Operating Income
2021 Actual reported per 10-K (GAAP)	$1,850,542	$342,000
Adjustments for Non-GAAP items including: acquisition-related intangible amortization, other acquisition and divestiture related items, debt restructuring costs, stock based compensation, and other costs	—	✓
2021 Actual reported per 10-K (with adjustments)	$1,850,542	$670,133
Adjustment for Fuel Prices	✓	✓
Adjustment for Foreign Exchange Rates	✓	✓
Adjustment for Accounting change*	✓	—
Adjustment for Acquisition **	✓	✓
2021 Actual reported per 10-K, adjusted for PPG, FX, Accounting change, and Acquisition	$1,741,982	$590,184
*    Accounting presentation for a customer changed in the fourth quarter of 2021 from gross revenue recognition to net, with a corresponding change in sales and marketing costs.
**    Adjustment for Acquisition includes all revenue and costs in fiscal year 2021 that were not included in the approved budget.
2022 Proxy Statement     93

APPENDIX A
LTIP
The following table provides an explanation as to how actual performance results were calculated on a non-GAAP basis, including the existence of adjustments, for LTIP payout determination for PRSU awards where the full performance period was completed as of December 31, 2021, and was used to calculate and determine the final payout factor for such PRSU awards.

(in thousands - other than earnings per share)	LTIP Adjusted Net Income - Earnings Per Share Reconciliation			2019 LTIP Revenue Reconciliation (000s)
	2019	2020	Total	2019	2020	Total
Results as reported on a US GAAP Basis	$2.26	$(5.56)	$(3.30)	$1,723,691	$1,559,869	$3,283,560
Unrealized (gains) losses on financial instruments	$0.79	$0.62	$1.41
Net foreign currency remeasurement loss	$0.02	$0.59	$0.61
Acquisition-related intangible amortization	$3.64	$3.90	$7.54
Other acquisition and divestiture related items	$0.86	$1.32	$2.18
Legal settlement	$—	$3.71	$3.71
Debt restructuring and debt issuance cost amortization	$0.48	$0.91	$1.39
Stock-based compensation	$1.09	$1.50	$2.59
Other costs	$0.56	$0.30	$0.86
Loss on sale of subsidiary	$—	$1.06	$1.06
Impairment charges	$—	$1.22	$1.22
ANI adjustments attributable to non- controlling interests	$1.21	$(0.98)	$0.23
Tax related items	$(1.71)	$(2.47)	$(4.18)
Dilutive impact of stock awards	$—	$(0.06)	$(0.06)
Results per adjusted reporting basis; total Company adjusted	$9.20	$6.06	$15.26	$1,723,691	$1,559,869	$3,283,560
Adjustment for fuel prices	✓	✓	✓	✓	✓	✓
Adjustments for foreign exchange rates	✓	✓	✓	✓	✓	✓
Adjustments due to the impact of certain items related to COVID-19 on specific lines of business	—	✓	✓	—	✓	✓
Adjustments due to the impact of certain items related to COVID-19 that did not have an impact on specific lines of businesses only (Cost Containment, Credit Loss, PIPE, LIBOR, PPG)	—	✓	✓	—	—	—
Results adjusted for compensation attainment purposes	$9.62	$10.99	$20.61	$1,758,668	$1,950,679	$3,709,347
94     WEX Inc.

APPENDIX A
Reconciliation of Non-GAAP Financial Measure
The following table reflects the reconciliation of the non-GAAP financial performance metric presented in the "2021 Performance Snapshot" section within the Proxy Statement Summary and within the Compensation Discussion & Analysis included herein.

Reconciliation of Adjusted Net Income to GAAP Net Income	FY Ended December 31, 2021	FY Ended December 31, 2020	FY Ended December 31, 2019	FY Ended December 31, 2018	FY Ended December 31, 2017	FY Ended December 31, 2016
	per diluted share	per diluted share	per diluted share	per diluted share	per diluted share	per diluted share
Net (loss) income attributable to shareholders	$—	$(5.56)	$2.26	$3.86	$3.71	$0.57
Unrealized losses (gains) on financial instruments	(0.86)	0.62	0.79	(0.06)	(0.03)	(0.19)
Net foreign currency loss (gain)	0.27	0.59	0.02	0.89	(0.73)	0.23
Change in fair value of contingent consideration	0.88	—	—	—	—	—
Acquisition-related intangible amortization	4.01	3.90	3.64	3.17	3.57	2.39
Other acquisition and divestiture related items	0.81	1.32	0.86	0.10	0.12	1.24
Legal settlement	—	3.71	—	—	—	—
Stock-based compensation	1.70	1.50	1.09	0.81	0.71	0.48
Restructuring and other costs	0.52	0.30	0.57	0.31	0.26	0.34
Vendor settlement	—	—	—	—	—	0.38
Loss (gain) on sale of subsidiary	—	1.06	—	—	(0.49)	—
Impairment charges and asset write-offs	—	1.22	—	0.13	1.02	—
Debt restructuring and debt issuance cost amortization	0.48	0.91	0.48	0.32	0.24	0.31
Non-cash adjustments related to tax receivable agreement	—	—	(0.02)	0.02	(0.35)	0.01
ANI adjustments attributable to non-controlling interests	2.91	(0.98)	1.21	(0.03)	(0.04)	(0.06)
Tax related items	(1.58)	(2.47)	(1.71)	(1.24)	(2.67)	(1.93)
Dilutive impact of stock awards	—	(0.06)	—	—	—	—
Adjusted net income attributable to shareholders	$9.14	$6.06	$9.20	$8.28	$5.32	$3.78

2022 Proxy Statement     95

ANNUAL MEETING OF STOCKHOLDERS OF

WEX INC.

May 12, 2022

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the recorded instructions. Have your proxy card available when you call.

Vote online or by telephone until 11:59 PM ET the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/289188153 (Password: wex2022) and be sure to have available the control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING TO BE HELD ON MAY 12, 2022:
The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at https://ir.wexinc.com/financials/proxy-statement.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333003030000000 6 051222

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Whether or not you virtually attend the annual meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by (i) signing and dating this proxy card and returning it by mail in the enclosed envelope, (ii) over the telephone at 1-800-776-9437 (in the United States) or 1-718-921-8500 (from foreign countries) or (iii) over the internet at www.voteproxy.com. If you decide to attend the annual meeting online and vote electronically during the meeting, you may then revoke your proxy. If you hold your stock in "street name," you should follow the instructions provided by your bank, broker or other nominee.

1. Election of Directors: To elect four directors for one-year terms.

	FOR	AGAINST	ABSTAIN
Daniel Callahan	☐	☐	☐
Shikhar Ghosh	☐	☐	☐
James (Jim) Neary	☐	☐	☐
Melissa Smith	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2.

	FOR	AGAINST	ABSTAIN
2. Advisory (non-binding) vote to approve the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3.

Note: Also includes authorization to vote on such other matters as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WEX INC.

2022 ANNUAL MEETING OF STOCKHOLDERS - May 12, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Melissa D. Smith and Hilary Rapkin as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of WEX Inc. which the undersigned would be entitled to vote if personally present at the 2022 Annual Meeting of Stockholders scheduled to be held virtually at https://web.lumiagm.com/289188153, on Thursday, May 12, 2022, at 8:00 a.m., Eastern Time, or any adjournment or postponement thereof.

This proxy will be voted as specified, or if you do not indicate a specific choice on the proxy you sign and submit, your shares will be voted as follows: for the four named nominees for director; for the approval of the Company's executive compensation of its named executive officers, and for the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm. If you sign and submit this proxy, Melissa D. Smith and Hilary Rapkin are authorized to vote your shares according to their best judgment on any other matters that are properly presented at the meeting, or at any adjournment or postponement thereof. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card.

(Continued and to be signed on the reverse side)

1.1 14475